PROSPECTUS SUPPLEMENT (To Prospectus dated May 14, 2004)

                                        $857,548,000
                                       (Approximate)

                              Bear Stearns ALT-A Trust 2004-6
                                           Issuer

                           Wells Fargo Bank, National Association
                        Master Servicer And Securities Administrator

                       Structured Asset Mortgage Investments II Inc.
                                         Depositor

        Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2004-6

      The trust will consist  primarily of a pool of adjustable  rate mortgage loans secured by first  liens on one- to  four-family  residential  properties,  divided  into  three loan groups.  The trust will issue the  certificates  which will represent the entire  beneficial interest in the trust.

      The certificates  are obligations only of the trust.  Neither the certificates nor the mortgage  loans are  insured  or  guaranteed  by any  person,  except as  described  herein.
Distributions on the certificates will be payable solely from the assets  transferred to the trust for the benefit of certificateholders.

      You  can  find  the   principal   balance,   pass-through   rate  and  certain   other
characteristics  of the certificates,  on page S-5 of this prospectus  supplement.  Only the certificates identified therein are offered hereby.

      Credit enhancement will consist of:

o     excess spread, to the extent described in this prospectus supplement;

o     overcollateralization, to the extent described in this prospectus supplement; and

o     subordination, to the extent described in this prospectus supplement.

      The offered  certificates may receive additional  distributions in respect of interest from payments under the cap contracts as described herein.

      Consider  carefully  the  risk  factors  beginning  on page  S-14  of this  prospectus supplement before purchasing any certificates.

      Neither the Securities and Exchange  Commission  nor any state  securities  commission has approved the certificates or determined if this prospectus  supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The  Attorney  General  of the  State of New York has not  passed on or  endorsed  the merits of this offering. Any representation to the contrary is unlawful.

      The price to investors  will vary from time to time and will be determined at the time of sale.  The proceeds to the depositor  from the offering are expected to be  approximately
100% of the aggregate  principal amount of the offered  certificates,  plus accrued interest thereon, less expenses.  See "Method of Distribution" in this prospectus supplement.

      The Underwriter  will deliver to purchasers the offered  certificates  set forth above in book-entry form through The Depository Trust Company on or about June 30, 2004.

                                  Bear, Stearns & Co. Inc.
                  The date of this prospectus supplement is June 29, 2004.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

   Special Characteristics of the
    Mortgage Loans..................S-26
   Index on the Mortgage Loans......S-28
THE MASTER SERVICER AND

   Distributions on the CertificatesS-40
   Allocation of Realized Losses....S-44
   Excess Spread and Over-

   Optional Purchase of Defaulted
    Loans...........................S-46
THE CAP CONTRACTS...................S-46
YIELD AND PREPAYMENT
CONSIDERATIONS......................S-47
   General..........................S-47
   Assumed Final Distribution Date..S-50

THE POOLING AND SERVICING
      AGREEMENT.....................S-58

                                  Page

   General........................S-58
   Voting Rights..................S-58
   Assignment of Mortgage Loans...S-58
   Representations and Warranties.S-59
   Collection and Other Servicing
    Procedures....................S-60
   Hazard Insurance...............S-61
   Realization Upon Defaulted
    Mortgage Loans................S-62
   Servicing Compensation and
   Payment of Expenses............S-62
   The Protected Accounts.........S-63
   The Master Servicer Collection
    Account.......................S-63
   The Distribution Account.......S-64
   Certain Matters Regarding the

   Reports to Certificateholders..S-66

FEDERAL INCOME TAX CONSIDERATIONS.S-68
   Characterization of the Offered

CERTAIN CHARACTERISTICS OF THE
 MORTGAGE LOANS...................AX-7

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE
                                  ACCOMPANYING PROSPECTUS

      The  issuer  provides  information  to you  about  the  certificates  in two  separate documents that  progressively  provide more detail: (a) the accompanying  prospectus,  which provides general information,  some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

      If the terms of your  certificates  vary between this  prospectus  supplement  and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      The  issuer  includes   cross-references   in  this  prospectus   supplement  and  the
accompanying  prospectus to captions in these  materials  where you can find further related discussions.  The preceding table of contents  provide the pages on which these captions are located.

      The issuer may have filed  preliminary  information  regarding the trust's  assets and the certificates with the SEC. If so, the information  contained in this document supersedes all of that preliminary  information,  which was prepared by the underwriter for prospective investors.

      Statements  contained  herein  which do not relate to historic or current  information may be deemed to contain  forward  looking  statements  within the meaning of Section 27A of the Securities Act of 1933, as amended.  Actual results could differ  materially  from those contained in those statements.

      The Depositor's  principal  offices are located at 383 Madison  Avenue,  New York, New
York 10179 and its telephone number is (212) 272-2000.

      NOTWITHSTANDING  ANY OTHER EXPRESS OR IMPLIED  AGREEMENT TO THE CONTRARY,  THE SELLER,
THE MASTER SERVICER, THE SECURITIES  ADMINISTRATOR,  THE CAP CONTRACT PROVIDER, EMC MORTGAGE
CORPORATION,  THE TRUSTEE,  EACH RECIPIENT OF THE RELATED PROSPECTUS  SUPPLEMENT AND, BY ITS
ACCEPTANCE  THEREOF,  EACH HOLDER OF a CERTIFICATE,  AGREES AND ACKNOWLEDGES THAT EACH PARTY
HERETO HAS AGREED THAT EACH OF THEM AND THEIR  EMPLOYEES,  REPRESENTATIVES  AND OTHER AGENTS
MAY DISCLOSE,  IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS,  TO ANY AND ALL PERSONS THE TAX
TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS,  THE TRANSACTIONS  DESCRIBED
HEREIN AND ALL MATERIALS OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX  ANALYSES)  THAT ARE
PROVIDED TO ANY OF THEM  RELATING  TO SUCH TAX  TREATMENT  AND TAX  STRUCTURE  EXCEPT  WHERE
CONFIDENTIALITY  IS  REASONABLY  NECESSARY  TO  COMPLY  WITH  THE  SECURITIES  LAWS  OF  ANY
APPLICABLE JURISDICTION.

                                         SUMMARY OF TERMS

      This summary highlights selected information  appearing in greater detail elsewhere in this prospectus supplement and in the accompanying  prospectus.  To understand the offering, you should carefully read the entire prospectus supplement and prospectus.  You can find the location of the meaning  assigned to capitalized  terms used but not defined in this summary in the glossary at the end of this prospectus supplement.

Issuer or Trust..................    Bear Stearns ALT-A Trust 2004-6.
Depositor........................    Structured  Asset  Mortgage  Investments II
                                     Inc.
Seller...........................    EMC Mortgage  Corporation,  an affiliate of
                                     the depositor.
Master Servicer..................    Wells Fargo Bank, National Association.
Servicers........................    EMC   Mortgage    Corporation,    or   EMC,
                                     GreenPoint   Mortgage  Funding,   Inc.,  or
                                     GreenPoint,  and 13 other  servicers,  none
                                     of which  will  service  more than 5.58% of
                                     the mortgage loans in the aggregate.
Cap Contract Provider............    Bear Stearns Financial Products Inc.
Trustee..........................    JPMorgan Chase Bank.
Securities Administrator.........    Wells Fargo Bank, National Association.
Cut-off Date.....................    June 1, 2004.
Closing Date.....................    On or about June 30, 2004.
Distribution Dates................   Distributions  on the offered  certificates
                                     will  be  made  on the  25th  day  of  each
                                     month,  or,  if such day is not a  business
                                     day, on the next  succeeding  business day,
                                     beginning in July 2004.
Offered Certificates..............   The  classes  of offered  certificates  and
                                     their  pass-through  rates and  certificate
                                     principal  balances  are set  forth  in the
                                     table  below.  The Trust  will  also  issue
                                     other certificates,  or Other Certificates,
                                     designated  as the  Class  R,  Class XP and
                                     Class B-IO certificates,  which classes are
                                     not   offered    under   this    prospectus
                                     supplement.

                               Offered Certificates

 Class  Pass-Through Rate  Initial Certificate      Initial Rating      Designation
            Rate            Principal Balance       (S&P/Moody's)

 I-A     Variable Rate       $380,660,000               AAA/Aaa         Group I Senior
II-A-1   Variable Rate        $19,640,000               AAA/Aaa        Group II Senior
II-A-2   Variable Rate        $31,427,000               AAA/Aaa        Group II Senior
II-A-3   Variable Rate         $7,857,000               AAA/Aaa        Group II Senior
III-A    Variable Rate       $369,773,000               AAA/Aaa        Group III Senior
 M-1     Variable Rate        $18,932,000                AA/Aa2       Crossed Subordinate
 M-2     Variable Rate        $15,491,000                 A/A2        Crossed Subordinate
 B-1     Variable Rate         $6,884,000              BBB+/Baa2      Crossed Subordinate
 B-2     Variable Rate         $6,884,000              BBB/Baa3       Crossed Subordinate

 Total Offered
 Certificates                $857,548,000

Other Information:

The pass-through  rates on the certificates are described in detail on pages S-8 in this prospectus supplement.

The Trust

The  Depositor  will  establish a trust with respect to the Bear Stearns  ALT-A Trust Series
2004-6  Certificates,  pursuant to a pooling  and  servicing  agreement  dated as of June 1,
2004, among the Depositor,  the Master Servicer, the Securities  Administrator,  the Trustee
and the Seller.

See "Description of the Certificates" in this prospectus supplement.

The certificates  represent in the aggregate the entire beneficial ownership interest in the trust.  Distributions of interest and/or principal on the offered  certificates will be made only from payments received in connection with the mortgage loans described below.

Origination

Approximately  78.51%  of the  Group I  mortgage  loans are  being  acquired  from EMC,  who acquired them from various  originators.  Approximately 21.03% of the Group I mortgage loans were  originated  by  GreenPoint.  The Group II  mortgage  loans were  acquired  through the exercise  of  optional  termination  or  "clean  up calls"  of  earlier  securitizations  as described  in this  prospectus  supplement.  Approximately  35.66% of the Group II  mortgage loans were  originated by GMAC Mortgage  Corporation.  Approximately  31.86% of the Group II
mortgage loans were  originated by Cendant  Mortgage  Corporation.  Approximately  15.75% of
the Group II mortgage loans were originated by Wells Fargo Bank,  N.A.  (successor by merger to Wells Fargo Home  Mortgage,  Inc.).  Approximately  4.92% of the Group II mortgage  loans were  originated by Chevy Chase Bank,  F.S.B.  The remainder of the Group II mortgage  loans were originated by 7 other  originators,  none of which originated more than 5% of the Group
II mortgage loans.  Approximately  74.90% of the Group III mortgage loans are being acquired from EMC, who  acquired  them from various  originators.  Approximately  24.75% of the Group
III mortgage loans were originated by GreenPoint.

Servicing

Approximately  65.59% of the mortgage loans are serviced by EMC and approximately  21.20% of the  mortgage  loans are serviced by  GreenPoint.  The  remainder of the mortgage  loans are serviced by 13 other  servicers,  none of which will service more than 5.58% of the mortgage loans in the aggregate.

The Mortgage Pool

The mortgage pool consists of first lien  adjustable  rate mortgage loans secured by one- to four-family  residences and  individual  condominium  units having  original terms to stated
maturity of 30 years or less.

The mortgage  loans have been divided into three groups  designated  as the Group I mortgage loans,  the Group II mortgage loans and the Group III mortgage loans as more fully described below and in Schedule A to this prospectus  supplement.  The Class I-A  certificates,  Class
II-A  certificates and Class III-A  certificates  will be entitled to receive  distributions solely  with  respect to the Group I mortgage  loans,  the Group II  mortgage  loans and the
Group III mortgage loans, respectively,  except under the limited circumstances described in this  prospectus  supplement.  The  subordinate  certificates  will be  entitled  to receive distributions  from the mortgage loans in all loan groups,  as described in this  prospectus supplement.

After an initial  fixed-rate  period of two, three,  five,  seven or ten years, the interest rate on each mortgage loan, other than  approximately  3.58%, 9.59% and 4.33% of the Group I mortgage loans, the Group II mortgage loans and the Group III mortgage loans,  respectively, which do not have an initial  fixed  period,  will be adjusted  monthly  based on  One-Month
LIBOR or Eleventh  District COFI,  semi-annually  based on Six-Month LIBOR or Six-Month U.S.
Treasury,  or annually  based on  One-Year  LIBOR or One-Year  U.S.  Treasury,  to equal the related index plus the margin set forth in the related  mortgage  note,  subject to rounding and to certain  other  limitations,  including an initial cap, a subsequent  periodic cap on each  adjustment  date and a maximum  lifetime  mortgage rate,  all as more fully  described under "Description of the Mortgage Loans" in this prospectus  supplement.  The related index is as described  under  "Description  of the Mortgage  Loans-Index on the Mortgage Loans" in
this prospectus supplement.
Approximately  79.60%,  27.47% and 74.84% of the Group I mortgage  loans,  Group II mortgage loans and Group III mortgage loans, respectively,  will require payment of interest only for the initial period set forth in the related mortgage note.
Approximately  0.17% and 0.08% of the Group I and Group III  mortgage  loans,  respectively, are convertible  mortgage loans,  which generally provide that, at the option of the related mortgagors,  the adjustable interest rate on such mortgage loans may be converted to a fixed interest rate.
Approximately  16.66% and 17.23% of the Group I and Group II mortgage  loans,  respectively, are assumable in accordance with the terms of the related mortgage note.
Approximately  1.20% of the Group II mortgage  loans have a negative  amortization  feature, under which  accrued  interest  may be deferred  and added to the  principal  balance of the mortgage loan.

Mortgage Loan Characteristics

The following  table  summarizes the approximate  characteristics  of the mortgage loans and the related  mortgaged  properties in each loan group and in the aggregate as of the cut-off date.  Additional  information with respect to the mortgage loans can be found in Schedule A of this prospectus  supplement.  See  "Description of the Mortgage Loans" in this prospectus supplement.

                                         Group I    Group II   Group III        Total

Number of Mortgage Loans............       1,325         197       2,196        3,718
Aggregate Stated Principal Balance.. 404,742,313  62,652,220 393,166,421  860,560,954
Minimum Stated Principal Balance....      24,967      14,303      25,600       14,303
Maximum Stated Principal Balance....   1,857,000   1,406,500     632,000    1,857,000
Average Scheduled Principal Balance.     305,466     318,032     179,038      231,458
Minimum Mortgage Rate...............       3.125       3.625       2.875        2.875
Maximum Mortgage Rate...............       7.500       8.625       8.000        8.625
Weighted Average Mortgage Rate......       5.499       6.520       5.539        5.592
Weighted Average Net Rate...........       5.151       6.202       5.195        5.248
Minimum Remaining Term to Maturity
(months)............................         176          82         176           82
Maximum Remaining Term to Maturity
(months)............................         360         341         360          360
Weighted Average Remaining Term to
Maturity (months)...................         358         310         358          354
Weighted Average Original
Loan-to-Value Ratio(1)..............       77.09       71.04       79.78        77.88
Effective Loan-to-Value Ratio(2)....       77.09       69.86       79.78        77.79
Top 3 Locations of Mortgage Property
California..........................       41.95       19.66       28.80        34.32
Florida.............................       10.51        6.58       10.54        10.24
Georgia.............................        6.31        4.85       11.86         8.74
Weighted Average Gross Margin.......       2.377       2.611       2.389        2.400
Weighted Average Cap at First
Interest
Adjustment Date(3)..................       4.823       4.373       4.816        4.787
Weighted Average Periodic Cap(3)....       1.279       1.999       1.344        1.361
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)...........      10.749      12.262      10.821       10.892
Weighted Average Months to First
Interest Adjustment Date (months)...          52          28          52           50

(1)  Loan-to-Value  Ratios are calculated by taking the original loan principal  balance and dividing it by the lesser of the  original  appraised  value and sale price of the  property for purchase loans and by the original appraised value for refinance loans.
(2) Effective Loan-to-Value Ratios are calculated by taking the excess of the original loan principal balance over the value of any additional collateral and dividing it by the lesser of the original appraised value and sale price of the property for purchase loans and by the original appraised value for refinance loans.
(3) Based on a non-zero weighted average.

Description of the Certificates

General
The Class I-A, Class II-A-1,  Class II-A-2,  Class II-A-3 and Class III-A  Certificates  are
sometimes referred to herein as the senior certificates.  The Class II-A-1, Class II-A-2 and
Class II-A-3  Certificates are sometimes  referred to herein as the Class II-A Certificates.
The  certificates  designated as senior  certificates  will have a payment priority over the certificates designated as subordinate certificates.

The Class M-1, Class M-2,  Class B-1 and Class B-2  Certificates  are sometimes  referred to herein as the subordinate certificates.

In  addition,   the  Class  R  Certificates   (also  referred  to  herein  as  the  residual
certificates) will represent the residual  interests in the real estate mortgage  investment conduits  established  by the trust.  The Class  I-A,  Class  II-A-1,  Class  II-A-2,  Class
II-A-3,  Class  III-A,  Class  M-1,  Class  M-2,  Class B-1 and Class B-2  certificates  are sometimes referred to herein as the offered certificates.

The assumed final distribution date for the offered certificates is July 2034.

Record Date
For each class of offered  certificates,  and for any  distribution  date,  the business day preceding the applicable  distribution  date so long as the offered  certificates  remain in book-entry  form;  and otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

Denominations
For each class of offered  certificates,  $25,000 and multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates
The trust  will  issue the  offered  certificates  initially  in  book-entry  form.  Persons acquiring  interests in these  offered  certificates  will hold their  beneficial  interests through The Depository Trust Company.
See "Description of the Certificates-Book-Entry Registration" in this prospectus supplement.

Pass-Through Rates
The pass-through rates on each class of offered certificates are as follows:

o     The Class I-A  certificates  will bear  interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted  average of the net rates of the Group I mortgage loans,  and as adjusted to an  effective  rate  reflecting  the  accrual of  interest on an  actual/360  basis.  The pass-through  rate with  respect  to the Class I-A  certificates  and the first  interest accrual period is expected to be approximately 1.42% per annum.

o     The Class II-A-1  certificates  will bear interest at a pass-through rate equal to the lesser of (i) one-month  LIBOR plus the related  margin and (ii) the weighted  average of the net rates of the Group II  mortgage  loans,  and as  adjusted  to an  effective  rate reflecting the accrual of interest on an actual/360 basis.  The pass-through rate with respect  to the Class  II-A-1  certificates  and the first  interest  accrual  period is expected to be approximately 1.37% per annum.

o     The Class II-A-2  certificates  will bear interest at a pass-through rate equal to the lesser of (i) one-month  LIBOR plus the related  margin and (ii) the weighted  average of the net rates of the Group II  mortgage  loans,  and as  adjusted  to an  effective  rate reflecting the accrual of interest on an actual/360  basis.  The  pass-through  rate with respect  to the Class  II-A-2  certificates  and the  first  interest  accrual  period is expected to be approximately 1.35% per annum.

o     The Class II-A-3  certificates  will bear interest at a pass-through rate equal to the lesser of (i) one-month  LIBOR plus the related  margin and (ii) the weighted  average of the net rates of the Group II  mortgage  loans,  and as  adjusted  to an  effective  rate reflecting the accrual of interest on an actual/360  basis.  The  pass-through  rate with respect  to the Class  II-A-3  certificates  and the  first  interest  accrual  period is expected to be approximately 1.60% per annum.

o     The Class III-A  certificates  will bear interest at a pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted  average of the net rates of the Group III mortgage  loans,  and as adjusted to an effective  rate  reflecting  the accrual of interest on an  actual/360  basis.  The pass-through  rate with respect to the Class III-A  certificates  and the first  interest accrual period is expected to be approximately 1.41% per annum.

o     The Class M-1  certificates  will bear  interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted average of the net rates of the mortgage loans in each loan group,  weighted in proportion to the related results of subtracting from the aggregate  principal balance of each of the loan groups,  the  certificate  principal  balance of the related class or classes of senior  certificates,  and as adjusted to an  effective  rate  reflecting  the accrual of interest on an actual/360  basis.  The  pass-through  rate with respect to the first interest accrual period is expected to be approximately 1.65% per annum.

o     The Class M-2  certificates  will bear  interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted average of the net rates of the mortgage loans in each loan group,  weighted in proportion to the related results of subtracting from the aggregate  principal balance of each of the loan groups,  the  certificate  principal  balance of the related class or classes of senior  certificates,  and as adjusted to an  effective  rate  reflecting  the accrual of interest on an actual/360  basis.  The  pass-through  rate with respect to the first interest accrual period is expected to be approximately 2.25% per annum.

o     The Class B-1  certificates  will bear  interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted average of the net rates of the mortgage loans in each loan group,  weighted in proportion to the related results of subtracting from the aggregate  principal balance of each of the loan groups,  the  certificate  principal  balance of the related class or classes of senior  certificates,  and as adjusted to an  effective  rate  reflecting  the accrual of interest on an actual/360  basis.  The  pass-through  rate with respect to the first interest accrual period is expected to be approximately 3.00% per annum.

o     The Class B-2  certificates  will bear  interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted average of the net rates of the mortgage loans in each loan group,  weighted in proportion to the related results of subtracting from the aggregate  principal balance of each of the loan groups,  the  certificate  principal  balance of the related class or classes of senior  certificates,  and as adjusted to an  effective  rate  reflecting  the accrual of interest on an actual/360  basis.  The  pass-through  rate with respect to the first interest accrual period is expected to be approximately 3.00% per annum.

The related  margin for the Class I-A,  Class  II-A-1,  Class II-A-2,  Class  II-A-3,  Class
III-A,  Class M-1, Class M-2,  Class B-1 and Class B-2  certificates  will be 0.32%,  0.27%,
0.25%,  0.50%, 0.31% 0.55%, 1.15%, 1.90% and 1.90% per annum,  respectively,  provided that, after the first possible  optional  termination  date, the related margin for the Class I-A,
Class II-A-1,  Class II-A-2,  Class II-A-3, Class III-A, Class M-1, Class M-2, Class B-1 and
Class B-2 certificates will be 0.64%, 0.54%, 0.50%, 1.00%, 0.62%, 0.825%,  1.725%, 2.85% and
2.85% per annum, respectively.

If on any  distribution  date, the  pass-through  rate for a class of offered  certificates, other than the Class II-A  certificates,  is based on the net rate cap as  described in this prospectus  supplement,  the  holders of the  related  certificates  will  receive a smaller amount of interest than such holders would have received on such  distribution  date had the pass-through  rate been  calculated  based on the  lesser of (a)  one-month  LIBOR  plus the related  margin  and (b)  11.50%  per  annum.  If the  pass-through  rate for the Class II-A certificates  is based on the net rate cap,  the  holders of the related  certificates  will receive  a  smaller  amount of  interest  than such  holders  would  have  received  had the pass-through  rate  been  calculated  based on  one-month  LIBOR  plus the  related  margin.
However,  the shortfalls  described in this paragraph may be covered by excess  cashflow or, with respect to the Class I-A,  Class III-A,  Class M-1,  Class M-2, Class B-1 and Class B-2
certificates, by the cap contracts as described in the prospectus supplement.

Distributions on the Certificates

General.  The issuer  will make  distributions  with  respect to each class of  certificates primarily from certain collections and other recoveries on the mortgage loans.

Interest  Payments:   In  general,   on  each  distribution  date  holders  of  the  offered
certificates will be entitled to receive:

o     the  interest  that has accrued on the  certificate  principal  balance of the related certificates  at the applicable  pass-through  rate during the related  interest  accrual period, and

o     any interest due on a prior distribution date that was not paid, less

o     interest shortfalls allocated to the related certificates.

Interest on the offered  certificates  will be calculated on the basis of a 360-day year and the actual number of days elapsed during the related interest accrual period.

The Class I-A, Class III-A and the subordinate  certificates may receive additional interest distributions  from  payments  under  the  related  cap  contract,  and in the  case  of the subordinate  certificates,  the cap  contracts  related  to the Class  I-A and  Class  III-A certificates,  as described  below under "The Cap  Contracts".  The Class II-A  certificates are not entitled to payments under the cap contracts.

Principal  Payments:  On each distribution  date,  holders of the offered  certificates will receive a  distribution  of principal on their  certificates  if there is cash  available on that date for the payment of  principal.  Monthly  principal  distributions  will  generally include:

o     principal payments on the mortgage loans, and
o     until a specified  overcollateralization  level has been reached, interest payments on the  mortgage  loans not needed to pay interest on the  certificates  and monthly fees and expenses.
Distributions  of principal and interest to the holders of the Class I-A  certificates,  the
Class  II-A  certificates  and the Class  III-A  certificates  will be derived  solely  from collections  on the Group I, the Group II and the Group III  mortgage  loans,  respectively, except under the limited circumstances described in this prospectus supplement.

Distributions to Certificateholders will be made as follows:

                                           Step 1
Distributions of interest to the offered  certificates,  and payment of interest  shortfalls in the case of the senior certificates, in the following order of priority:
o     First,  from interest  collections  derived from the related loan group, and then from remaining interest  collections  derived from the other loan groups, to the Class I-A,
      Class II-A and Class III-A certificates, as applicable;
o     Second, to the Class M-1 certificates;
o     Third, to the Class M-2 certificates;
o     Fourth, to the Class B-1 certificates; and
o     Fifth, to the Class B-2 certificates.

                                           Step 2
Distributions  of  principal  to  the  offered  certificates,   including  distributions  of
additional  principal to such  certificates from excess cashflow until the required level of overcollateralization is reached, in the following order of priority:
o     First,  from principal  collections and advances  derived from the related loan group, to the Class I-A, Class II-A and Class III-A certificates, as applicable;
o     Second, to the Class M-1 certificates;
o     Third, to the Class M-2 certificates
o     Fourth, to the Class B-1 certificates; and
o     Fifth, to the Class B-2 certificates.

                                           Step 3
Distributions of excess cashflow to the offered  certificates for payment of unpaid interest shortfalls and unpaid realized losses in the following order of priority:
o     First,  to the  Class  I-A,  Class  II-A and  Class  III-A  certificates,  pro rata in accordance with the amount owed to each such class;
o     Second, to the Class M-1 certificates;
o     Third, to the Class M-2 certificates
o     Fourth, to the Class B-1 certificates; and
o     Fifth, to the Class B-2 certificates.

                                           Step 4
Distributions  to certain  offered  certificates  from  excess  cashflow to cover basis risk shortfalls in the order of priority described in this prospectus supplement.

                                           Step 5
Distributions  of excess cashflow to the non-offered  certificates  (other than the Class XP certificates).

The Class I-A, Class III-A and the subordinate  certificates may receive additional interest distributions  from  payments  under  the  related  cap  contracts  and in the  case  of the subordinate  certificates,  the cap  contracts  related  to the Class  I-A and  Class  III-A certificates, as described below under "The Cap Contracts".

You  should  review  the  priority  of  payments   described   under   "Description  of  the
Certificates-Distributions on the Certificates" in this prospectus supplement.

Advances

Each  Servicer  will make cash  advances  with respect to  delinquent  payments of scheduled interest and  principal on the  mortgage  loans for which it acts as servicer,  generally to the extent that such  Servicer  reasonably  believes  that such cash  advances can be repaid from future payments on the related  mortgage  loans. If the related  Servicer fails to make any required  advances,  the Master Servicer may be obligated to do so, as described in this prospectus  supplement.  These cash advances are only intended to maintain a regular flow of scheduled  interest  and  principal  payments on the  certificates  and are not  intended to guarantee or insure against losses.

See  "The Pooling and Servicing Agreement-Monthly Advances" in this prospectus supplement.

Credit Enhancement - General

Credit enhancement provides limited protection to holders of specified  certificates against shortfalls  in  payments  received  on the  mortgage  loans.  This  transaction  employs the following forms of credit enhancement.

Excess Spread and Overcollateralization

The mortgage  loans are expected to generate more interest than is needed to pay interest on the offered  certificates  because we expect the weighted  average net interest  rate of the mortgage  loans to be higher  than the  weighted  average  pass-through  rate on the offered certificates.  In addition, as  overcollateralization  increases,  such higher interest rate is paid on a principal  balance of mortgage loans that is larger than the principal  balance of the  certificates.  Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered  certificates  and related trust expenses  will be used to reduce the total  principal  balance of the  certificates  until a required  level of  overcollateralization  has been  achieved.  As of the closing date,  the aggregate  principal  balance of the mortgage loans is approximately  equal to the aggregate principal balance of the certificates.

See "Description of the Certificates-Excess Spread and Overcollateralization  Provisions" in
this prospectus supplement.

Subordination; Allocation of Losses

By issuing senior  certificates  and subordinate  certificates,  the trust has increased the likelihood  that senior  certificateholders  will receive  regular  payments of interest and principal.

Among the classes of subordinate certificates,  the Class M-1 certificates will have payment priority  over  the  Class  M-2,  Class  B-1 and  Class  B-2  certificates,  the  Class  M-2 certificates  will have payment  priority over the Class B-1 and Class B-2  certificates and the Class B-1 certificates will have payment priority over the Class B-2 certificates.

In general,  this loss  protection  is  accomplished  by allocating  any realized  losses in excess of available excess spread and any current  overcollateralization  to the subordinate certificates,  beginning with the subordinate certificates with the lowest payment priority, until the certificate  principal  balance of that subordinate class has been reduced to zero and then  allocating  any loss to the next most junior  class of  subordinate  certificates, until the  certificate  principal  balance  of each  class of  subordinate  certificates  is reduced to zero. If no subordinate  certificates remain  outstanding,  the principal portion of  realized  losses  will be  allocated,  in the case of  realized  losses  on the  Group I mortgage  loans,  to the Class I-A  certificates  until the  Certificate  Principal  Balance thereof has been  reduced to zero,  in the case of realized  losses on the Group II mortgage loans,  to each  class of the  Class  II-A  certificates,  on a pro rata  basis,  until  the
Certificate  Principal  Balance of each such class has been reduced to zero, and in the case of realized losses on the Group III mortgage loans,  to the Class III-A  certificates  until the Certificate Principal Balance thereof has been reduced to zero.

See  "Description  of the  Certificates-Allocation  of Realized  Losses" in this  prospectus supplement.

The Cap Contracts

The Class  I-A,  Class  III-A  and the  subordinate  certificates  will be  entitled  to the benefits  provided by the related cap contract.  In addition,  the subordinate  certificates may receive  payments  under the cap  contracts  related to the Class I-A  certificates  and
Class  III-A  certificates.  The Class II-A  certificates  will not be  entitled to payments under any cap  contract.  There can be no assurance  as to the extent of  benefits,  if any, that may be  realized  by the  holders of the Class  I-A,  Class  III-A and the  subordinate certificates as a result of the cap contracts.

See "The Cap Contracts" in this prospectus supplement.

Optional Termination

At its option,  EMC or its designee may  repurchase  from the trust all the mortgage  loans, together  with any  properties  in respect  thereof  acquired  on behalf of the  trust,  and thereby  effect  termination  and early  retirement  of the  certificates  after the  stated
principal  balance of the  mortgage  loans (and  properties  acquired  in respect  thereof), remaining in the trust has been reduced to less than 20% of the stated principal  balance of the mortgage loans as of the cut-off date.

See "The Pooling and Servicing Agreement-Termination" in this prospectus supplement.

Federal Income Tax Consequences

One or more elections  will be made to treat the mortgage  loans and certain  related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax  Considerations"  in this prospectus  supplement and "Federal Income
Tax Considerations" in the prospectus.

ERISA Considerations

The offered  certificates  may be purchased by persons  investing assets of employee benefit plans or individual retirement accounts,  subject to important considerations.  Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered  certificates receive the following ratings from Standard & Poor's Rating Services,  a division of The McGraw-Hill
Companies,  Inc., which is referred to herein as S&P, and Moody's Investors  Service,  Inc., which is referred to herein as Moody's:

                                                             Ratings

    Class       Moody's        S&P
Class I-A         Aaa          AAA
Class II-A        Aaa          AAA
Class III-A       Aaa          AAA
Class M-1         Aa2          AA
Class M-2          A2           A
Class B-1         Baa2        BBB+
Class B-2         Baa3         BBB

A rating is not a  recommendation  to buy, sell or hold  securities and either rating agency can revise or withdraw such ratings at any time.  In general,  ratings  address  credit risk and do not address the likelihood of prepayments.

See "Yield and Prepayment  Considerations"  and "Ratings" in this prospectus  supplement and
"Yield Considerations" in the prospectus.

Legal Investment

The Class I-A, Class II-A, Class III-A and Class M-1 Certificates will constitute  "mortgage
related  securities"  for  purposes  of  SMMEA.  The  Class  M-2  certificates,   Class  B-1
certificates and Class B-2 certificates will not constitute  "mortgage  related  securities"
for purposes of SMMEA.

See "Legal  Investment" in this prospectus  supplement and "Legal Investment Matters "in the prospectus.

                                              RISK FACTORS

      You  should  carefully  consider,   among  other  things,  the  following  factors  in
connection with the purchase of the offered certificates:

      The Offered  Certificates  Will Have Limited  Liquidity,  So You May Be Unable to Sell
Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

      The  underwriter  intends  to make a  secondary  market in the  offered  certificates, however the  underwriter  will not be obligated  to do so. There can be no assurance  that a secondary market for the offered  certificates will develop or, if it does develop,  that it will provide  holders of the offered  certificates  with  liquidity of investment or that it will continue for the life of the offered certificates.  As a result, any resale prices that may be  available  for any  offered  certificate  in any market that may develop may be at a discount  from the initial  offering  price or the fair market  value  thereof.  The offered certificates will not be listed on any securities exchange.

      Credit  Enhancement Is Limited;  the Failure of Credit  Enhancement to Cover Losses on
the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

      The  subordination  of the  subordinate  certificates  to the senior  certificates  as described in this prospectus supplement,  is intended to enhance the likelihood that holders of the senior  certificates  will receive regular  payments of interest and principal and to provide the holders of the senior  certificates with protection against losses realized when the remaining unpaid principal  balance on a mortgage loan in the related loan group exceeds the amount of proceeds  recovered  upon the  liquidation  of that mortgage loan. In general, this loss  protection is  accomplished  by allocating the principal  portion of any realized losses among the certificates,  beginning with the subordinate  certificates with the lowest payment  priority,  until the certificate  principal  balance of that subordinate  class has been reduced to zero.  The principal  portion of realized  losses are then  allocated to the next most junior class of subordinate certificates,  until the certificate principal balance
of  each  class  of  subordinate   certificates  is  reduced  to  zero.  If  no  subordinate
certificates  remain  outstanding,   the  principal  portion  of  realized  losses  will  be
allocated,  in the case of realized  losses on the Group I mortgage  loans, to the Class I-A certificates until such certificate  principal balance has been reduced to zero, in the case of  realized  losses  on the  Group II  mortgage  loans,  to each  class of the  Class  II-A certificates,  on a pro rata basis,  until the  Certificate  Principal  Balance of each such class  has been  reduced  to zero,  and in the case of  realized  losses  on the  Group  III mortgage loans, to the Class III-A  certificates  until the  Certificate  Principal  Balance thereof  has been  reduced to zero.  Accordingly,  if the  aggregate  certificate  principal balance  of the  subordinate  certificates  were to be reduced  to zero,  delinquencies  and defaults on the  mortgage  loans in the related  loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates.

      The  ratings  of the  offered  certificates  by the  rating  agencies  may be  lowered following  the  initial  issuance  thereof  as a result of losses on the  mortgage  loans in excess of the  levels  contemplated  by the  rating  agencies  at the time of their  initial rating  analysis.  Neither the seller,  the master servicer,  the servicers,  the securities administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or  supplement  any credit  enhancement,  or to take any other action to maintain the ratings of the offered  certificates.  See "Description of Credit  Enhancement-Reduction
or Substitution of Credit Enhancement" in the prospectus.

      The Mortgage Loans Are  Concentrated  in the State of California,  Which May Present a
Greater Risk of Loss with Respect to such Mortgage Loans.

      Approximately  41.95%,  19.66%  and  28.80% of the Group I  mortgage  loans,  Group II mortgage  loans and Group III  mortgage  loans,  respectively,  as of the  cut-off  date are secured by  property in  California.  Property  in certain  regions may be more  susceptible than  properties  located in other  parts of the  country to  certain  types of  uninsurable
hazards, such as earthquakes, floods, mudslides and other natural disasters.   In addition:

o     economic  conditions  in  a  specific  region  with  a  significant  concentration  of properties  underlying  the  mortgage  loans  (which may or may not affect  real property  values)  may affect the ability of  borrowers  to repay their loans on time;

o     declines  in a  region's  residential  real  estate  market  may  reduce the values of properties  located in that  region,  which  would  result in an increase in the loan-to-value ratios; and

o     any increase in the market value of  properties  located in a particular  region would reduce the loan-to-value ratios and could,  therefore,  make alternative sources of financing  available to the borrowers at lower  interest  rates,  which could result in an increased rate of prepayment of the mortgage loans.

      Any  risks  associated  with  mortgage  loan  concentration  may  affect  the yield to maturity  of the offered  certificates  to the extent  losses  caused by these risks are not covered by subordination provided by the subordinate certificates.

      The  Underwriting  Standards of the Mortgage  Loans Do Not Conform to the Standards of
Fannie Mae or Freddie  Mac,  Which May  Present a Greater  Risk of Loss with  Respect to the
Mortgage Loans.

      The  mortgage  loans were  underwritten  generally  in  accordance  with  underwriting standards  which are  primarily  intended  to  provide  for single  family  "non-conforming"
mortgage loans. A  "non-conforming"  mortgage loan means a mortgage loan which is ineligible for  purchase  by Fannie  Mae or Freddie  Mac due to either  credit  characteristics  of the related  mortgagor or  documentation  standards in connection  with the  underwriting of the related  mortgage  loan  that  do not  meet  the  Fannie  Mae or  Freddie  Mac  underwriting guidelines for "A" credit mortgagors.  These credit characteristic  include mortgagors whose creditworthiness  and  repayment  ability do not  satisfy  such  Fannie  Mae or Freddie  Mac underwriting  guidelines  and  mortgagors  who  may  have a  record  of  credit  write-offs, outstanding  judgments,  prior  bankruptcies and other credit items that do not satisfy such
Fannie Mae or  Freddie  Mac  underwriting  guidelines.  These  documentation  standards  may include  mortgagors  who  provide  limited  or  no  documentation  in  connection  with  the underwriting of the related mortgage loan.  Accordingly,  mortgage loans  underwritten under the  related  originator's  non-conforming  credit  underwriting  standards  are  likely  to experience  rates  of  delinquency,  foreclosure  and  loss  that  are  higher,  and  may be substantially  higher,  than mortgage loans  originated in accordance with the Fannie Mae or
Freddie Mac  underwriting  guidelines.  Any resulting  losses,  to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

      Some of the Mortgage Loans Have an Initial  Interest Only Period,  Which May Result in
Increased Delinquencies and Losses.

      As of the  cut-off  date,  approximately  79.60%,  27.47%  and  74.84%  of the Group I mortgage loans, Group II mortgage loans and Group III mortgage loans, respectively,  have an initial interest only period.  During this period,  the payment made by the related borrower will be less than it would be if the mortgage  loan  amortized.  In  addition,  the mortgage loan balance will not be reduced by the  principal  portion of  scheduled  monthly  payments during this period.  As a result,  no principal  payments  will be made to the  certificates from  these  mortgage  loans  during  their  interest  only  period  except in the case of a prepayment.

      After the  initial  interest  only  period,  the  scheduled  monthly  payment on these mortgage loans will  increase,  which may result in increased  delinquencies  by the related borrowers,  particularly  if interest  rates have  increased  and the  borrower is unable to refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage loan not amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each scheduled  monthly payment for a traditional  mortgage loan is  relatively  small  during the first few years after the  origination  of a mortgage loan, in the  aggregate  the amount can be  significant.  Any  resulting  delinquencies  and losses,  to the extent not covered by credit  enhancement,  will be allocated to the offered certificates.

      Mortgage  loans  with an  initial  interest  only  period  are  relatively  new in the mortgage  marketplace.  The  performance  of  these  mortgage  loans  may  be  significantly different than mortgage  loans that fully  amortize.  In  particular,  there may be a higher expectation  by these  borrowers of  refinancing  their  mortgage  loans with a new mortgage loan, in particular one with an initial interest only period,  which may result in higher or lower  prepayment  speeds than would  otherwise  be the case.  In  addition,  the failure to build  equity in the  property  by the  related  mortgagor  may affect the  delinquency  and prepayment of these mortgage loans.

      Some of the  Mortgage  Loans are  Convertible  Mortgage  Loans,  Which  May  Present a
Greater Risk of Loss with Respect to such Mortgage Loans.

      As of the  cut-off  date,  approximately  0.17% and 0.08% of the Group I and Group III mortgage loans,  respectively,  provide that, at the option of the related  mortgagors,  the adjustable  interest rate on such mortgage  loans may be converted to a fixed  interest rate under the circumstances described in this prospectus supplement.  After such conversion, the
monthly   payments  of  principal  and  interest  will  be  adjusted  to  provide  for  full amortization  over the  remaining  term to  scheduled  maturity.  Upon  notification  from a mortgagor of such mortgagor's intent to convert from an adjustable  interest rate to a fixed interest rate and prior to the conversion of any such mortgage  loan,  the related  servicer will be obligated to purchase such loan from the trust.  There can be no guarantee  that the related  servicer will purchase such loans. In the event that the related  servicer fails to purchase a converting  mortgage  loan,  none of the seller,  the master  servicer nor any of their  affiliates  nor any other entity is obligated to purchase or arrange for the purchase of any  converted  mortgage  loan.  Any such  converted  mortgage  loan  will  remain in the mortgage pool as a fixed-rate  mortgage loan,  which may have an adverse affect on the yield to investors in the offered  certificates.  See  "Description  of the Mortgage  Pool-Special
Characteristics  of the  Mortgage  Loans-Convertible  Mortgage  Loans"  in  this  prospectus supplement.

      Some of the Group II Mortgage Loans Are Subject to Negative Amortization.

      Approximately  1.20% of the  Group II  mortgage  loans  have a  negative  amortization feature,  under which accrued interest may be deferred and added to the principal balance of the mortgage loan. As the principal  balance of a negative  amortization  mortgage loan will increase by the amount of interest which is deferred,  the increasing principal balance of a negative  amortization  mortgage  loan may  approach  or  exceed  the  value of the  related mortgaged property,  thus increasing the likelihood of defaults as well as the amount of any loss  experienced  with  respect to any such  negative  amortization  mortgage  loan that is required to be liquidated.  Furthermore,  each negative  amortization mortgage loan provides for the payment of any remaining  unamortized principal balance thereto (due to the addition of deferred  interest,  if any to the  principal  balance of the mortgage  loan) in a single payment at the  maturity  of such  mortgage  loan.  Because the  related  mortgagors  may be required to make a larger  single  payment upon  maturity,  it is possible  that the default risk  associated  with the negative  amortization  mortgage loans is greater than associated with fully  amortizing  mortgage  loans.  Any such  deferred  interest  will be added to the
current   principal   amount  of  the  Class  II-A   Certificates   and/or  the  subordinate
certificates,  and may result in a reduction  in the amount of interest  payable  thereon to less than the weighted average of the net rates of the Group II mortgage loans.

      The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

      The yield to maturity on the offered certificates will depend, in general, on:

o     the applicable purchase price; and

o     the rate and timing of principal payments (including  prepayments and collections upon defaults,  liquidations  and  repurchases) on the related mortgage loans and the allocation  thereof to reduce the certificate  principal  balance of the offered certificates, as well as other factors.

      The yield to investors on the offered  certificates will be adversely  affected by any allocation thereto of interest shortfalls on the mortgage loans.

      In general,  if the offered  certificates  are  purchased  at a premium and  principal distributions  occur  at a rate  faster  than  anticipated  at the  time  of  purchase,  the investor's  actual  yield  to  maturity  will be  lower  than  that  assumed  at the time of purchase.  Conversely, if the offered certificates are purchased at a discount and principal distributions  occur at a rate slower than that  anticipated  at the time of  purchase,  the investor's actual yield to maturity will be lower than that originally assumed.

      The  rate  and  timing  of  distributions   allocable  to  principal  on  the  offered
certificates  will  depend,  in  general,  on the  rate and  timing  of  principal  payments
(including  prepayments and collections upon defaults,  liquidations and repurchases) on the mortgage  loans in the  related  loan  group or groups  and the  allocation  thereof  to pay principal on these  certificates as provided in this prospectus  supplement.  As is the case with mortgage pass-through  certificates generally,  the offered certificates are subject to substantial  inherent cash-flow  uncertainties  because the mortgage loans may be prepaid at any time.  However,  with respect to approximately  44.30%,  0.00% and 30.09% of the Group I mortgage  loans,  Group II mortgage  loans and Group III  mortgage  loans,  respectively,  a prepayment  within six or seven months or one, two,  three or five years of its  origination may subject the related  mortgagor to a prepayment  charge,  which may act as a deterrent to prepayment of the mortgage loan. See  "Description of the Mortgage Loans" in this prospectus supplement.

      Generally,  when  prevailing  interest  rates  are  increasing,  prepayment  rates  on mortgage loans tend to decrease.  A decrease in the  prepayment  rates on the mortgage loans will  result  in a  reduced  rate  of  return  of  principal  to  investors  in the  offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

      Conversely,  when  prevailing  interest  rates  are  declining,  prepayment  rates  on mortgage loans tend to increase.  An increase in the prepayment  rates on the mortgage loans will  result  in a  greater  rate  of  return  of  principal  to  investors  in the  offered certificates at time when reinvestment at comparable yields may not be possible.

      During at least the first three years after the  closing  date,  the entire  amount of prepayments  of principal with respect to the mortgage loans will be allocated to the senior certificates,  as described in this prospectus supplement,  unless the certificate principal balance of the  senior  certificates  has been  reduced to zero.  This will  accelerate  the amortization of the senior  certificates in each certificate  group as a whole while, in the absence of losses in respect of the  mortgage  loans in the related  loan group,  increasing the  percentage  interest in the  principal  balance of the mortgage  loans the  subordinate certificates evidence.

      For further information  regarding the effect of principal prepayments on the weighted average lives of the offered  certificates,  see "Yield and  Prepayment  Considerations"  in
this  prospectus  supplement,  including the tables entitled  "Percent of Initial  Principal
Amount Outstanding" in this prospectus supplement.

      A Transfer of Servicing  May Result in an Increased  Risk of  Delinquency  and Loss on
the Mortgage Loans.

      The primary  servicing for certain of the mortgage loans will be transferred to EMC on or  before  July 1,  2004.  Investors  should  note,  however,  that when the  servicing  of mortgage loans is transferred,  there is generally a rise in  delinquencies  associated with such transfer.  Such increase in  delinquencies  may result in losses,  which, to the extent they are not absorbed by credit enhancement,  will cause losses or shortfalls to be incurred by the holders of the offered certificates.  In addition,  any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

      The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

      When certain classes of certificates  provide credit  enhancement for other classes of certificates  it  is  sometimes  referred  to  as  "subordination."  For  purposes  of  this prospectus supplement, "subordinated classes" means:

o     with respect to the senior  certificates:  the Class M-1, the Class M-2, the Class B-1 and the Class B-2 certificates and any overcollateralization;

o     with  respect  to the Class M-1  certificates:  the Class  M-2,  the Class B-1 and the
            Class B-2 certificates and any overcollateralization;

o     with respect to the Class M-2  certificates:  the Class B-1 and Class B-2 certificates and any overcollateralization;

o     with  respect  to the Class B-1  certificates:  the  Class  B-2  certificates  and any overcollateralization; and

o     with respect to the Class B-2 certificates: any overcollateralization.

      Credit  enhancement for the certificates will be provided,  first, by the right of the holders of the senior  certificates  to receive  certain  payments of interest and principal prior to the subordinated  classes and, second,  by the allocation of realized losses to the subordinated  classes.  This form of credit  enhancement  uses  collections  on the mortgage loans  otherwise  payable to the holders of the related  subordinate  classes to pay amounts due on the more senior  classes.  Such  collections  are the sole source of funds from which such credit  enhancement  is provided.  Realized  losses in excess of any  available  excess spread and any current  overcollateralization are allocated to the subordinate certificates, beginning  with the Class B-2  certificates,  until the  principal  amount of that class has been reduced to zero.  Accordingly,  if the aggregate  principal  balance of a  subordinated class were to be reduced to zero,  delinquencies  and defaults on the  mortgage  loans would reduce the amount of funds available for monthly  distributions  to holders of the remaining subordinated  class or classes of certificates  and, if the aggregate  principal  balance of all the subordinated  classes were to be reduced to zero,  delinquencies and defaults on the mortgage  loans would  reduce the amount of funds  available  for monthly  distributions  to holders of the senior  certificates.  You should fully  consider the risks of investing in a subordinated  certificate,  including  the risk that you may not fully  recover your initial investment as a result of realized  losses.  See  "Description of the  Certificates" in this prospectus supplement.

      The weighted  average  lives of, and the yields to maturity  on, the Class M-1,  Class
M-2, Class B-1 and Class B-2  certificates  will be  progressively  more sensitive,  in that order,  to the rate and timing of mortgagor  defaults and the severity of ensuing  losses on the  mortgage  loans.  If the actual rate and  severity of losses on the  mortgage  loans is higher than those assumed by an investor in such certificates,  the actual yield to maturity of such  certificates  may be lower than the yield  anticipated by such holder based on such assumption.  The  timing of losses on the  mortgage  loans  will also  affect an  investor's actual yield to maturity,  even if the rate of defaults and severity of losses over the life of the mortgage  loans are  consistent  with an  investor's  expectations.  In general,  the earlier a loss occurs,  the greater the effect on an investor's yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of  overcollateralization following  distributions  of principal  on the related  distribution  date,  will reduce the certificate  principal  balances  of the  Class  B-2,  Class  B-1,  Class  M-2 and Class M-1
certificates,  in that order. As a result of such  reductions,  less interest will accrue on such class of subordinate  certificates  than would  otherwise be the case.  Once a realized loss is allocated to a  subordinated  certificate,  no interest will be  distributable  with respect to such written down amount.  However,  the amount of any realized losses  allocated to  the  subordinate  certificates  may be  reimbursed  to the  holders  of the  subordinate
certificates   according   to  the   priorities   set  forth  under   "Description   of  the
Certificates-Distributions on the Certificates" in this prospectus supplement.

      Unless  the  certificate  principal  balances  of the  senior  certificates  have been reduced  to zero,  the  subordinate  certificates  will  not be  entitled  to any  principal distributions  until at least the  distribution  date  occurring  in July 2007 or during any period in which  delinquencies  or losses on the mortgage loans exceed certain levels.  As a result, the weighted average life of the subordinate  certificates will be longer than would otherwise  be the  case if  distributions  of  principal  were  allocated  among  all of the certificates  at the same time.  As a result of the  longer  weighted  average  lives of the subordinate certificates,  the holders of such certificates have a greater risk of suffering a loss on their  investments.  Furthermore,  because such certificates might not receive any principal if certain  delinquency  levels  occur,  it is possible for such  certificates  to receive no principal distributions even if no losses have occurred on the mortgage pool.

      In addition,  the multiple class structure of the subordinate  certificates causes the yield of such classes to be particularly  sensitive to changes in the rates of prepayment of the mortgage loans.  Because  distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement,  the yield to maturity on such classes of certificates  will be sensitive to the rates of prepayment on the  mortgage  loans  experienced  both  before  and after  the  commencement  of  principal distributions  on such classes.  The yield to maturity on such classes of certificates  will also be extremely  sensitive to losses due to defaults on the mortgage  loans and the timing thereof, to the extent such losses are not covered by overcollateralization,  excess spread, or a class of subordinated  certificates  with a lower payment  priority.  Furthermore,  the timing  of  receipt  of  principal  and  interest  by the  subordinate  certificates  may be adversely  affected by losses even if such classes of  certificates  do not ultimately  bear such loss.

      Credit   Enhancement   May  be   Inadequate   to   Cover   Losses   and/or   to  Build
Overcollateralization

      The  mortgage  loans are  expected to  generate  more  interest  than is needed to pay interest on the related  offered  certificates  because we expect the  weighted  average net interest  rate on the  mortgage  loans to be higher than the weighted  average  pass-through rate on the related  certificates.  If the mortgage  loans  generate  more  interest than is needed to pay interest on the related  offered  certificates  and trust fund expenses,  such
"excess  spread"  will  be  used  to  make  additional  principal  payments  on the  offered certificates,  which will reduce the total  principal  balance of the  offered  certificates
below  the  aggregate   principal   balance  of  the  mortgage   loans,   thereby   creating
"overcollateralization."  Overcollateralization is intended to provide limited protection to certificateholders  by absorbing the certificate's  share of losses from liquidated mortgage loans.  However,  we cannot  assure you that enough  excess  spread will be generated on the mortgage  loans to establish or maintain the required  level of  overcollateralization.  The
aggregate   principal   balances  of  the  mortgage  loans  as  of  the  cut-off  date  will approximately equal the aggregate  certificate principal balance of the offered certificates on the closing date and,  therefore,  the initial  amount of  overcollateralization  will be
less  than  the  specified   overcollateralization   amount  described  in  this  prospectus
supplement.  If the protection afforded by overcollateralization  is insufficient,  then you could experience a loss on your investment.

      The excess spread  available on any  distribution  date will be affected by the actual amount of interest  received,  advanced or recovered in respect of the mortgage loans during the preceding  month.  Such amount may be  influenced by changes in the weighted  average of the mortgage rates  resulting from  prepayments,  defaults and  liquidations of the mortgage loans.

      The  overcollateralization  provisions,  following  the  first  distribution  date and whenever  overcollateralization  is at a level below the  required  level,  are  intended to result in an  accelerated  rate of  principal  distributions  to holders  of the  classes of offered  certificates  then entitled to  distributions  of principal.  An earlier  return of
principal   to  the   holders   of   the   offered   certificates   as  a   result   of  the
overcollateralization  provisions will influence the yield on the offered  certificates in a manner  similar to the manner in which  principal  prepayments  on the  mortgage  loans will influence the yield on the related offered certificates.

      The Net Rate Cap May Reduce the Yields on the Offered Certificates.

      The pass-through rates on the offered  certificates are each subject to a net rate cap equal  to the  weighted  average  of the net  mortgage  rates on the  mortgage  loans in the related loan group,  or in the case of the  subordinate  certificates,  subject to a net cap rate  equal to the  weighted  average  of the net rates of the  mortgage  loans in each loan group,  weighted in  proportion  to the related  results of  subtracting  from the aggregate principal  balance of each of the loan  groups,  the  certificate  principal  balance of the related  class or classes of senior  certificates,  and as  adjusted  to an  effective  rate reflecting the accrual of interest on an actual/360  basis,  as described in this prospectus supplement.  If on any  distribution  date the  pass-through  rate  for a class  of  offered certificates  is limited  to the  applicable  net rate cap,  the  holders of the  applicable certificates  will  receive a smaller  amount of interest  than they would have  received on that  distribution  date had the pass-through  rate for that class not been calculated based on the  applicable net rate cap. The holders of those  certificates  will not be entitled to recover  any  resulting  shortfall  in interest  on that  distribution  date or on any other distribution  date except to the extent of excess  cashflow  available  for that purpose or, with respect to the Class I-A, Class III-A and the subordinate  certificates,  to the extent of available  amounts  received from the cap contracts.  If mortgage  loans with  relatively higher  mortgage rates prepay or default,  the applicable net rate cap would result in lower interest than otherwise would be the case.

      The Offered  Certificates  May Not Always Receive  Interest  Based on One-Month  LIBOR
Plus the Related Margin.

      The offered  certificates may not always receive interest at a rate equal to One-Month
LIBOR plus the related  margin.  If the  applicable net rate cap on (i) the Class I-A, Class
III-A and the  subordinate  certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the 11.50% cap, or (ii) the Class II-A  certificates is less than
One-Month LIBOR plus the related margin, the interest rate on the related  certificates will be  reduced  to the net rate  cap.  Thus,  the  yield to  investors  in such  class  will be sensitive both to  fluctuations  in the level of One-Month  LIBOR and to the adverse effects of the  application  of the net rate cap. The  prepayment or default of mortgage  loans with relatively higher net mortgage rates,  particularly  during a period of increased  One-Month
LIBOR rates,  may result in the applicable net rate cap being lower than otherwise  would be the case.  If on any  distribution  date the  application  of the net rate cap results in an interest  payment lower than One-Month LIBOR plus the related margin on the applicable class of  certificates  during the related  interest  accrual  period,  the value of such class of certificates may be temporarily or permanently reduced.

      To the extent  interest on the offered  certificates  is limited to the applicable net rate cap,  the  difference  between  such net rate cap and (i) the  lesser of (a)  One-Month
LIBOR plus the related  margin and (b) the 11.50%  cap, in the case of the Class I-A,  Class
III-A and the subordinate  certificates and (ii) One-Month LIBOR plus the related margin, in the case of the Class II-A  certificates,  will create a shortfall.  This  shortfall will be covered to the extent of excess cash flow  available  for that purpose and,  with respect to the Class I-A,  Class III-A and the  subordinate  certificates,  to the extent of  available payments  under the cap  contracts.  However,  payments under the cap contracts are based on the lesser of the actual certificate  principal balance of the related class of certificates and  the  assumed  principal  amount  of  such  certificates  based  on  certain  prepayment assumptions  regarding the mortgage loans. If the mortgage loans do not prepay  according to those assumptions,  it may result in the cap contracts providing insufficient funds to cover such  shortfalls.  In  addition,  each cap  contract  provides  for payment of the excess of
One-Month  LIBOR over a  specified  per annum rate,  which also may not  provide  sufficient
funds  to  cover  such   shortfalls.   Such  shortfalls  may  remain  unpaid  on  the  final
distribution date, including the optional termination date.

      In addition,  although the Class I-A, Class III-A and the subordinate certificates are entitled to payments  under the cap contracts  during periods of increased  One-Month  LIBOR rates,  the  counterparty  thereunder  will only be  obligated to make such  payments  under certain circumstances.

      To the  extent  that  payments  on the Class  I-A,  Class  III-A  and the  subordinate certificates depend in part on payments to be received under the cap contracts,  the ability of the trust to make  payments  on those  classes  of  certificates  will be  subject to the credit risk of Bear Stearns Financial Products Inc.

      The cap contracts  terminate in accordance  with their terms on the dates set forth in the  related  cap  contract.  This  date  was  selected  based  on  the  certain  prepayment assumptions  regarding the mortgage  loans and that the optional  termination  right becomes exercisable  and is  exercisable at that time.  These  prepayment  assumptions  were used to determine the projected  principal balance of the applicable class of certificates under the cap  contracts.  If  prepayments  on such mortgage loans occur at rates that are slower than those assumptions,  or even if such mortgage loans prepay according to those assumptions, if the optional  termination right is not exercised,  the cap contracts will terminate prior to the repayment in full of the related  classes of  certificates.  See "The Cap  Contracts" in this prospectus supplement.

      The Securities Are Not Suitable Investments for All Investors.

      The certificates  are complex  investments that are not appropriate for all investors.
The  interaction of the factors  described above is difficult to analyze and may change from time to time while the certificates  are  outstanding.  It is impossible to predict with any certainty the amount or timing of  distributions on the certificates or the likely return on an investment in any such securities.  As a result,  only  sophisticated  investors with the resources to analyze the potential  risks and rewards of an  investment in the  certificates should consider such an investment.

      Statutory and Judicial  Limitations  on  Foreclosure  Procedures May Delay Recovery in
Respect of the  Mortgaged  Property  and,  in Some  Instances,  Limit the Amount that May Be
Recovered by the  Foreclosing  Lender,  Resulting in Losses on the Mortgage Loans That Might
be Allocated to the Offered Certificates.

      Foreclosure  procedures  may  vary  from  state  to  state.  Two  primary  methods  of foreclosing a mortgage  instrument are judicial  foreclosure,  involving court  proceedings, and  non-judicial  foreclosure  pursuant  to  a  power  of  sale  granted  in  the  mortgage instrument.  A  foreclosure  action is subject to most of the delays and  expenses  of other lawsuits if defenses are raised or counterclaims  are asserted.  Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting from state laws mandating the recording of notice of default and notice of sale and,  in some  states,  notice to any party  having an  interest  of record in the real property, including junior lienholders.  Some states have adopted "anti-deficiency" statutes that  limit  the  ability  of a lender  to  collect  the full  amount  owed on a loan if the property  sells at  foreclosure  for less than the full amount  owed.  In  addition,  United
States courts have traditionally  imposed general equitable principles to limit the remedies available  to lenders in  foreclosure  actions  that are  perceived by the court as harsh or unfair.  The effect of these statutes and judicial  principles may be to delay and/or reduce distributions  in respect  of the  offered  certificates.  See  "Legal  Aspects of  Mortgage
Loans-Foreclosure on Mortgages and Some Contracts" in the prospectus.

      The Value of the Mortgage  Loans May Be Affected By, Among Other Things,  a Decline in
Real Estate Values, Which May Result in Losses on the Offered Certificates.

      No assurance  can be given that values of the  mortgaged  properties  have remained or will remain at their levels on the dates of origination of the related  mortgage  loans.  If the residential  real estate market should  experience an overall decline in property values so that the outstanding  balances of the mortgage loans, and any secondary  financing on the mortgaged properties,  in the mortgage pool become equal to or greater than the value of the mortgaged  properties,  the actual rates of delinquencies,  foreclosures and losses could be higher than those now generally  experienced in the mortgage lending industry. In some areas of the United  States,  real estate values have risen at a greater rate in recent years than
in  the  past.  In  particular,   mortgage  loans  with  high  principal  balances  or  high loan-to-value  ratios will be affected  by any  decline in real estate  values.  Real estate values in any area of the country may be affected by several factors,  including  population trends,  mortgage interest rates, and the economic  well-being of that area. Any decrease in the  value of the  mortgage  loans  may  result in the  allocation  of losses  which are not covered by credit enhancement to the offered certificates.

      The Ratings on the Offered  Certificates are Not a Recommendation to Buy, Sell or Hold
the Offered  Certificates  and are Subject to Withdrawal  at any Time,  Which May Affect the
Liquidity or the Market Value of the Offered Certificates.

      It is a  condition  to the  issuance of the  offered  certificates  that each class of offered  certificates  be rated in the  categories  shown  on page  S-13 of this  prospectus supplement.  A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time.  No person is  obligated to maintain the rating on any offered certificate, and, accordingly,  there can be no assurance that the ratings  assigned to any offered  certificate on the date on which the offered  certificates are  initially  issued  will not be  lowered  or  withdrawn  by a rating  agency at any time thereafter.  In the event any rating is revised or  withdrawn,  the  liquidity or the market value of the related offered  certificates may be adversely affected.  See "Ratings" in this prospectus supplement and in the prospectus.

      The  Mortgage  Loans May Have  Limited  Recourse  to the Related  Borrower,  Which May
Result in Losses with Respect to These Mortgage Loans.

      Some or all of the  mortgage  loans  included  in the trust fund will be  non-recourse loans or loans for which recourse may be restricted or  unenforceable.  As to those mortgage loans,  recourse in the event of  mortgagor  default  will be limited to the  specific  real property and other assets,  if any, that were pledged to secure the mortgage loan.  However, even with respect to those  mortgage  loans that provide for recourse  against the mortgagor and its  assets  generally,  there can be no  assurance  that  enforcement  of the  recourse provisions  will  be  practicable,  or  that  the  other  assets  of the  mortgagor  will be sufficient  to permit a recovery  in respect of a defaulted  mortgage  loan in excess of the liquidation  value of the related  mortgaged  property.  Any risks  associated with mortgage loans  with no or  limited  recourse  may  affect  the  yield  to  maturity  of the  offered certificates  to the extent  losses  caused by these  risks  which are not covered by credit enhancement are allocated to the offered certificates.

      The Mortgage Loans May Have Environmental  Risks, Which May Result in Increased Losses
with Respect to These Mortgage Loans.

      To the extent that  servicers  or the master  servicer  (in its  capacity as successor servicer)  for a  mortgage  loan  acquires  title to any  related  mortgaged  property  with contaminated  with or affected by hazardous wastes or hazardous  substances,  these mortgage loans may  incur  losses.  See  "Servicing  of  Mortgage  Loans-Realization  Upon or Sale of
Defaulted  Mortgage Loans" and "Legal Aspects of Mortgage  Loans-Environmental  Legislation"
in the prospectus.  To the extent these environmental risks result in losses on the mortgage loans,  the yield to  maturity  of the  offered  certificates,  to the extent not covered by credit enhancement, may be affected.

      Violation  of  Various  Federal,  State  and  Local  Laws May  Result in Losses on the
Mortgage Loans.

      Applicable state and local laws generally  regulate  interest rates and other charges, require specific  disclosure,  and require licensing of the originator.  In addition,  other state and local  laws,  public  policy and  general  principles  of equity  relating  to the protection of consumers,  unfair and deceptive  practices and debt collection  practices may apply to the  origination,  servicing  and  collection of the mortgage  loans.  The mortgage loans are also subject to various federal laws.

      Depending  on the  provisions  of the  applicable  law  and  the  specific  facts  and circumstances  involved,  violations of these federal or state laws, policies and principles may limit the  ability of the trust to collect all or part of the  principal  of or interest on the mortgage loans, may entitle the borrower to a refund of amounts  previously paid and, in addition, could subject the trust to damages and administrative  enforcement.  See "Legal
Aspects of  Mortgage Loans" in the prospectus.

      On the closing date,  the mortgage loan seller will  represent that each mortgage loan at the time it was made  complied in all  material  respects  with all  applicable  laws and regulations,  including, without limitation, usury, equal credit opportunity, disclosure and recording  laws and all predatory  lending laws; and each mortgage loan has been serviced in all material  respects in accordance  with all applicable laws and  regulations,  including, without limitation,  usury, equal credit opportunity,  disclosure and recording laws and all predatory  lending laws and the terms of the related  mortgage  note, the mortgage and other loan documents.  In the event of a breach of this  representation,  the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected  mortgage loan in the manner described in the prospectus.

      The Return on the  Offered  Certificates  Could be Reduced  by  Shortfalls  Due to The
Application of the Servicemembers' Civil Relief Act and Similar State Laws.

      The  Servicemembers'  Civil Relief Act,  formerly  known as the Soldiers' and Sailors'
Civil  Relief  Act of 1940,  or  Relief  Act,  and  similar  state  laws  provide  relief to mortgagors  who enter active  military  service and to mortgagors in reserve  status who are called to active  military  service  after the  origination  of their  mortgage  loans.  The military  operations by the United States in Iraq and  Afghanistan has caused an increase in the number of citizens in active  military  duty,  including  those  citizens  previously in reserve  status.  Under the Relief Act the interest  rate  applicable to a mortgage loan for which the related  mortgagor is called to active  military  service will be reduced from the percentage  stated in the related  mortgage note to 6.00%.  This interest rate reduction and any  reduction  provided  under  similar  state laws will  result in an  interest  shortfall because  neither the master  servicer nor the related  servicer  will be able to collect the amount of interest  which  otherwise  would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable  thereto.  This shortfall will not be paid by the mortgagor on future due dates or advanced by the master  servicer or the related servicer  and,  therefore,  will  reduce  the  amount  available  to  pay  interest  to  the certificateholders on subsequent  distribution dates. We do not know how many mortgage loans in the mortgage  pool have been or may be affected by the  application  of the Relief Act or similar  state law. In addition,  the Relief Act imposes  limitations  that would impair the ability of the master  servicer or servicer to foreclose on an affected  single  family loan during the mortgagor's period of active duty status, and, under some  circumstances,  during an  additional  three month  period  thereafter.  Thus,  in the event that the Relief Act or similar  legislation  or  regulations  applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection  therewith.  Any other  interest  shortfalls,  deferrals or  forgiveness  of payments on the  mortgage  loans resulting  from  similar  legislation  or  regulations  may result in delays in  payments or losses to holders of the offered certificates.

                             DESCRIPTION OF THE MORTGAGE LOANS

      All of the  mortgage  loans will be acquired by the  Depositor on the date of issuance of the  certificates  from the Seller,  an affiliate of the Depositor  and the  Underwriter, pursuant to the Mortgage Loan Purchase  Agreement.  The Seller  acquired the mortgage  loans from various originators pursuant to various purchase agreements or similar agreements.

      The Group II mortgage  loans were  acquired  through the exercise of the clean-up call of eight  securitizations.  The Group II mortgage  loans were  included in the Bear  Stearns
ARM Trust Mortgage  Pass-Through  Certificates,  Series  2001-5,  the Bear Stearns ARM Trust
Mortgage  Pass-Through  Certificates,  Series  2001-6,  the Bear Stearns ARM Trust  Mortgage
Pass-Through  Certificates,  Series 2001-8, the Bear Stearns ARM Trust Mortgage Pass-Through
Certificates,  Series 2001-9, the Bear Stearns ARM Trust Mortgage Pass-Through Certificates,
Series  2001-10,   the  Bear  Stearns  Mortgage   Securities  Inc.   Mortgage   Pass-Through
Certificates,  Series  1994-1,  the  Structured  Asset Mortgage  Investments  Inc.  Mortgage
Pass-Through  Certificates,  Series  1998-7,  and  the  SACO  I Inc.  Mortgage  Pass-Through
Certificates,  Series  2000-2  transactions.  These  mortgage  loans were sold to EMC by the trustee for these transactions,  pursuant to optional  termination  provisions  contained in the related pooling and servicing agreements.  Such provisions allowed the seller thereunder to  repurchase  the  remaining  mortgage  loans and REO  property  contained  in the related mortgage  trusts  once the  outstanding  principal  balance  of the  mortgage  loans and REO property  was less than 10% of the related  original  principal  balance.  The  servicers of these Group II mortgage  loans will  continue to service in  accordance  with the  servicing agreements for the related securitization.

      The  mortgage  pool  will  consist  of  approximately  3,718  mortgage  loans  with an approximate  aggregate unpaid principal balance as of the Cut-off Date of $860,560,954.  The mortgage  loans have been  divided into three  groups,  Loan Group I, Loan Group II and Loan
Group  III,  each a Loan  Group,  designated  as the Group I  mortgage  loans,  the Group II mortgage  loans and the Group III mortgage  loans.  The mortgage  pool  consists of mortgage loans  which  are  first  lien  adjustable-rate  mortgages  secured  by one- to  four-family residences  and  individual  condominium  units and having  original terms to maturity of 30 years or less.

      The mortgage  loans are being serviced as described  below under "The Master  Servicer and the  Servicers."  The mortgage loans were  originated in accordance  with the guidelines described in "Mortgage Loan Origination" below.

      Unless  otherwise  indicated,  all percentages of the mortgage loans described in this prospectus supplement are approximate  percentages of the aggregate unpaid principal balance of the mortgage  loans as of the Cut-off Date.  The  paragraphs  and the tables set forth in
Schedule A set forth additional information with respect to the mortgage pool.(1)

--------
(1)  The  description  herein  and in  Schedule A hereof of the  Mortgage  Loans is based upon estimates of the  composition  thereof as of the Cut-off Date, as adjusted to reflect the
   Scheduled  Principal  Balances  as of the  Cut-off  Date.  Prior to the  issuance  of the
   Certificates,  Mortgage  Loans may be  removed as a result of (i)  principal  prepayments thereof  in full  prior to June 1,  2004,  (ii)  requirements  of Moody's or S&P or (iii)
   delinquencies  or otherwise.  In any such event,  other mortgage loans may be included in the Trust. SAMI II believes that the estimated  information set forth herein with respect to the Mortgage Loans as presently  constituted is representative of the  characteristics thereof at the time the Certificates are issued,  although certain characteristics of the
   Mortgage Loans may vary.

      For any  distribution  date, the Due Date for a mortgage loan will be the date in each month on which its  monthly  payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following  month or such other date specified in the applicable Servicing Agreement.

      Any mortgage loan may be prepaid in full or in part at any time.  However,  certain of the mortgage loans  provided at origination  for the payment by the borrower of a prepayment charge on voluntary  prepayments  typically made up to the first five years from the date of execution of the related  mortgage  note. The holders of the Class XP  Certificates  will be entitled to the prepayment  charges  received on the mortgage loans.  No prepayment  charges will be available for  distribution  on the other classes of  Certificates.  There can be no assurance that the prepayment charges will have any effect on the prepayment  performance of the mortgage loans.

      After an initial fixed-rate period,  except with respect to approximately 3.58%, 9.59%
and 4.33% of the Group I, Group II and Group III mortgage loans, respectively,  which do not have an initial  fixed-rate  period,  the interest rate borne by the mortgage  loans will be adjusted  based on various  indices.  The mortgage  loans will be adjusted  monthly based on
One-Month LIBOR or Eleventh  District COFI,  semi-annually  based on Six-Month U.S. Treasury or Six-Month  LIBOR or annually based on One-Year U.S.  Treasury or One-Year LIBOR, to equal the related index, or Index,  plus (or minus) a fixed percentage set forth in or computed in accordance with the related  mortgage note, or Gross Margin,  generally  subject to rounding and to certain other limitations  (including  generally a maximum lifetime mortgage rate and in certain cases a minimum  lifetime  mortgage rate and in certain cases a maximum upward or downward adjustment on each adjustment date as specified in the related mortgage note.

      For  any  mortgage  loan,  the  Loan-to-Value   Ratio  is  the  principal  balance  at
origination  divided by the lesser of (i) the sales  price and (ii) the  original  appraised value of the related mortgaged  property,  except in the case of a refinanced mortgage loan, in which case the appraised value is used. The Effective  Loan-to-Value  Ratio subtracts the amount of the  additional  collateral,  if any, from the principal  balance at  origination.
The mortgage  loans with  Loan-to-Value  Ratios or, in the case of mortgage loans secured by additional  collateral,  Effective  Loan-to-Value  Ratios, at origination  exceeding 80% are covered by Primary Insurance Policies (as defined in the prospectus),  except in the case of
0.36%,   1.48%  and  0.24%  of  the  Group  I,  Group  II  and  Group  III  mortgage  loans, respectively.  See  "Description of Primary Mortgage  Insurance,  Hazard  Insurance;  Claims
Thereunder-Primary Mortgage Insurance Policies" in the prospectus.

Special Characteristics of the Mortgage Loan

      Interest Only Loans.  Approximately  0.00%,  14.38%,  25.83%,  0.25% and 39.14% of the
Group I mortgage loans will receive interest only for the first two, three,  five, seven and ten years,  respectively,  and  thereafter  will  receive  interest  and  principal to fully amortize the mortgage loan over the  remaining  term.  Approximately  0.00%,  0.00%,  6.91%,
8.30% and 12.26% of the Group II mortgage  loans will  receive  interest  only for the first two, three,  five, seven and ten years,  respectively,  and thereafter will receive interest and principal to fully  amortize the mortgage loan over the  remaining  term.  Approximately
0.00%,  13.81%,  21.94%,  0.11% and  38.98% of the Group III  mortgage  loans  will  receive interest  only for the first  two,  three,  five,  seven and ten  years,  respectively,  and thereafter will receive  interest and principal to fully amortize the mortgage loan over the remaining term.

      Convertible  Mortgage  Loans.  Approximately  0.17% and 0.08% of the Group I and Group
III mortgage  loans,  respectively,  provide that, at the option of the related  mortgagors, the  adjustable  interest rate on such mortgage  loans may be converted to a fixed  interest rate.  This option is  exercisable  in accordance  with the terms of the mortgage  note, and generally  must be exercised by the borrower  within five years after the end of the initial fixed rate period,  or within five years after  origination  with respect to a mortgage loan without  a fixed  rate  period.  Upon  conversion,  the rate on the  mortgage  loan  will be converted to a fixed  interest rate  determined in accordance  with the formula set forth in the related  mortgage  note which  formula is  intended to result in a rate on the  mortgage loan  approximately  equal to the then current  market  interest rate (subject to applicable usury  laws).  Any  such  converted  mortgage  loan may  remain  in the  mortgage  pool as a fixed-rate  interest  rate on the  mortgage  loan  and  will  result  in the  mortgage  pool including  fixed-rate  mortgage loans. As a result,  the  Pass-Through  Rates on the Offered
Certificates,  as  applicable,  may be reduced.  See "Yield and  Prepayment  Considerations"
herein.

      Additional  Collateral Loans.  Approximately  3.58% of the Group II mortgage loans are secured by, in addition to the related mortgaged property,  additional  collateral generally consisting of marketable securities.

      Assumable  Mortgage Loans.  Approximately  16.66% of the Group I mortgage loans, 0.00%
of the Group II mortgage  loans and 17.23% of the Group III mortgage  loans are assumable in accordance  with  the  terms  of the  related  mortgage  note.  See  "Yield  and  Prepayment
Considerations" in this prospectus  supplement and "Maturity and Prepayment  Considerations"
in the prospectus.

      Negative  Amortization Loans.  Approximately 1.20% of the Group II mortgage loans have a negative amortization  feature,  under which accrued interest may be deferred and added to the principal  balance of the mortgage  loan.  Negative  amortization  results from the fact that while the interest rate on a negative  amortization loan adjusts monthly, the amount of the monthly payment  adjusts only on an annual basis.  In addition,  the monthly payment may not fully  amortize  the  principal  balance of the loan on an annual  adjustment  date if a payment cap applies.

      In any given month, negative amortization loans may be subject to:

(1)   reduced amortization if the monthly payment is sufficient to pay current accrued interest at the mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule;

(2)   negative amortization. if current accrued interest is greater than the monthly payment, which would result in the accrued interest not currently paid being treated as Deferred Interest; or

(3)   accelerated amortization if the monthly payment is greater than the amount necessary to pay current interest and to reduce principal in accordance with a fully amortizing schedule.

      Deferred  Interest  may result in a final lump sum payment at  maturity  significantly greater than the monthly payment that would otherwise be payable.

      As to some of the negative  amortization  loans,  the monthly payment will adjust to a fully  amortizing  level on each  annual  payment  adjustment  date.  As to  other  negative amortization  loans,  the amount by which the  monthly  payment  can  increase on any annual adjustment  date will be limited by a payment  cap  provision  to no more than 7.5%  greater than the payment previously in effect.  Some of the loans subject to a payment cap will also be subject to a provision  under which on each fifth  anniversary of the first payment date, referred to as a recast  date,  the  payment cap will not apply so that the monthly  payment can be adjusted to a fully amortizing level on the recast date.

      At the time of any annual payment  adjustment where the monthly payment increase would be limited by the payment  cap, the  mortgagor  will be given the option to have the monthly payment adjusted to a fully amortizing level.

      The total amount of Deferred  Interest  that may be added is limited by a provision in the mortgage note for negative  amortization  loans to the effect that the principal  amount of the loan may not exceed a percentage,  or negative  amortization cap, times the principal amount of the loan at  origination.  For these  loans,  if the monthly  payment as otherwise calculated  would cause the negative  amortization  cap to be exceeded,  the monthly payment will be increased to a fully amortizing level for a stated period.

      Approximately  0.29% of the Group II  mortgage  loans  and none of the other  mortgage loans are covered by a lender-paid  primary mortgage  insurance policy. The weighted average
Lender-Paid  PMI Rate for the Group II mortgage  loans  which are  covered by a  lender-paid primary mortgage insurance policy is approximately 0.300%.

      Approximately  1.83% of the Group II  mortgage  loans have fees owed to an  additional servicer for such Group II mortgage loans at a per annum rate of 0.090%.

Index on the Mortgage Loans

      Six-Month  LIBOR.  Approximately  75.05%,  21.09%  and 70.30% of the Group I, Group II
and Group III mortgage loans,  respectively,  and approximately 68.95% of the mortgage loans in the aggregate,  will adjust semi-annually based on Six-Month LIBOR.  Six-Month LIBOR will be a per annum rate equal to the  average of  interbank  offered  rates for  six-month  U.S.
dollar-denominated  deposits  in the London  market  based on  quotations  of major banks as published  in The  Wall  Street  Journal  and are  most  recently  available  as of the time specified in the related mortgage note.

      The  following  does not purport to be  representative  of future  levels of Six-Month
LIBOR . No assurance can be given as to the level of Six-Month  LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                           Six-Month LIBOR
================================================================================
Date                    1998     1999    2000     2001    2002    2003     2004
--------------------------------------------------------------------------------
January 1..........     5.84%    5.07%   6.13%    6.20%   2.03%   1.38%    1.22%
February 1.........     5.63     4.97    6.29     5.26    2.08    1.35     1.21
March 1............     5.70     5.13    6.33     4.91    2.04    1.34     1.17
April 1............     5.75     5.06    6.53     4.71    2.36    1.23     1.16
May 1..............     5.81     5.04    6.73     4.30    2.12    1.29     1.38
June 1.............     5.75     5.25    7.11     3.98    2.08    1.21
July 1.............     5.78     5.65    7.00     3.91    1.95    1.12
August 1...........     5.75     5.71    6.89     3.69    1.87    1.21
September 1........     5.59     5.92    6.83     3.45    1.80    1.20
October 1..........     5.25     5.96    6.76     2.52    1.71    1.18
November 1.........     4.98     6.12    6.72     2.15    1.60    1.23
December 1.........     5.15     6.06    6.64     2.03    1.47    1.27

      One-Year LIBOR.  Approximately  22.65%,  4.00% and 27.24% of the Group I, Group II and
Group III mortgage loans,  respectively,  and approximately  23.39% of the mortgage loans in the aggregate,  will adjust annually based on One-Year  LIBOR.  One-Year LIBOR will be a per
annum  rate  equal  to  the  average  of  interbank   offered   rates  for   one-year   U.S.
dollar-denominated  deposits  in the London  market  based on  quotations  of major banks as published  in The  Wall  Street  Journal  and are  most  recently  available  as of the time specified in the related mortgage note.

      The  following  does not  purport to be  representative  of future  levels of One-Year
LIBOR.  No assurance can be given as to the level of One-Year LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of One-Year LIBOR.

                                             One-Year LIBOR
================================================================================
Date                       1999     2000     2001     2002     2003      2004
--------------------------------------------------------------------------------
January 1..............    5.06%    6.75%    5.17%    2.49%     1.45%    1.48%
February 1.............    5.40     6.76     4.88     2.43      1.38     1.37
March 1................    5.25     6.94     4.67     3.00      1.28     1.35
April 1................    5.23     7.10     4.44     2.63      1.36     1.81
May 1..................    5.56     7.50     4.24     2.59      1.21     2.08
June 1.................    5.84     7.18     4.18     2.28      1.19
July 1.................    5.89     7.08     3.82     2.09      1.16
August 1...............    6.06     6.97     3.56     1.90      1.44
September 1............    6.04     6.80     2.64     1.73      1.45
October 1..............    6.25     6.73     2.27     1.64      1.24
November 1.............    6.27     6.56     2.39     1.73      1.48
December 1.............    6.50     6.00     2.44     1.45      1.60

      One-Year U.S. Treasury.  With respect to approximately  0.24%, 73.32% and 0.15% of the
Group I, Group II and Group III mortgage loans,  respectively,  and  approximately  5.52% of the mortgage loans in the aggregate,  the Index will be based on the weekly average yield on
U.S.  Treasury  securities  adjusted to a constant  maturity of one year,  or One-Year  U.S.
Treasury, as reported by the Federal Reserve Board in statistical Release No. H.15(519),  or the Release, as most recently available as of the date forty-five days,  thirty-five days or thirty days prior to the  adjustment  date or on the  adjustment  date as  published  in the place specified in the related  mortgage note and as made available as of the date specified in the related  mortgage  note. In the event that the Index  specified in a mortgage note is no  longer  available,  an  index  reasonably  acceptable  to the  Trustee  that is based on comparable  information  will be selected by the Master  Servicer,  to the extent that it is permissible under the terms of the related mortgage note and mortgage.

      One-Month  LIBOR.  Approximately  2.07%,  0.00% and 2.31% of the Group I, Group II and
Group III mortgage loans,  respectively,  and  approximately  2.03% of the mortgage loans in the aggregate,  will adjust monthly based on One-Month LIBOR.  One-Month LIBOR will be a per
annum  rate  equal  to  the  average  of  interbank   offered  rates  for   one-month   U.S.
dollar-denominated  deposits  in the London  market  based on  quotations  of major banks as published  in The  Wall  Street  Journal  and are  most  recently  available  as of the time specified in the related mortgage note.

      Six-Month U.S. Treasury.  With respect to approximately  0.00%, 0.39% and 0.00% of the
Group I, Group II and Group III mortgage loans,  respectively,  and  approximately  0.03% of the mortgage loans in the aggregate,  the Index will be based on the weekly average yield on
U.S.  Treasury  securities  adjusted to a constant maturity of six months, or Six-Month U.S.
Treasury, as reported by the Federal Reserve Board in statistical Release No. H.15(519),  or the Release, as most recently available as of the date forty-five days,  thirty-five days or thirty days prior to the  adjustment  date or on the  adjustment  date as  published  in the place specified in the related  mortgage note and as made available as of the date specified in the related  mortgage  note. In the event that the Index  specified in a mortgage note is no  longer  available,  an  index  reasonably  acceptable  to the  Trustee  that is based on comparable  information  will be selected by the Master  Servicer,  to the extent that it is permissible under the terms of the related mortgage note and mortgage.

      Eleventh  District COFI. With respect to approximately  0.09% of the mortgage loans in the  aggregate,  the Index will be based on the Eleventh  District  Cost of Funds Index,  or
Eleventh  District COFI,  which is the monthly weighted average cost of funds for depository institutions  that have home offices  located in Arizona,  California or Nevada and that are members of the  Eleventh  District  of the Federal  Home Loan Bank  System as computed  from statistics tabulated and published by the Federal Home Loan Bank of San Francisco.

                              THE MASTER SERVICER AND THE SERVICERS

General

      Wells Fargo Bank, National  Association,  or Wells Fargo or the Master Servicer,  will act as the Master  Servicer of the  mortgage  loans  pursuant  to the Pooling and  Servicing
Agreement,  dated as of June 1, 2004, or the Agreement, among the Depositor, EMC, the Master
Servicer, the Securities Administrator and the Trustee.

      Primary  servicing  of the  mortgage  loans will be provided  for in  accordance  with various sale and servicing agreements or similar agreements,  or Servicing Agreements,  each of which will be assigned to the Trust  pursuant to the  Agreement  and various  Assignment,
Assumption and Recognition  Agreements  among the related  Servicer,  EMC and the Trustee on behalf of the  Certificateholders;  provided,  however,  that EMC will  retain  the right to enforce  the  representations  and  warranties  made by the  Servicers  with  respect to the related  mortgage loans against them. The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement,  and the Master Servicer will be  required to monitor  their  performance.  In the event of a default by a Servicer  under the  related  Servicing  Agreement,  the Master  Servicer  will be  required  to enforce any remedies  against the Servicer,  and shall either find a successor  Servicer or shall assume the  primary  servicing  obligations  for the  related  mortgage  loans  itself.  Under some circumstances,  expenses  incurred  by the Master  Servicer in  connection  with a servicing transfer may be reimbursed from the Trust.

      The information set forth in the following  paragraphs with respect to Wells Fargo and the Servicers has been provided by the respective party. None of the Depositor,  the Seller, the Securities  Administrator,  the  Underwriter,  the Trustee,  or any of their  respective affiliates have made or will make any  representation  as to the accuracy or completeness of such information, other than the Seller as to itself.

The Master Servicer

      Wells  Fargo is a national  banking  association,  with its master  servicing  offices located at 9062 Old Annapolis Road, Columbia,  Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential  mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Servicers

      EMC, GreenPoint and 13 other servicers,  none of which will service more than 5.58% of the  mortgage  loans in the  aggregate,  collectively  referred  to as the  Servicers,  will service the related  mortgage  loans in accordance  with the related  Servicing  Agreements, each of which will be assigned to the Trust on the Closing Date.

      The following  table shows the  percentage of the mortgage  loans which are or will be serviced by the various Servicers.

                                             Percentage of
                    Name of Servicer        Mortgage Loans
                    ----------------        --------------
                       EMC                        65.59%
                       GreenPoint                 21.20%
                       Others                     13.21%

      The  information  set forth below in this section  describes the Servicers  which will service more than 10% of the mortgage loans in the aggregate.

EMC

      The  information  set  forth in the  following  paragraphs  has been  provided  by EMC
Mortgage  Company,  or EMC. None of the Depositor,  the Trustee,  the Master  Servicer,  the
Securities  Administrator,  the Underwriter or any of their respective  affiliates have made or will make any representation as to the accuracy or completeness of such information.

      EMC, a wholly owned subsidiary of The Bear Stearns  Companies Inc., was established as a full line mortgage  banking company to facilitate the purchase and servicing of whole loan portfolios  containing  various levels of quality from "investment grade" to varying degrees of  "non  investment  grade"  up to and  including  mortgaged  properties  acquired  through foreclosure or deed in lieu of  foreclosure.  EMC was  incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

      The principal  business of EMC has been the resolution of non  performing  residential mortgage loan portfolios acquired from Resolution Trust Corporation,  from private investors and from the Department of Housing and Urban  Development  through its auctions of defaulted
Federal Housing Authority  mortgage loans.  EMC's servicing  portfolio consists primarily of two categories:

o     performing  investment  quality loans serviced for EMC's own account or the account of
            Fannie  Mae,   Freddie  Mac,   private   mortgage   conduits  and  various
            institutional investors; and

o     non investment  grade,  sub performing  loans, non performing loans and REO properties serviced  for  EMC's own  account  and for the  account  of  investors  in securitized performing and non performing collateral transactions.

      EMC's  operations  resemble  those of most  mortgage  banking  companies,  except that significant  emphasis is placed on the collection and due diligence areas, due to the nature of  the  mortgage  portfolios  purchased.  As  of  February  29,  2004,  EMC  was  servicing approximately $15.6 billion of mortgage loans and REO property.

Delinquency and Foreclosure Experience of EMC

      The following table sets forth the delinquency and foreclosure  experience of mortgage loans  serviced by EMC as of the dates  indicated.  EMC's  portfolio  of mortgage  loans may differ  significantly  from  the  mortgage  loans  backing  the  certificates  in  terms  of underwriting standards, interest rates, principal balances,  geographic distribution,  types of properties and other possibly relevant  characteristics.  There can be no assurance,  and no representation  is made, that the delinquency and foreclosure  experience with respect to the mortgage loans backing the  certificates  will be similar to that reflected in the table below, nor is any  representation  made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual  delinquency  experience on the mortgage loans will  depend,  among other  things,  upon the value of the real estate  securing  such mortgage loans and the ability of borrowers to make required payments.

                         Delinquency and Foreclosure Experience(1)

                           As of November 30, 2001               As of November 30, 2002
                      -----------------------------------  -------------------------------------
                                                % by                                    % by
                      No. of     Principal      Principal  No. of      Principal      Principal
                      Loans      Balance3       Balance    Loans       Balance(2)      Balance
                      --------    ----------     -------- -------     --------------   -------
Current Loans......    76,892  $4,291,550,897   58.30%    107,444     $6,863,380,896    62.44%
Period of
Delinquency(3).....
  30-59 Days.......    14,425    795,817,499    10.81      17,455      1,044,663,778      9.50
  60-89 Days.......     4,935    279,727,400     3.80       6,524        401,534,696      3.65
  90 Days or more..    10,257    530,744,768     7.21      13,797        686,521,557      6.25
Foreclosure/
  bankruptcies(4)      19,054  1,213,468,377    16.48      24,299      1,663,845,463     15.14
Real Estate Owned..     4,234    249,853,497     3.39       5,014        331,882,863      3.02
Total Portfolio....   129,795 $7,361,162,438   100.00%    174,533    $10,991,829,253    100.00%
                      ============================================================================

                              As of November 30, 2003            As of February 29, 2004
                      -------------------------------------  -------------------------------------
                                                   % by                                   % by
                      No. of     Principal       Principal   No. of     Principal       Principal
                      Loans      Balance(2)       Balance    Loans      Balance(2)      Balance
                      -------   ------------     ---------  -------   ----------------   --------
Current Loans......   116,121   $8,638,124,015    68.08%    120,768   11,373,524,198     72.75%
Period of
Delinquency(3).....
  30-59 Days.......    17,011    1,092,638,661     8.61      15,841    1,163,579,382      7.44
  60-89 Days.......     6,194      405,096,220     3.19       5,975      436,200,210      2.79
  90 Days or more..    15,417      760,682,618     5.99      15,471      811,382,765      5.19
Foreclosure/
  bankruptcies(4)      20,652    1,497,106,926    11.80      20,874    1,560,163,616      9.98
Real Estate Owned..     3,553      295,106,372     2.33       3,331      288,536,679      1.85
Total Portfolio....   168,948  $12,688,754,812   100.00%    182,260  $15,633,386,850    100.00%
                      ============================================================================
------------------
1  The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
2  For the REO properties, the principal balance is at the time of foreclosure.
3  No mortgage loan is included in this table as delinquent until it is 30 days past due.
4  Exclusive of the number of loans and principal balance shown in the period of delinquency.

      Since the mortgage loans were  originated by various  originators at different  times, it is unlikely  that the  delinquency  and  foreclosure  experience  set forth above will be representative  of the actual  delinquency and foreclosure  experience on the mortgage loans in the trust  fund or even  representative  of the  mortgage  loans in the trust  fund being serviced by EMC.  There can be no assurance  that  factors  beyond  EMC's  control,  such as national or local  economic  conditions or downturn in the real estate  markets in which the mortgaged  properties are located,  will not result in increased rates of delinquencies  and foreclosure losses in the future.

GreenPoint

.......The principal  executive  offices of GreenPoint  are located at 100 Wood Hollow Drive,
Novato,  California  94945.  As of  December  31,  2003,  GreenPoint's  servicing  portfolio consisted of approximately  212,711 loans.  GreenPoint may perform its duties through one or more  subservicers.  For a more detailed  description  of  GreenPoint,  please see "Mortgage
Loan Origination-The Originators-GreenPoint" in this prospectus supplement.

      On February 16, 2004,  GreenPoint Financial Corp. and North Fork Bancorporation,  Inc.
announced  that they had signed a definitive  agreement in which North Fork  Bancorporation,
Inc. will acquire  GreenPoint  Financial  Corp.  The  transaction is subject to all required regulatory  approvals,  approval by the  shareholders  of both companies and other customary conditions.  GreenPoint  expects that the transaction  will be completed during the third or fourth quarter of 2004.

.............The  information  set forth in the  following  paragraphs  has been  provided by
GreenPoint.  None of the  Depositor,  the  Trustee,  the  Master  Servicer,  the  Securities
Administrator  the Underwriter or any of their respective  affiliates have made or will make any representation as to the accuracy or completeness of such information.

            Delinquency and Foreclosure Experience

       The following table summarizes the delinquency  experience for all the mortgage loans originated  and serviced by  GreenPoint.  The data  presented in the following  table is for illustrative  purposes only, and there is no assurance  that the  delinquency  experience of the mortgage loans included in the trust will be similar to that set forth below.

             Overall Mortgage Portfolio Delinquency and Foreclosure Experience
                                   (dollars in thousands)

                                      At December 31,                                     March 31,
                       -------------------------------------------------------    --------------------
                            2003                 2002              2001                    2004
                       ------------------  ----------------   ----------------    --------------------
                                 Percent    Number  Percent   Number   Percent    Number     Percent
                       Number    of         of      of        of Loans of         of Loans   of
                       of        Servicing  Loans   Servicing          Servicing             Servicing
                       Loans     Portfolio          Portfolio          Portfolio             Portfolio
                       ------------------  ----------------   ----------------    --------------------
Total Portfolio*....   212,711   6.20%     198,483   6.73%    195,786  6.71%       226,607     5.07%

Period of Delinquency
  30-59 days........   6,381     3.00%       7,026   3.54%      7,488   3.82%        5,295      2.34%
  60-89 days........   2,056     0.97%       2,101   1.06%      2,065   1.05%        1,594      0.70%
  90 days or more...   1,922     0.90%       1,910   0.96%      1,529   0.78%        1,784      0.79%

Total Delinquencies
----------------------
  (excluding
  Foreclosures)**...   10,359    4.87%   11,037      5.56%     11,082   5.66%        8,673      3.83%

Foreclosures Pending   2,831     1.33%    2,319      1.17%      1,999   1.02%        2,827      1.25%

*  The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
** Percentages may not total properly due to rounding.

                                 MORTGAGE LOAN ORIGINATION

 Originators

      Approximately  78.51% of the Group I mortgage  loans and  approximately  74.90% of the
Group III mortgage  loans (or,  collectively,  the EMC Loans) are being acquired by EMC, who acquired them from various sellers.  Approximately  21.03% of the Group I mortgage loans and approximately  24.75% of the Group III  mortgage  loans  (or  collectively,  the  GreenPoint
Loans) were  originated by GreenPoint.  Approximately  35.66% of the Group II mortgage loans
(or the GMACM Loans) were originated by GMAC Mortgage  Corporation.  Approximately 31.86% of
the Group II mortgage  loans (or the  Cendant  Loans) were  originated  by Cendant  Mortgage
Corporation.  Approximately  15.75% of the Group II mortgage  loans (or the WFHM Loans) were originated  by Wells Fargo Bank,  N.A.  (successor  by merger to Wells Fargo Home  Mortgage,
Inc.).  Approximately  4.92% of the Group II mortgage  loans (or the Chevy Chase Loans) were originated by Chevy Chase Bank,  F.S.B.  The  remainder of the Group II mortgage  loans were originated by 7 other  originators,  none of which  originated  more than 5% of the Group II mortgage  loans.  In addition  to the  following,  the  originators  also may use  automated underwriting  systems  such as Fannie  Mae's  Desktop  Underwriter  or  Freddie  Mac's  Loan
Prospector  and will have  documentation  as required by such systems.  These mortgage loans are  treated  in  this  prospectus  supplement  as if  they  were  originated  with  full or alternative documentation.

EMC

      The EMC Loans have been  acquired  by EMC from  various  sellers  and were  originated generally in accordance with the  underwriting  guidelines  established by EMC and described below.

Underwriting Guidelines for EMC Loans

      The mortgage loans are "conventional  non-conforming mortgage loans" (i.e., loans that are not insured by the Federal  Housing  Authority,  or FHA, or partially  guaranteed by the
Veterans  Administration  or which do not qualify for sale to Fannie Mae or Freddie Mac) and are  secured  by first  liens on one-to  four-family  residential  properties.  These  loans typically  differ from those  underwritten  to the guidelines  established by Fannie Mae and
Freddie  Mac  primarily  with  respect to the  original  principal  balances,  loan-to-value ratios, borrower income,  required documentation,  interest rates, borrower occupancy of the mortgaged property,  property types and/or mortgage loans with loan-to-value ratios over 80%
that do not have primary mortgage  insurance.  The mortgage loans originated or purchased by
EMC and were generally underwritten in accordance with the standards described herein.

      Such underwriting  standards are applied to evaluate the prospective borrower's credit standing  and  repayment  ability and the value and  adequacy of the  mortgaged  property as collateral.  These standards are applied in accordance with the applicable federal and state laws  and  regulations.  Exceptions  to  the  underwriting  standards  are  permitted  where compensating factors are present.

      Generally,  each mortgagor will have been required to complete an application designed to provide  to the  lender  pertinent  credit  information  concerning  the  mortgagor.  The mortgagor  will have given  information  with  respect to its  assets,  liabilities,  income
(except as described below),  credit history,  employment history and personal  information, and will have  furnished  the lender  with  authorization  to obtain a credit  report  which summarizes the mortgagor's credit history. In the case of investment  properties and two- to four-unit  dwellings,  income derived from the mortgaged  property may have been  considered for  underwriting  purposes,  in addition to the income of the mortgagor from other sources.
With respect to second  homes or vacation  properties,  no income  derived from the property will have been considered for underwriting purposes.

      With respect to purchase money or rate/term  refinance  loans secured by single family residences,  loan-to-value  ratios  at  origination  of up to 97% for  mortgage  loans  with original  principal  balances of up to  $400,000,  up to 95% for mortgage  loans  secured by one-to-two  family,  primary  residences with original  principal balances of up to $400,000 and up to 90% for mortgage  loans secured by one-to-four  family,  primary  residences  with original  principal  balances of up to $650,000 are generally  allowed.  Mortgage loans with principal balances up to $1,000,000,  or super jumbos, are allowed if the loan is secured by the borrower's  primary  residence.  The loan-to-value  ratio for super jumbos generally may not exceed 80%. For cash out refinance loans, the maximum  loan-to-value  ratio generally is
90% and the maximum "cash out" amount  permitted is based in part on the original  amount of the related mortgage loan.

      With respect to mortgage loans secured by investment properties,  loan-to-value ratios at  origination  of up to 95% for  mortgage  loans with  original  principal  balances up to
$1,000,000  are permitted.  Mortgage loans secured by investment  properties may have higher original  principal  balances  if they have  lower  loan-to-value  ratios at  origination  -
typically below 80%. For cash out refinance  loans, the maximum  loan-to-value  ratio can be as high as 95% and the maximum "cash out" amount  permitted is based in part on the original amount of the related mortgage loan.

      Except in the case of 0.46% of the Group I  mortgage  loans and 0.31% of the Group III mortgage loans, each EMC Loan with an original  loan-to-value ratio at origination exceeding
80%, has a primary  mortgage  insurance  policy insuring a portion of the balance of the EMC
Loan at least equal to the product of the original  principal  balance of the mortgage  loan and a fraction,  the numerator of which is the excess of the original  principal  balance of such mortgage  loan over 75% of the lesser of the  appraised  value and the selling price of the related  mortgaged  property  and the  denominator  of which is the  original  principal balance of the related mortgage loan, plus accrued interest thereon and related  foreclosure expenses is generally  required.  No such primary mortgage insurance policy will be required with  respect to any such EMC Loan after the date on which the related  loan-to-value  ratio decreases  to 80% or less or,  based  upon new  appraisal,  the  principal  balance  of such mortgage loan  represents 80% or less of the new appraised  value.  All of the insurers that have issued primary  mortgage  insurance  policies with respect to the EMC Loans meet Fannie
Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

      In determining whether a prospective  borrower has sufficient monthly income available
(i) to meet the borrower's  monthly  obligation on their proposed  mortgage loan and (ii) to meet the monthly housing expenses and other financial  obligations on the proposed  mortgage loan,  each  lender  generally  considers,  when  required by the  applicable  documentation program,  the ratio of such amounts to the proposed  borrower's  acceptable  stable  monthly gross income.  Such ratios vary depending on a number of  underwriting  criteria,  including loan-to-value ratios, and are determined on a loan-by-loan basis.

      Each lender also examines a prospective  borrower's  credit  report.  Generally,  each credit report provides a credit score for the borrower.  Credit scores  generally range from
350 to 840 and are  available  from three  major  credit  bureaus:  Experian  (formerly  TRW
Information  Systems and  Services),  Equifax and Trans Union.  If three  credit  scores are obtained,  the originator applies the middle score of the primary wage earner. Credit scores are  empirically  derived  from  historical  credit  bureau  data and  represent a numerical weighing of a borrower's  credit  characteristics  over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related  characteristics or variables.  Common characteristics include the number of credit lines (trade lines), payment history,  past  delinquencies,  severity of  delinquencies,  current levels of indebtedness, types of credit and length of credit  history.  Attributes  are the specific  values of each characteristic.  A scorecard (the model) is created with weights or points  assigned to each attribute.  An individual loan  applicant's  credit score is derived by summing together the attribute weights for that applicant.

GreenPoint

      Approximately  21.03%  of the  Group I  mortgage  loans  and  24.75%  of the Group III mortgage loans have been originated generally in accordance with the following  underwriting guidelines established by GreenPoint.

      GreenPoint,  a New  York  corporation,  is a wholly  owned  subsidiary  of  GreenPoint
Financial  Corp., a national  specialty  housing finance  company.  GreenPoint is engaged in the mortgage  banking  business,  which consists of the origination,  acquisition,  sale and servicing of  residential  mortgage  loans  secured  primarily  by one- to four-unit  family residences,  and the purchase and sale of mortgage servicing rights.  GreenPoint  originates loans through a nationwide network of production  branches.  Loans are originated  primarily through  GreenPoint's  wholesale  division,  through a network of independent  mortgage loan
brokers  approved  by  GreenPoint,   and  also  through  its  retail  lending  division  and
correspondent lending division.

      GreenPoint's   present  business  operations  were  formed  through  the  transfer  to
GreenPoint  effective  October 1,  1999, of the assets and liabilities of Headlands Mortgage
Company.  Simultaneously  with the  transfer,  GreenPoint  Mortgage  Corp.,  a subsidiary of
GreenPoint  Financial Corp.  specializing in  non-conforming,  no  documentation  loans, was merged into  GreenPoint.  All of the mortgage  operations of GreenPoint  Financial Corp. are now conducted through GreenPoint.

      GreenPoint is headquartered  in northern  California,  and has production  branches in
California,  Washington,  Oregon, New Mexico,  Virginia,  Pennsylvania,  Idaho, Florida, New
Jersey and Arizona.  Loans are originated  primarily on a wholesale basis, through a network of  independent  mortgage  loan  brokers  approved  by  GreenPoint.  GreenPoint's  executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

      On February 16, 2004,  GreenPoint Financial Corp. and North Fork Bancorporation,  Inc.
announced  that they had signed a definitive  agreement in which North Fork  Bancorporation,
Inc. will acquire  GreenPoint  Financial  Corp.  The  transaction is subject to all required regulatory  approvals,  approval by the  shareholders  of both companies and other customary conditions.  GreenPoint  expects that the transaction  will be completed during the third or fourth quarter of 2004.

GreenPoint Underwriting Guidelines

      The  GreenPoint  underwriting  guidelines are generally not as strict as Fannie Mae or
Freddie Mac guidelines.  Generally,  the GreenPoint  underwriting  guidelines are applied to evaluate the prospective  borrower's credit standing and repayment ability and the value and adequacy  of the  mortgaged  property  as  collateral.  Based on these  and  other  factors,
GreenPoint  will  determine  the level of  documentation  to be provided by the  prospective
borrower.   Exceptions  to  the  GreenPoint  underwriting  guidelines  are  permitted  where compensating factors are present.

      In determining whether a prospective  borrower has sufficient monthly income available to meet the borrower's  monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations,  GreenPoint generally considers,  when required by the applicable  documentation program, the ratio of those amounts to the proposed borrower's monthly  gross income.  These ratios vary  depending on a number of  underwriting  criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

      GreenPoint  acquires or originates  many mortgage loans under "limited  documentation"
or "no documentation"  programs.  Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged  property as  collateral,  credit  history and other assets of the borrower,  than on verified  income of the borrower.  Mortgage loans underwritten  under this type of program  are  generally  limited to  borrowers  with credit histories  that  demonstrate  an  established  ability  to  repay  indebtedness  in a timely
fashion,  and  certain  credit  underwriting   documentation  concerning  income  or  income
verification  and/or  employment  verification  is waived.  Mortgage  loans  originated  and acquired with limited documentation  programs include cash-out refinance loans,  super-jumbo mortgage loans and mortgage loans secured by  investor-owned  properties.  Permitted maximum loan-to-value ratios (including secondary  financing) under limited  documentation  programs are generally more  restrictive  than mortgage loans  originated with full  documentation or alternative documentation  requirements.  Under no documentation programs, income ratios for the prospective  borrower are not  calculated.  Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective  borrower, rather than on verified income and assets of the borrower.  Documentation concerning income, employment  verification  and  asset  verification  is  waived  and  income  ratios  are not calculated.  Mortgage  loans  underwritten  under no  documentation  programs are  generally limited to borrowers with  favorable  credit  histories and who satisfy other  standards for limited documentation programs.

                            DESCRIPTION OF THE CERTIFICATES

      The following  summaries  describing  certain  provisions of the  certificates  do not purport to be complete and are subject to, and are qualified in their  entirety by reference to, the prospectus and the provisions of the Agreement relating to the certificates  offered hereby.

General

      The Bear Stearns ALT-A Trust Mortgage  Pass-Through  Certificates,  Series 2004-6,  or
the  Certificates,  will  consist of the classes of  Certificates  offered  hereby and other classes  of  certificates,  or Other  Certificates,  which are not being  offered  hereby as described under "Summary of Terms-Offered Certificates."

      The  Certificates  will  evidence in the  aggregate  the entire  beneficial  ownership interest in the Trust.  The Trust will consist of (i) the mortgage  loans;  (ii) such assets as from time to time are  identified  as deposited  in respect of the mortgage  loans in the
Protected  Accounts  (as  defined  in the  prospectus)  established  for the  collection  of payments on the mortgage  loans  serviced by the related  Servicer,  in the Master  Servicer
Collection Account and in the Distribution  Account (each as defined below) and belonging to the Trust;  (iii) property acquired by foreclosure of such mortgage loans or by deed in lieu of foreclosure;  (iv) any standard hazard insurance  policies;  (v) the Cap Contracts;  (vi)
the Seller's rights in respect of any additional  collateral;  and (vii) all proceeds of the foregoing.

      Each class of Book-Entry  Certificates  will  initially be  represented by one or more
Global  Securities  registered  in the name of a  nominee  of DTC.  The  Depositor  has been informed by DTC that DTC's nominee will be Cede & Co.  Beneficial  interests will be held by investors through the book-entry  facilities of DTC in minimum  denominations of $25,000 and increments of $1,000 in excess thereof.  One Certificate of each such class may be issued in a different  principal  amount to accommodate the remainder of the initial  principal amount of the Certificates of such Class.

      No person  acquiring an interest in any class of the Book-Entry  Certificates  will be entitled to receive a certificate  representing such person's interest,  except as set forth below under "-Definitive Certificates".  Unless and until definitive certificates are issued under the limited circumstances  described in this prospectus supplement,  all references to actions by  certificateholders  with respect to the Book-Entry  Certificates  shall refer to actions taken by DTC upon  instructions  from its  participants  and all  references in this
prospectus   supplement   to   distributions,    notices,    reports   and   statements   to
certificateholders   with   respect  to  the   Book-Entry   Certificates   shall   refer  to
distributions,  notices,  reports and  statements  to DTC or Cede & Co.,  as the  registered holder of the Book-Entry Certificates,  for distribution to Certificate Owners in accordance with DTC procedures.  See "-Book-Entry  Registration" and "-Definitive Certificates" in this prospectus supplement.

      The Residual  Certificates  may not be purchased  by or  transferred  to a Plan except upon  delivery of a  certification  of facts or an opinion of  counsel,  as provided in this prospectus supplement.  See "ERISA  Considerations" in this prospectus supplement.  Transfer of the Residual Certificates will be subject to additional  restrictions and transfer of the
Residual  Certificates to any non-United  States person will be prohibited,  in each case as described under "Federal Income Tax  Consequences-REMICS-Tax  and  Restrictions On Transfers
of REMIC Residual  Certificates to Certain  Organizations" and "-Taxation of Owners of REMIC
Residual  Certificates-Noneconomic  REMIC  Residual  Certificates"  in  the  prospectus.  No service  charge  will be imposed for any  registration  of  transfer  or  exchange,  but the
Trustee  may  require  payment of a sum  sufficient  to cover any tax or other  governmental charge imposed in connection therewith.

      All  distributions  to  holders  of the  offered  certificates,  other  than the final distribution on any class of offered  certificates,  will be made on each  distribution date by or on behalf of the Trustee to the persons in whose  names the offered  certificates  are registered at the close of business on the related Record Date.  Distributions  will be made either (a) by check  mailed to the  address of each  certificateholder  as it appears in the certificate  register or (b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Offered Certificate,  by wire transfer in immediately  available  funds to the  account  of the  certificateholders  specified  in the request.  The final  distribution on any class of offered  certificates will be made in like manner,  but only upon  presentment and surrender of the class at the corporate trust office of the Trustee or any other location  specified in the notice to  certificateholders  of the final distribution.

      The  Certificates  will not be  listed  on any  securities  exchange  or quoted in the automated quotation system of any registered securities association.  As a result, investors in the  Certificates  may  experience  limited  liquidity.  See  "Risk  Factors-The  Offered
Certificates  Will Have Limited  Liquidity,  So You May Be Unable to Sell Your Securities or
May Be Forced to Sell Them at a Discount from Their Fair Market  Value." in this  prospectus supplement.

Book-Entry Registration

DTC is a limited-purpose  trust company organized under the laws of the State of New York, a member of the Federal Reserve  System,  a "clearing  corporation"  within the meaning of the
New York  Uniform  Commercial  Code,  and a  "clearing  agency"  registered  pursuant to the provisions  of Section 17A of the Exchange Act. DTC was created to hold  securities  for its participants  and to  facilitate  the clearance  and  settlement of securities  transactions between  participants  through  electronic  book entries,  thereby  eliminating the need for physical movement of certificates.

      Certificate  Owners that are not  participants or indirect  participants but desire to purchase,  sell or otherwise  transfer  ownership of, or other  interests in, the Book-Entry
Certificates  may do so only through  participants and indirect  participants.  In addition,
Certificate  Owners will  receive all  distributions  of  principal  of and  interest on the
Book-Entry  Certificates  from the  Trustee  through DTC and DTC  participants.  The Trustee will  forward  payments  to DTC  in  same  day  funds  and  DTC  will  forward  payments  to participants  in  next  day  funds  settled  through  the  New  York  Clearing  House.  Each participant  will be responsible  for disbursing the payments.  Unless and until  definitive certificates  are  issued,  it is  anticipated  that  the  only  certificateholders  of  the
Book-Entry  Certificates will be Cede & Co., as nominee of DTC.  Certificate Owners will not be  recognized by the Trustee as  certificateholders,  as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of  certificateholders  only indirectly through DTC and its participants.

      Under  the  Rules,  DTC  is  required  to  make  book-entry  transfers  of  Book-Entry
Certificates among  participants and to receive and transmit  distributions of principal of, and interest on, the Book-Entry  Certificates.  Participants and indirect  participants with which  Certificate  Owners  have  accounts  with  respect  to  the  Book-Entry  Certificates similarly are required to make book-entry  transfers and receive and transmit these payments on behalf of their respective Certificate Owners.  Accordingly,  although Certificate Owners
will  not  possess  definitive  certificates,   the  Rules  provide  a  mechanism  by  which
Certificate  Owners  through  their  participants  and  indirect  participants  will receive payments and will be able to transfer their interest.

      Because  DTC can only act on  behalf  of  participants,  who in turn act on  behalf of indirect  participants and on behalf of certain banks, the ability of a Certificate Owner to pledge  Book-Entry  Certificates  to persons or entities that do not  participate in the DTC system, or to otherwise act with respect to Book-Entry  Certificates,  may be limited due to the absence of physical certificates for the Book-Entry  Certificates.  In addition, under a book-entry  format,  Certificate  Owners may experience  delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

      Under the Rules,  DTC will take action  permitted to be taken by a  certificateholders under the Agreement only at the direction of one or more  participants  to whose DTC account the  Book-Entry  Certificates  are credited.  Additionally,  under the Rules,  DTC will take actions with respect to specified  voting  rights only at the  direction of and on behalf of participants  whose  holdings of Book-Entry  Certificates  evidence these  specified  voting rights.  DTC may take conflicting  actions with respect to voting rights, to the extent that participants  whose holdings of Book-Entry  Certificates  evidence voting rights,  authorize divergent action.

      The Depositor,  the Master Servicer, the Securities  Administrator,  the Servicers and
the Trustee  will have no  liability  for any aspect of the records  relating to or payments made on account of beneficial  ownership  interests in the Book-Entry  Certificates  held by
Cede & Co., as nominee for DTC, or for  maintaining,  supervising  or reviewing  any records relating to beneficial ownership interests.

Definitive Certificates

      Definitive  certificates  will be issued  to  Certificate  Owners  or their  nominees, respectively,  rather  than to DTC or its  nominee,  only if (1) the  Depositor  advises the
Trustee  in  writing  that  DTC is no  longer  willing  or able to  properly  discharge  its responsibilities  as clearing  agency with respect to the  Book-Entry  Certificates  and the
Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor,  at its option, elects to terminate the book-entry system through DTC.  Additionally,  after the occurrence of an event of default under the Agreement,  any Certificate Owner materially and adversely  affected  thereby may, at its option,  request and, subject to the procedures set forth in the  Agreement,  receive  a  definitive  certificate  evidencing  such  Certificate
Owner's fractional undivided interest in the related class of Certificates.

      Upon  its  receipt  of  notice  of  the  occurrence  of  any  event  described  in the immediately  preceding  paragraph,  the Trustee is  required to request  that DTC notify all
Certificate Owners through its participants of the availability of definitive  certificates.
Upon  surrender  by  DTC  of  the  definitive   certificates   representing  the  Book-Entry
Certificates and receipt of instructions for  re-registration,  the Trustee will reissue the
Book-Entry  Certificates  as  definitive  certificates  issued in the  respective  principal amounts owned by individual  Certificate  Owners,  and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Certificates

      On each distribution  date, the Trustee will withdraw the available funds with respect to the  related  Loan Group from the  Distribution  Account for such  distribution  date and apply such amounts as follows:

      First,  to pay any accrued and unpaid  interest  on the  offered  certificates  in the following order of priority:

1.    From Interest Funds in respect of:

            (a)   Loan Group I, to the Class I-A  certificates,  the  Current  Interest  and then any Interest Carry Forward Amount for such class;

            (b)   Loan Group II, to the Class II-A  certificates,  the Current  Interest and then any Interest  Carry Forward  Amount for each such class,  pro rata,  based on the
      Current Interest and Interest Carry Forward Amount due each such class;

            (c)   Loan Group III, to the Class III-A certificates,  the Current Interest and then any Interest Carry Forward Amount for such class;

2.    From remaining Interest Funds in respect of:

            (a)   Loan  Group I, to each  Class of Class  II-A  certificates  and the  Class
      III-A  certificates,  the Current  Interest and any Interest  Carry Forward Amount for
      each such class to the extent not paid in clauses 1(b) and 1(c) above,  pro rata based on the remaining amounts owed to such classes;

            (b)    Loan  Group  II,  to the  Class  I-A  certificates  and the  Class  III-A certificates,  the Current  Interest and any Interest  Carry  Forward  Amount for each such class to the extent not paid in clauses  1(a) and 1(c)  above,  pro rata based on the remaining amounts owed to such classes;

            (c)   Loan  Group  III,  to the Class I-A  certificates  and each Class of Class
      II-A  certificates,  the Current  Interest and any Interest  Carry Forward  Amount for
      each such class to the extent not paid in clauses 1(a) and 1(b) above,  pro rata based on the remaining amounts owed to such classes;

      3.    From remaining  Interest Funds in respect of all Loan Groups,  to the Class M-1,
      Class M-2,  Class B-1 and Class B-2  certificates,  sequentially,  in that order,  the
      Current Interest for each such class;

      4.    Any   Excess   Spread   to  the   extent   necessary   to   meet  a   level   of
      overcollateralization  equal to the  Overcollateralization  Target  Amount will be the
      Extra  Principal  Distribution  Amount and will be included  as part of the  Principal
      Distribution Amount and distributed in accordance with second (A) and (B) below; and

      5.    Any  Remaining  Excess  Spread  will be applied as Excess  Cashflow  pursuant to clauses Third through Eleventh below.

      On any distribution date, any shortfalls  resulting from the application of the Relief
Act and any  Prepayment  Interest  Shortfalls  to the  extent not  covered  by  Compensating
Interest Payments will be allocated,  first, in reduction of amounts otherwise distributable to the Class B-IO  Certificates and Residual  Certificates,  and thereafter,  to the Current
Interest  payable to the offered  certificates,  on a pro rata basis,  on such  distribution date,  based on the respective  amounts of interest  accrued on such  Certificates  for such distribution  date.  The  holders  of the  offered  certificates  will  not be  entitled  to reimbursement for any such interest shortfalls.

      On any  distribution  date,  the Group II Senior  Percentage of any Deferred  Interest
will be  allocated  to the  Certificate  Principal  Balances of each class of the Class II-A
Certificates,  on a  pro  rata  basis,  in  accordance  with  their  respective  Certificate
Principal  Balances and any remaining Deferred Interest will be allocated to the Certificate
Principal  Balances of the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates,  on a
pro rata basis, in accordance with their respective Certificate Principal Balances.

      Second,  to pay as  principal  on the  offered  certificates  entitled  to payments of principal, in the following order of priority:

(A)   For each  distribution  date (i) prior to the Stepdown Date or (ii) on which a Trigger
      Event is in effect,  from Principal Funds and the Extra Principal  Distribution Amount
      for such distribution date:

1.    (a) To  the  Class  I-A  certificates,  an  amount  equal  to the  Group  I  Principal
      Distribution  Amount  will be  distributed  until the  Certificate  Principal  Balance thereof is reduced to zero;

               (b)      To the Class  II-A  certificates,  an  amount  equal to the Group II
      Principal Distribution Amount will be distributed pro rata between:

                      (i) the Class  II-A-1  certificates  until the  Certificate  Principal
            Balance thereof is reduced to zero; and

                      (ii)   the   Class   II-A-2   certificates   and  the   Class   II-A-3
            certificates,  which amount will be allocated  sequentially,  in that order,  in each  case  until  the  Certificate  Principal  Balance  of such  class has been reduced to zero; and

               (c)      To the Class III-A  certificates,  an amount  equal to the Group III
      Principal  Distribution  Amount will be distributed  until the  Certificate  Principal
      Balance thereof is reduced to zero;

2.    To the Class M-1 certificates,  any remaining Principal  Distribution Amount until the
      Certificate Principal Balance thereof is reduced to zero;

3.    To the Class M-2 certificates,  any remaining Principal  Distribution Amount until the
      Certificate Principal Balance thereof is reduced to zero;

4.    To the Class B-1 certificates,  any remaining Principal  Distribution Amount until the
      Certificate Principal Balance thereof is reduced to zero; and

5.    To the Class B-2 certificates,  any remaining Principal  Distribution Amount until the
      Certificate Principal Balance thereof is reduced to zero;

(B)   For each  distribution  date on or after the Stepdown Date, so long as a Trigger Event is not in effect,  from Principal  Funds and the Extra Principal  Distribution  Amount
      for such distribution date:

1.    (a)      To the Class I-A  certificates,  an amount  equal to the Class I-A  Principal
      Distribution  Amount,  until the Certificate  Principal  Balance thereof is reduced to zero;

               (b)      To the Class II-A  certificates,  an amount  equal to the Class II-A
      Principal Distribution Amount will be distributed pro rata between:

                      (i) the Class  II-A-1  certificates  until the  Certificate  Principal
            Balance thereof is reduced to zero;

                      (ii)   the   Class   II-A-2   certificates   and  the   Class   II-A-3
            certificates,  which amount will be allocated  sequentially,  in that order,  in each  case  until  the  Certificate  Principal  Balance  of such  class has been reduced to zero; and

               (c)      To the Class III-A certificates,  an amount equal to the Class III-A
      Principal  Distribution  Amount,  until the Certificate  Principal  Balance thereof is reduced to zero;

2.    To the Class M-1 certificates,  from any remaining Principal  Distribution Amount, the
      Class M-1 Principal  Distribution  Amount,  until the  Certificate  Principal  Balance thereof is reduced to zero;

3.    To the Class M-2 certificates,  from any remaining Principal  Distribution Amount, the
      Class M-2 Principal  Distribution  Amount,  until the  Certificate  Principal  Balance thereof is reduced to zero;

4.    To the Class B-1 certificates,  from any remaining Principal  Distribution Amount, the
      Class B-1 Principal  Distribution  Amount,  until the  Certificate  Principal  Balance thereof is reduced to zero; and

5.    To the Class B-2 certificates,  from any remaining Principal  Distribution Amount, the
      Class B-2 Principal  Distribution  Amount,  until the  Certificate  Principal  Balance thereof is reduced to zero;

(C)   Notwithstanding  the  provisions  of  clauses  Second  (A)  and (B)  above,  if on any distribution date the certificates in a Certificate  Group are no longer  outstanding, the portion of the  Principal  Distribution  Amount or the  related  Class A Principal
      Distribution  Amount,  as applicable,  otherwise  allocable to such Certificate  Group will be  allocated  among  the  other  Certificate  Groups,  pro  rata,  based  on the aggregate  Certificate  Balance  of the  Certificate  Group,  after  giving  effect to distributions  in  Second  (A) and  (B)  above,  and  will be  distributed  among  the certificates  in each  Certificate  Group in the manner set forth in Second (A) or (B)
      above, as applicable,  until the Certificate  Principal  Balance of each such class is reduced to zero.

      Third,  from any  Excess  Cashflow,  to the Class  I-A,  Class  II-A and  Class  III-A
certificates,  pro rata in accordance  with the respective  amounts owed to each such class,
(i) any  Interest  Carry  Forward  Amount  for such  Classes  to the  extent  not fully paid pursuant to subclause  First 1 and 2 above and (ii) any Unpaid Realized Loss Amount for each such class for such distribution date;

      Fourth, from any remaining Excess Cashflow,  to the Class M-1 certificates,  an amount equal to (a) any  Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized  Loss
Amount for such class for such distribution date;

      Fifth, from any remaining Excess Cashflow,  to the Class M-2  certificates,  an amount equal to (a) any  Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized  Loss
Amount for such class for such distribution date;

      Sixth, from any remaining Excess Cashflow,  to the Class B-1  certificates,  an amount equal to (a) any  Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized  Loss
Amount for such class for such distribution date;

      Seventh, from any remaining Excess Cashflow, to the Class B-2 certificates,  an amount equal to (a) any  Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized  Loss
Amount for such class for such distribution date;

      Eighth,  from any remaining  Excess  Cashflow,  to each class of Class I-A, Class II-A and Class III-A  certificates,  any Basis Risk Shortfall and any Basis Risk Shortfall  Carry
Forward Amount for each such class for such  distribution  date, pro rata based on the Basis
Risk Shortfall and Basis Risk Shortfall Carry Forward Amount owed to such class;

      Ninth, from any remaining Excess Cashflow,  to the Class M-1, Class M-2, Class B-1 and
Class  B-2  certificates,  in that  order,  any Basis  Risk  Shortfall  and any  Basis  Risk
Shortfall Carry Forward Amount, in each case for such class for such distribution date;

      Tenth,  from any remaining Excess Cashflow,  to the Class B-IO  certificates an amount specified in the Agreement; and

      Eleventh, any remaining amounts to the Residual Certificates.

      On each distribution date, all amounts  representing  prepayment charges in respect of the Group I and Group III mortgage loans received during the related  Prepayment Period will be withdrawn from the  Distribution  Account and shall not be available for  distribution to the holders of the offered  certificates.  Prepayment  charges  with  respect to the Group I and Group III mortgage loans will be distributed to the Class XP  Certificates  as set forth in the Agreement.  The payment of such  prepayment  charges shall not reduce the Certificate
Principal Balance of the Class XP Certificates.

      When a borrower  prepays all or a portion of a mortgage  loan  between due dates,  the borrower pays interest on the amount  prepaid only to the date of  prepayment.  Accordingly, an interest  shortfall  will result equal to the  difference  between the amount of interest collected  and the amount of interest  that would have been due absent such  prepayment.  We refer  to this  interest  shortfall  as a  Prepayment  Interest  Shortfall.  Any  Prepayment
Interest  Shortfalls  resulting from a prepayment in full or in part are required to be paid by the  applicable  Servicer,  but only to the extent  that such  amount does not exceed the aggregate of the  Servicing  Fees on the mortgage  loans  serviced by it for the  applicable distribution date;  provided,  however,  that only Prepayment Interest Shortfalls  resulting from a  prepayment  in full will be covered by Bank of America,  N.A.  and Cendant  Mortgage
Corporation.  Any  Prepayment  Interest  Shortfalls  required to be funded but not funded by the  applicable  Servicer  are required to be paid by the Master  Servicer,  but only to the extent that such amount does not exceed the aggregate Master Servicing  Compensation for the related mortgage loans for the applicable distribution date. None of the Servicers or

the  Master  Servicer  are  obligated  to  fund  interest  shortfalls   resulting  from  the
application  of the  Relief  Act.  The  amount  of the  Master  Servicing  Compensation  and
Servicing Fees used to offset such Prepayment  Interest  Shortfalls is referred to herein as
Compensating Interest Payments.

Allocation of Realized Losses

      Subordination  provides the holders of Certificates  having a higher payment  priority with  protection  against  Realized  Losses on the  mortgage  loans.  In general,  this loss protection is accomplished  by allocating any Realized Losses in excess of available  excess spread and any current  overcollateralization among the Subordinate Certificates,  beginning with the  Subordinate  Certificates  with the lowest payment  priority until the certificate principal balance of that subordinate class has been reduced to zero.

      The Applied  Realized  Loss Amount  shall be allocated  first to the Class B-2,  Class
B-1,  Class M-2 and  Class  M-1  certificates,  in that  order (so long as their  respective
Certificate  Principal  Balances  have not been  reduced  to zero) and  thereafter  Realized
Losses  with  respect  to the Group I mortgage  loans  shall be  allocated  to the Class I-A certificates  until the  Certificate  Principal  Balance  thereof has been  reduced to zero, realized  losses with  respect to the Group II mortgage  loans  shall be  allocated  to each class of the Class II-A certificates,  on a pro rata basis, until the Certificate  Principal
Balance of each such class has been  reduced to zero,  and  realized  losses with respect to the Group III mortgage  loans shall be allocated to the Class III-A  certificates  until the
Certificate  Principal  Balance  thereof has been reduced to zero. Such  subordination  will increase the  likelihood of timely  receipt by the holders of the  Certificates  with higher relative  payment  priority  of the  maximum  amount  to  which  they  are  entitled  on any distribution  date and will provide such holders  protection  against losses  resulting from defaults  on mortgage  loans to the extent  described  in this  prospectus  supplement.  The depositor  will  allocate a loss to a Certificate  by reducing its  principal  amount by the amount of the loss.

      In the event that the  related  Servicer,  the  Master  Servicer  or any  sub-servicer recovers  any  amount in  respect  of a  liquidated  mortgage  loan with  respect to which a
Realized Loss has been incurred  after  liquidation  and  disposition of such mortgage loan, any  such  amount,  which is  referred  to in this  prospectus  supplement  as a  Subsequent
Recovery,  will be distributed as part of available  funds in accordance with the priorities described under "Description of the  Certificates-Distributions on the Certificates" in this prospectus  supplement.  Additionally,  the certificate  principal  balance of each class of
Subordinate  Certificates that has been reduced by the allocation of a Realized Loss to such
Certificate  will be  increased,  in order of  seniority,  by the amount of such  Subsequent
Recovery,  but not in excess of the amount of any Realized  Losses  previously  allocated to such class of Certificates and not previously  offset by Subsequent  Recoveries.  Holders of such  Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Interest Accrual Period  preceding the distribution  date on which such increase occurs.

Excess Spread and Overcollateralization Provisions

      Excess  Spread  will be  required  to be  applied as an Extra  Principal  Distribution
Amount with respect to the offered certificates  whenever the  Overcollateralization  Amount is less than the  Overcollateralization  Target Amount.  If on any distribution  date, after giving effect to allocations of Principal  Distribution  Amounts, the aggregate  Certificate
Principal  Balance of the  offered  certificates  exceeds  the  aggregate  Stated  Principal
Balance of the mortgage loans as of the last day of the related Due Period,  the Certificate
Principal  Balances of the  Subordinate  Certificates  will be reduced,  in inverse order of seniority  (beginning  with the Class B-2  certificates)  by an amount equal to such excess.
Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates

      The  pass-through  rate per annum for the offered  certificates,  other than the Class
II-A certificates, will be equal to the least of:

1.    the London interbank  offered rate for one month United States dollar deposits,  which
            we  refer  to  as  One-Month   LIBOR,   calculated  as  described   below  under
            "-Calculation of One-Month LIBOR" plus the related Margin,

2.    11.50% per annum, and

3.    the applicable Net Rate Cap.

      The pass-through  rate per annum for the Class II-A  certificates will be equal to the lesser of:

      1.    One-Month LIBOR plus the related Margin, and

      2.    the applicable Net Rate Cap.

Calculation of One-Month LIBOR

      On the second LIBOR business day preceding the  commencement of each Interest  Accrual
Period for the offered  certificates,  which date we refer to as an  interest  determination date, the securities  administrator will determine One-Month LIBOR for such Interest Accrual
Period on the basis of such rate as it appears on  Telerate  Screen  Page 3750,  as of 11:00
a.m. London time on such interest  determination  date. If such rate does not appear on such page, or such other page as may replace that page on that service,  or if such service is no longer  offered,  such other  service for  displaying  LIBOR or  comparable  rates as may be reasonably  selected by the  securities  administrator,  One-Month  LIBOR for the applicable
Interest  Accrual  Period will be the  Reference  Bank Rate.  If no such  quotations  can be obtained and no Reference  Bank Rate is  available,  One-Month  LIBOR will be the  One-Month
LIBOR applicable to the preceding Interest Accrual Period.

      The  Reference  Bank Rate with  respect  to any  Interest  Accrual  Period,  means the arithmetic mean, rounded upwards,  if necessary,  to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar  deposits for one month that are quoted by the
Reference  Banks,  as described  below, as of 11:00 a.m., New York City time, on the related interest  determination  date to prime banks in the London  interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of all Classes of offered  certificates  for such  Interest  Accrual  Period,  provided that at least two such  Reference  Banks  provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards,  if necessary,  to the nearest  whole  multiple of 0.03125%,  of the rates quoted by one or more major banks in New
York City, selected by the securities  administrator,  as of 11:00 a.m., New York City time, on such date for loans in U.S.  dollars to leading  European banks for a period of one month in  amounts  approximately  equal to the  aggregate  Certificate  Principal  Balance  of all
Classes of offered certificates.  As used in this section, LIBOR business day means a day on which banks are open for  dealing in foreign  currency  and  exchange in London and New York
City; and Reference Banks means leading banks selected by the securities  administrator  and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

1.    with an established place of business in London,

2.    which have been designated as such by the Trustee, and

3.    which  are  not  controlling,  controlled  by,  or  under  common  control  with,  the
            Depositor, the Seller or the Master Servicer.

      The  establishment  of  One-Month  LIBOR on each  interest  determination  date by the securities  administrator  and the  securities  administrator's  calculation  of the rate of interest  applicable  to the  Classes  of  offered  certificates  for the  related  Interest
Accrual Period shall, in the absence of manifest error, be final and binding.

Optional Purchase of Defaulted Loans

      Subject  to the  conditions  set  forth  in the  Agreement,  EMC may,  at its  option, purchase  from the Trust any  mortgage  loan which has become  delinquent  at least 90 days.
That purchase shall be at a purchase price equal to the Repurchase Price.

                                           THE CAP CONTRACTS

      The Trustee,  on behalf of the Trust,  will enter into one or more cap contracts  that provide for payments  with  respect to the Class I-A,  Class  III-A,  Class M-1,  Class M-2,
Class  B-1 and  Class B-2  certificates,  or Cap  Contracts,  with  Bear  Stearns  Financial
Products Inc., or the  Counterparty,  for the benefit of the holders of the Class I-A, Class
III-A,  Class M-1, Class M-2, Class B-1 and Class B-2  certificates.  Each of the Class I-A,
Class III-A,  Class M-1,  Class M-2, Class B-1 and Class B-2  certificates  will receive the benefit of payments  from the related Cap  Contract,  except that the Class M-1,  Class M-2,
Class  B-1 and Class B-2  certificates  also may  receive  payments  from the Cap  Contracts related to the Class I-A and Class III-A  certificates.  The Cap  Contracts  are intended to provide  partial  protection to the Class I-A, Class III-A,  Class M-1, Class M-2, Class B-1
and Class B-2  certificates  in the event  that the  pass-through  rate  applicable  to such
Classes  of  Certificates  is  limited  by the  related  Net Rate  Cap and to cover  certain interest  shortfalls.  The Class II-A  certificates  will not be  entitled  to any  payments under the Cap Contracts.

      The  Counterparty  is a bankruptcy  remote  derivatives  product  company based in New
York, New York that has been  established  as a wholly owned  subsidiary of the Bear Stearns
Companies,  Inc. The Counterparty  maintains a ratings classification of "AAA" from Standard
Poor's and "Aaa" from Moody's.  The Counterparty will provide upon request,  without charge, to each person to whom this  prospectus  supplement is delivered,  a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's  evidencing those respective  ratings or
(ii) the most recent audited annual financial  statements of the Counterparty.  Requests for such information  should be directed to the DPC Manager of Bear Stearns  Financial  Products
Inc. at (212) 272-4009 or in writing at 383 Madison  Avenue,  New York, New York 10179.  The
Counterparty is an affiliate of Bear, Stearns & Co. Inc., the Depositor and the Seller.

      On each  distribution  date through and including the  distribution  date set forth in the related Cap  Contract,  payments  under the  related  Cap  Contract  will be made to the
Trustee for the benefit of the holders of the  related  Certificates.  The Class M-1,  Class
M-2, Class B-1 and Class B-2 certificates  also may receive payments under the Cap Contracts for the Class I-A certificates and the Class III-A  certificates.  The payment to be made by the  Counterparty  under each Cap Contract will be equal to the interest  accrued during the
Interest  Accrual  Period on the related  notional  balance at a rate equal to the excess of
(i) One-Month  LIBOR,  over (ii) the strike rate set forth in Annex I. The notional  balance will be equal to the  lesser  of (i) the  Certificate  Principal  Balance  of such  class of
Certificates for the related  distribution  date and (ii) the related  certificate  notional amount set forth in Annex I.

      On each  distribution  date,  amounts received under each Cap Contract with respect to such distribution date will be allocated in the following order of priority:

      first, to the holders of the related class of  Certificates,  the payment of any Basis
Risk Shortfall  Carry Forward Amount for such  distribution  date, to the extent not covered by Excess Cashflow for such distribution date;

      second,  from  any  remaining  amounts,  to  the  holders  of  the  related  class  of
Certificates,  the payment of any Current  Interest and Interest  Carry  Forward  Amount for
such  class to the  extent  not  covered  by  Interest  Funds  or  Excess  Cashflow  on such distribution date;

      third, from any excess amounts available from the Cap Contracts  relating to the Class
I-A and III-A  certificates,  to the Class M-1,  the Class M-2,  the Class B-1 and the Class
B-2 certificates,  in that order, to the extent not paid pursuant to clauses first or second above; and

      fourth, from any remaining amounts, to the Class B-IO certificates.

      The Cap Contracts  with respect to the Class I-A,  Class III-A,  Class M-1, Class M-2,
Class B-1 and Class B-2  certificates  terminate  after the  distribution  date occurring in
April 2009.

                                  YIELD AND PREPAYMENT CONSIDERATIONS

General

      The yield to maturity and weighted average life of each class of Certificates  will be affected by the amount and timing of principal  payments on the related  mortgage loans, the allocation of available  funds to such class of  Certificates,  the applicable  Pass-Through
Rate for such class of Certificates,  the purchase price paid for such  Certificates and the amount of Excess  Spread.  In  addition,  the yields on the  Certificates  will be adversely affected by Realized  Losses and  interest  shortfalls.  The  interaction  of the  foregoing factors may have  different  effects on the various  Classes of  Certificates,  and may have varying  effects  with  respect  to any one class of  Certificates  during  the life of such
Class. No  representation  is made as to the anticipated rate of prepayments on the mortgage loans,  the  amount  and  timing of  Realized  Losses or  interest  shortfalls  or as to the anticipated yield to maturity of any class of Certificates.  Prospective investors are urged to consider  their own estimates as to the  anticipated  rate of future  prepayments  on the mortgage  loans and the  suitability of the  Certificates  to their  investment  objectives.
Investors  should  carefully  consider the associated  risks  discussed  below and under the heading "Legal Investment" herein and under the headings "Yield  Considerations,"  "Maturity and Prepayment Considerations" and "Legal Investment Matters" in the prospectus.

      Convertible   Mortgage  Loans.  The  Convertible   Mortgage  Loans  provide  that  the
mortgagors may, during a specified period of time,  convert the adjustable  interest rate of such  mortgage  loans to a fixed  interest  rate.  The  Seller is not aware of any  publicly available  statistics  that set forth  principal  prepayment  or  conversion  experience  or conversion forecasts of adjustable-rate  mortgage loans over an extended period of time, and its  experience  with  respect to  adjustable-rate  mortgages  is  insufficient  to draw any conclusions  with respect to the expected  prepayment or conversion rates on the Convertible
Mortgage Loans.  Upon  notification  from a mortgagor of such mortgagor's  intent to convert from an  adjustable  interest rate to a fixed  interest rate and prior to the  conversion of any such Mortgage  Loan,  the related  servicer will be obligated to purchase such loan from the Trust.  There can be no guarantee  that the related  servicer  will purchase such loans.
In the event that the  related  servicer  fails to  purchase  a  converting  Mortgage  Loan, neither the Seller nor any of its  affiliates  nor any other entity is obligated to purchase or arrange for the purchase of any converted  Mortgage Loan.  Any such converted  Mortgage Loan may  remain  in  the  Mortgage  Pool  as  a  fixed-rate  Mortgage  Loan.  As a  result,  the
Pass-Through Rates on the related offered certificates may be reduced.

      Negative  Amortization Loans.  Negative  Amortization Loans may present a greater risk of default  than  mortgage  loans that do not  provide  for  negative  amortization.  During periods  in which the  outstanding  principal  balance of a  Negative  Amortization  Loan is increasing due to the addition of Deferred  Interest,  the increasing  principal  balance of the Negative  Amortization  Loan may  approach or exceed the value of the related  mortgaged property,  thus  increasing  both the  likelihood  of  defaults  and the risk of loss on any
Negative  Amortization  Loan that is required to be liquidated.  Furthermore,  each Negative
Amortization  Loan provides for the payment of any remaining  unamortized  principal balance of the Negative  Amortization Loan (due to the addition of Deferred Interest, if any, to the principal balance of the Negative  Amortization Loan) in a single payment at the maturity of the Negative  Amortization  Loan. Because the mortgagors may be so required to make a larger single  payment upon  maturity,  it is possible  that the default risk  associated  with the
Negative  Amortization  Loan is greater than that associated with fully amortizing  mortgage loans.

      Mortgage Loan  Payments.  If prevailing  mortgage rates fall  significantly  below the mortgage rates on the mortgage loans,  the mortgage loans are likely to be subject to higher prepayment  rates than if  prevailing  rates  remain at or above the  mortgage  rates on the mortgage  loans.  Other factors  affecting  prepayments of mortgage loans include changes in mortgagors'  housing  needs,  job  transfers,  unemployment,  net  equity  in the  Mortgaged
Properties and servicing  decisions.  Amounts received by virtue of liquidations of mortgage loans,  repurchases  of mortgage  loans upon breach of  representations  or  warranties  and optional  termination  of the Trust also affect the  receipt of  principal  on the  mortgage loans. In addition,  the rates of prepayments will be affected by the rate and timing of the sale of Mortgaged  Properties  to the extent that the  mortgage  loans  contain  due-on sale clauses.  These  factors may affect the mortgage  loans in one Loan Group  differently  than those in the other  Loan  Groups.  Approximately  44.30% of the Group I  mortgage  loans and approximately  30.09%  of the Group  III  mortgage  loans at  origination  provided  for the payment by the  borrower of a  prepayment  charge on voluntary  prepayments  typically  made within up to five years from the date of the execution of the related  mortgage note.  These penalties,  if still  applicable  and if enforced by the related  Servicer  would  typically discourage  prepayments  on the Group I and Group III  mortgage  loans.  The  holders of the
Class XP  Certificates  will be entitled to all prepayment  charges  received on the Group I and Group III mortgage loans.

      Approximately  16.66% of the Group I mortgage  loans,  0.00% of the Group II  mortgage loans and  approximately  17.23% of the Group III mortgage  loans are  assumable  under some circumstances  if,  in the  sole  judgment  of  the  master  servicer  or  subservicer,  the prospective  purchaser  of a mortgaged  property is  creditworthy  and the  security for the mortgage loan is not impaired by the  assumption.  The  remainder of the mortgage  loans are subject to customary  due-on-sale  provisions.  The servicers  shall enforce any due-on-sale clause  contained  in any  mortgage  note or  mortgage,  to the extent  permitted  under the related Servicing Agreement,  applicable law and governmental  regulations.  However, if the servicer  determines that enforcement of the due-on-sale  clause would impair or threaten to impair recovery under the related primary mortgage  insurance  policy,  if any, the servicer shall not be  required to enforce the  due-on-sale  clause.  The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged  properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged  properties will affect the  weighted  average  lives of the  offered  certificates  and may result in a  prepayment experience on the mortgage loans that differs from that on other mortgage loans.

      Timing of Payments and  Distributions.  Unlike certain corporate bonds, the timing and amount of principal  payments on the  Certificates  are not fixed because they are generally determined  by the timing and amount of principal  payments on the related  mortgage  loans.
The timing of payments on the mortgage loans may  significantly  affect an investor's yield.
In general,  the earlier a prepayment of principal on the mortgage  loans,  the greater will be the effect on an investor's yield to maturity.  As a result,  the effect on an investor's yield of  principal  prepayments  that occur at a rate  which is higher (or lower)  than the rate  anticipated by the investor  during the period  immediately  following the issuance of the  Certificates  will not be offset by a subsequent  like  reduction  (or increase) in the rate of  principal  prepayments.  Furthermore,  to the  extent the  interest  portion of any
Realized Loss is allocated to a class of  Certificates  the yield to investors in such class will be reduced.

      Discounts and Premiums.  In the case of any  Certificates  purchased at a discount,  a slower than  assumed  rate of  principal  payments on the  applicable  mortgage  loans could result  in an  actual  yield  that is  lower  than  the  assumed  yield.  In the case of any
Certificates  purchased at a premium,  a faster than  assumed rate of principal  payments on the  applicable  mortgage  loans  could  result in an actual  yield  that is lower  than the anticipated  yield.  A discount or premium  would be  determined in relation to the price at which a Certificate  will yield its  Pass-Through  Rate,  after giving effect to any payment delay.

      Reinvestment  Risk.  Because the mortgage  loans in a Loan Group may be prepaid at any time,  it is not  possible  to  predict  the  rate at  which  distributions  on the  related
Certificates will be received.  Since prevailing  interest rates are subject to fluctuation, there can be no assurance  that investors in the  Certificates  will be able to reinvest the distributions  thereon at yields  equaling  or  exceeding  the  yields on the  Certificates.
Yields on any such  reinvestments  may be lower, and may even be significantly  lower,  than yields on the Certificates.  Generally, when prevailing interest rates increase,  prepayment rates on  mortgage  loans  tend to  decrease,  resulting  in a  reduced  rate of  return  of principal to investors at a time when  reinvestment at such higher prevailing rates would be desirable.  Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to  increase,  resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

      Excess  Spread.  The  weighted  average  life and yield to  maturity  of each class of offered  certificates  will also be influenced  by the amount of Excess Spread  generated by the related  mortgage loans and applied in reduction of the Certificate  Principal  Balances of the related  Certificates.  The level of Excess Spread available on any distribution date
to  be  applied  in  reduction  of  the  Certificate   Principal  Balances  of  the  offered
certificates and will be influenced by, among other factors,

o     the  overcollateralization  level of the  assets in the  mortgage  pool at such  time,
            i.e., the extent to which interest on the related  mortgage loans is accruing on a higher  stated  principal  balance than the  aggregate  Certificate  Principal
            Balance of the offered certificates;

o     the delinquency and default experience of the related mortgage loans,

o     the level of One-Month LIBOR; and

o     the  provisions of the Agreement that permit  principal  collections to be distributed to the Class B-IO  Certificates  and the Residual  Certificates  in each case as provided in the Agreement when required  overcollateralization  levels have been met.

      To the extent that greater  amounts of Excess Spread are  distributed  in reduction of the Certificate Principal Balance of a class of offered  certificates,  the weighted average life  thereof  can be expected to shorten.  No  assurance,  however,  can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

      The yields to maturity of the offered  certificates and, in particular the Subordinate
Certificates,  in the order of payment priority, will be progressively more sensitive to the rate,  timing and severity of Realized Losses on the mortgage loans. If an Applied  Realized
Loss Amount is  allocated  to a class of offered  certificates,  that class will  thereafter accrue interest on a reduced  Certificate  Principal Balance.  Although the Applied Realized
Loss Amount so allocated may be recovered on future  distribution dates to the extent Excess
Cashflow is available  for that purpose,  there can be no assurance  that those amounts will be available or sufficient.

      To the extent that the  pass-through  rate on the offered  certificates  is limited by the applicable Net Rate Cap, the difference  between (x) the interest amount payable to such class at the  applicable  pass-through  rate without regard to the related Net Rate Cap, and
(y) the  Current  Interest  payable to such class on an  applicable  distribution  date will create a shortfall.  Such  shortfall  will be payable to the extent of Excess  Cashflow and, with respect to the Class I-A,  Class III-A,  Class M-1,  Class M-2, Class B-1 and Class B-2
certificates,  to the extent of  payments  made under the Cap  Contracts  on the  applicable distribution  date.  Payments  under  the Cap  Contracts  are  based  on the  lesser  of the
Certificate  Principal  Balance  of the  related  class of  Certificates  and the  principal balance of such class based on certain  prepayment  assumptions.  If the  mortgage  loans do not prepay  according to those  assumptions,  it may result in the Cap  Contracts  providing insufficient  funds to cover such shortfalls.  In addition,  each Cap Contract  provides for payment of the excess of  One-Month  LIBOR over a specified  per annum rate,  which also may not provide sufficient funds to cover such shortfalls.

Assumed Final Distribution Date

      The Assumed Final  Distribution  Date for  distributions  on the  Certificates is July
2034.  The Assumed  Final  Distribution  Date in each case is the  distribution  date in the month  following  the month of the latest  scheduled  maturity  date of any of the  mortgage loans. Since the rate of payment (including  prepayments) of principal on the mortgage loans can be expected to exceed the  scheduled  rate of payments,  and could exceed the  scheduled rate by a substantial  amount,  the  disposition of the last remaining  mortgage loan may be earlier,  and could be  substantially  earlier,  than the Assumed Final  Distribution  Date.
Furthermore,  the  actual  final  distribution  date with  respect  to each class of offered certificates  could occur  significantly  earlier than the Assumed Final  Distribution  Date because Excess Spread to the extent  available will be applied as an accelerated  payment of
principal  on  the  offered   certificates  to  the  extent  described  in  this  prospectus supplement.  In  addition,  EMC or its  designee  may,  at its  option,  repurchase  all the mortgage  loans  from the Trust on or after  any  distribution  date on which the  aggregate unpaid  principal  balances of the mortgage loans are less than 20% of the aggregate  Stated
Principal  Balance of the  mortgage  loans as of the  Cut-off  Date.  See "The  Pooling  and
Servicing Agreement-Termination" herein.

Weighted Average Lives

      The  weighted  average  life of a security  refers to the average  amount of time that will elapse from the date of its issuance  until each dollar of  principal of such  security will  be  distributed  to the  investor.  The  weighted  average  life of a  Certificate  is determined by (a) multiplying the amount of the reduction,  if any, of the principal  amount of such Certificate from one distribution  date to the next  distribution date by the number of years from the date of  issuance to the second such  distribution  date,  (b) summing the results and (c) dividing the sum by the aggregate  amount of the reductions in the principal amount of such  Certificate  referred to in clause (a).  The weighted  average  lives of the
Certificates  will be influenced  by, among other  factors,  the rate at which  principal is paid on the related mortgage loans.  Principal payments of mortgage loans may be in the form of scheduled amortization,  prepayments, liquidations as a result of foreclosure proceedings or  otherwise,  or by virtue of the  purchase  of a  mortgage  loan in advance of its stated
maturity as required or permitted by the  Agreement.  The actual  weighted  average life and term to maturity of each class of Certificates,  in general,  will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

Prepayment Model

      Prepayments on mortgage loans are commonly measured relative to a prepayment  standard or model.  The  prepayment  model used in this  prospectus  supplement  with  respect to the mortgage loans represents a constant rate of prepayment each month, or CPR,  relative to the then outstanding  principal  balance of a pool of mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated  percentage of the outstanding  principal  balance of the related  mortgage pool is prepaid over the course of a year. No  representation  is made that the mortgage loans will prepay at these or any other rates.

Pricing Assumptions

      The Certificates were structured assuming,  among other things, a 25% CPR with respect to the Group I mortgage  loans,  a 50% CPR with respect to the Group II mortgage loans and a
25% CPR with respect to the Group III mortgage loans.  The prepayment  assumption to be used for pricing purposes for the respective  Classes may vary as determined at the time of sale.
The actual rate of prepayment  may vary  considerably  from the rate used for any prepayment assumption.

Decrement Tables

      The  following  tables  entitled  "Percent of Initial  Principal  Amount  Outstanding"
indicate  the  percentages  of the  initial  principal  amount  of  each  class  of  offered certificates  that  would be  outstanding  after  each  distribution  date  shown at various percentages of CPR and the  corresponding  weighted average lives of such Classes of offered certificates.

      The  following  tables  have been  prepared  based on the  assumptions  that:  (i) the mortgage  loans have the  characteristics  set forth in Appendix A, (ii) the mortgage  loans prepay  at the  specified  percentages  of the CPR,  (iii) no  defaults  in the  payment  by mortgagors  of  principal  of and  interest  on the  mortgage  loans are  experienced,  (iv)
scheduled  payments  on the  mortgage  loans are  received  on the  first day of each  month commencing in July 2004 and are computed prior to giving effect to  prepayments  received on the last day of the prior  month,  (v)  there are no  interest  shortfalls  and  prepayments represent  prepayments in full of individual mortgage loans and are received on the last day of each month,  commencing in June 2004,  (vi) scheduled  Monthly  Payments of principal and interest on the mortgage loans are calculated on their respective  principal balances (prior to giving effect to  prepayments  received  thereon  during the preceding  calendar  month), mortgage  rate and  remaining  terms to stated  maturity  such that the mortgage  loans will fully  amortize by their stated  maturities,  (vii) the level of One-Month  LIBOR,  One-Year
U.S.  Treasury,  One-Year  LIBOR,  Six-Month  LIBOR,  Six-Month  U.S.  Treasury and Eleventh
District  COFI  remains  constant  at  1.1%,  1.54%,   1.75%,   1.15%,   1.35%  and  1.841%,
respectively,  (viii) the  mortgage  rate on each  mortgage  loan will be  adjusted  on each
Interest  Adjustment  Date (as  necessary)  to a rate  equal  to the  applicable  Index  (as described  above),  plus the applicable Gross Margin,  subject to Maximum Lifetime  Mortgage
Rates,  Minimum Lifetime Mortgage Rates and Periodic Caps (as applicable),  (ix) the Minimum
Lifetime  Mortgage Rates are equal to the Gross Margin,  (x) scheduled  Monthly  Payments of principal  and interest on each  mortgage  loan will be adjusted on each payment  adjustment date (as necessary) for such mortgage loan to equal the fully amortizing  payment  described in (vi) above,  (xi) the initial  principal  amounts of the Certificates are as set forth on
the  cover  page  hereof  and  under   "Summary  of   Terms-Offered   Certificates,"   (xii)
distributions  in respect of the  Certificates  are received in cash on the 25th day of each month,  commencing in July 2004,  (xiii) the offered  certificates are purchased on June 30,
2004 (xiv) none of the  Convertible  Mortgage  Loans  converts to a fixed  interest rate and
(xv) except as indicated in the caption under the tables entitled  "Weighted Average Life to
Call (years)," EMC does not exercise the option to repurchase  the mortgage loans  described under the caption "The  Pooling and  Servicing  Agreement-Termination."  While it is assumed that each of the mortgage  loans prepays at the related  specified  percentages of CPR, this is not likely to be the case.

      Discrepancies  will exist between the  characteristics  of the actual  mortgage  loans which will be delivered to the Trustee and  characteristics of the mortgage loans assumed in preparing  the tables.  To the extent that the  mortgage  loans have  characteristics  which differ from those assumed in preparing the tables,  the  Certificates  may mature earlier or later than indicated by the tables.

      Based on the foregoing  assumptions,  the tables below  indicate the weighted  average life of each class of offered  certificates  and set forth the  percentages  of the  initial
Certificate  Principal  Balance  of each such  class  that  would be  outstanding  after the distribution  date in June of each of the years indicated,  assuming that the mortgage loans prepay at the percentage of CPR indicated therein.  None of percentages of CPR, or any other prepayment  model or  assumption  purports to be an  historical  description  of  prepayment experience  or a prediction  of the  anticipated  rate of prepayment of any pool of mortgage loans, including the mortgage loans.  Variations in the actual prepayment experience and the balance of the  mortgage  loans that  prepay may  increase  or decrease  the  percentage  of initial  Certificate  Principal  Balance (and weighted  average life) shown in the following tables.  Such  variations  may occur even if the average  prepayment  experience of all such mortgage loans equals any of the specified percentages of the CPR.

                      Percent of Initial Principal Amount Outstanding

                 Class I-A certificates                Class II-A-1 certificates
Distribution         CPR Percentage                         CPR Percentage
Date
                0%   10%    25%   40%    50%      0%   10%   25%   40%   50%   60%   75%
Initial
                                                                                 Percentage.  100    100   100    100   100      100   100   100   100   100   100   100
June  2005.  100    89     73    57     47      99    88    72    57    46    36    20
June  2006.   99    79     53    32     20      97    77    52    31    19    10     *
June  2007.   99    70     38    16     7       95    68    36    16     6     *     0
June  2008.   98    62     29    12     5       93    59    27    11     5     *     0
June  2009.   98    55     22     7     3       90    51    20     6     2     *     0
June  2010.   96    48     16     4     1       87    43    14     3     1     0     0
June  2011.   94    42     12     2     *       84    38    10     2     *     0     0
June  2012.   93    38     8      1     0       81    33     7     1     0     0     0
June  2013.   91    33     6      1     0       78    28     5     *     0     0     0
June  2014.   89    29     4      *     0       74    24     3     0     0     0     0
June  2015.   86    25     3      0     0       70    20     2     0     0     0     0
June  2016.   82    22     2      0     0       66    17     2     0     0     0     0
June  2017.   79    19     1      0     0       62    15     1     0     0     0     0
June  2018.   75    16     1      0     0       58    12     *     0     0     0     0
June  2019.   71    14     1      0     0       54    10     *     0     0     0     0
June  2020.   67    12     *      0     0       50     8     0     0     0     0     0
June  2021.   63    10     *      0     0       45     7     0     0     0     0     0
June  2022.   59     8     0      0     0       40     5     0     0     0     0     0
June  2023.   54     7     0      0     0       35     4     0     0     0     0     0
June  2024.   49     6     0      0     0       30     3     0     0     0     0     0
June  2025.   45     5     0      0     0       25     2     0     0     0     0     0
June  2026.   41     4     0      0     0       20     1     0     0     0     0     0
June  2027.   36     3     0      0     0       15     1     0     0     0     0     0
June  2028.   31     2     0      0     0       10     *     0     0     0     0     0
June  2029.   26     2     0      0     0        4     0     0     0     0     0     0
June  2030.   21     1     0      0     0        1     0     0     0     0     0     0
June  2031.   16     1     0      0     0        0     0     0     0     0     0     0
June  2032.   10     *     0      0     0        0     0     0     0     0     0     0
June  2033.   5      0     0      0     0        0     0     0     0     0     0     0
June  2034.   0      0     0      0     0        0     0     0     0     0     0     0
Weighted
                                                                                Average
                                                                                 Life to
                                                                                 Maturity
                                                                                (years)**.. 19.25  7.54   3.21  1.81   1.31    15.17 6.67  3.04  1.76  1.28  0.92  0.62
Weighted
                                                                                Average
                                                                                 Life to
                                                                                 Call
                                                                                    (years)***. 18.88  6.54   2.65  1.49   1.10    15.17 6.05  2.58  1.46  1.09  0.83  0.56

--------------------------------
*  Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such
   Certificate.
***   To optional termination date.

                      Percent of Initial Principal Amount Outstanding

                   Class II-A-2 certificates               Class II-A-3 certificates
Distribution            CPR Percentage                          CPR Percentage
Date
                    0%  10%  25%   40%  50%  60%   75%      0%   10%  25%   40%  50%  60%   75%
Initial
                                                                                    Percentage        100   100  100   100  100  100   100     100   100  100   100  100  100   100
June 2005.....     98    85   65   46    33   20    0      100   100  100   100  100  100   100
June 2006.....     96    72   40   14    0    0     0      100   100  100   100   97   51    1
June 2007.....     94    59   21    0    0    0     0      100   100  100   78    32   1     0
June 2008.....     91    48   9     0    0    0     0      100   100  100   55    25   1     0
June 2009.....     88    38   0     0    0    0     0      100   100   99   31    11   1     0
June 2010.....     84    29   0     0    0    0     0      100   100   71   17    4    0     0
June 2011.....     81    22   0     0    0    0     0      100   100   51    9    1    0     0
June 2012.....     76    16   0     0    0    0     0      100   100   36    4    0    0     0
June 2013.....     72    10   0     0    0    0     0      100   100   25    1    0    0     0
June 2014.....     67    5    0     0    0    0     0      100   100   17    0    0    0     0
June 2015.....     63    1    0     0    0    0     0      100   100   12    0    0    0     0
June 2016.....     58    0    0     0    0    0     0      100   87    8     0    0    0     0
June 2017.....     53    0    0     0    0    0     0      100   73    5     0    0    0     0
June 2018.....     48    0    0     0    0    0     0      100   61    2     0    0    0     0
June 2019.....     43    0    0     0    0    0     0      100   51    1     0    0    0     0
June 2020.....     37    0    0     0    0    0     0      100   42    0     0    0    0     0
June 2021.....     31    0    0     0    0    0     0      100   34    0     0    0    0     0
June 2022.....     25    0    0     0    0    0     0      100   27    0     0    0    0     0
June 2023.....     19    0    0     0    0    0     0      100   21    0     0    0    0     0
June 2024.....     13    0    0     0    0    0     0      100   15    0     0    0    0     0
June 2025.....     6     0    0     0    0    0     0      100   11    0     0    0    0     0
June 2026.....     *     0    0     0    0    0     0      100    7    0     0    0    0     0
June 2027.....     0     0    0     0    0    0     0       75    3    0     0    0    0     0
June 2028.....     0     0    0     0    0    0     0       48    1    0     0    0    0     0
June 2029.....     0     0    0     0    0    0     0       21    0    0     0    0    0     0
June 2030.....     0     0    0     0    0    0     0       4     0    0     0    0    0     0
June 2031.....     0     0    0     0    0    0     0       0     0    0     0    0    0     0
June 2032.....     0     0    0     0    0    0     0       0     0    0     0    0    0     0
June 2033.....     0     0    0     0    0    0     0       0     0    0     0    0    0     0
June 2034.....     0     0    0     0    0    0     0       0     0    0     0    0    0     0
Weighted
Average
Life to
Maturity
(years)**   12.97  4.38 1.86 1.06  0.79 0.61 0.42     23.9815.86 7.78 4.55  3.20 2.14 1.42
Weighted
Average
Life to
Call
(years)***  12.97  4.38 1.86 1.06  0.79 0.61 0.42     23.9812.74 5.45 3.09  2.28 1.71 1.14

--------------------------------
*  Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such
   Certificate.
***   To optional termination date.

                      Percent of Initial Principal Amount Outstanding

                 Class III-A certificates                 Class M-1 certificates
Distribution          CPR Percentage                          CPR Percentage
Date
            0%    10%     25%    40%    50%        0%     10%     25%    40%     50%
Initial
Percentage.  100    100    100    100    100        100     100    100     100    100
June  2005.  100    89      73     57     47        100     100    100     100    100
June  2006.  99     79      53     32     20        100     100    100     100    100
June  2007.  99     70      38     16     7         100     100    100     100    100
June  2008.  98     62      29     12     5         100     100     62     25      12
June  2009.  97     55      21     7      3         100     100     46     15      6
June  2010.  96     48      16     4      1         100     100     34      9      3
June  2011.  94     42      12     2      *         100     90      25      5      1
June  2012.  92     37      8      1      0         100     79      18      3      0
June  2013.  91     33      6      1      0         100     70      14      2      0
June  2014.  89     29      4      *      0         100     62      10      1      0
June  2015.  85     25      3      0      0         100     53      7       0      0
June  2016.  82     22      2      0      0         100     46      5       0      0
June  2017.  78     19      1      0      0         100     40      4       0      0
June  2018.  75     16      1      0      0         100     34      3       0      0
June  2019.  71     14      1      0      0         100     29      2       0      0
June  2020.  67     12      *      0      0         100     25      1       0      0
June  2021.  63     10      *      0      0         100     21      1       0      0
June  2022.  58      8      0      0      0         100     18      0       0      0
June  2023.  54      7      0      0      0         100     15      0       0      0
June  2024.  49      6      0      0      0         100     12      0       0      0
June  2025.  45      5      0      0      0          93     10      0       0      0
June  2026.  40      4      0      0      0          84      8      0       0      0
June  2027.  36      3      0      0      0          74      7      0       0      0
June  2028.  31      2      0      0      0          64      5      0       0      0
June  2029.  26      2      0      0      0          53      4      0       0      0
June  2030.  21      1      0      0      0          42      3      0       0      0
June  2031.  16      1      0      0      0          32      2      0       0      0
June  2032.  10      *      0      0      0          21      1      0       0      0
June  2033.   4      0      0      0      0          9       0      0       0      0
June  2034.   0      0      0      0      0          0       0      0       0      0
Weighted
Average
Life to
Maturity
(years)**.. 19.17  7.51    3.20   1.81   1.30      25.24   12.88   5.75   4.00    3.78
Weighted
Average
Life to
Call
(years)***. 18.81  6.53    2.64   1.48   1.10      24.50   10.72   4.49   3.15    2.32

--------------------------------
*  Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such
   Certificate.
***   To optional termination date.

                      Percent of Initial Principal Amount Outstanding

                  Class M-2 certificates                  Class B-1 certificates
Distribution          CPR Percentage                          CPR Percentage
Date
               0%     10%    25%    40%    50%         0%     10%    25%     40%    50%
Initial
Percentage.  100    100    100    100    100        100     100    100     100    100
June  2005.  100    100    100    100    100        100     100    100     100    100
June  2006.  100    100    100    100    100        100     100    100     100    100
June  2007.  100    100    100    100    100        100     100    100     100    100
June  2008.  100    100     62     25     12        100     100     62     25      12
June  2009.  100    100     46     15     6         100     100     46     15      6
June  2010.  100    100     34     9      3         100     100     34      9      3
June  2011.  100    90      25     5      1         100     90      25      5      1
June  2012.  100    79      18     3      0         100     79      18      3      1
June  2013.  100    70      14     2      0         100     70      14      2      0
June  2014.  100    62      10     1      0         100     62      10      1      0
June  2015.  100    53      7      0      0         100     53      7       0      0
June  2016.  100    46      5      0      0         100     46      5       0      0
June  2017.  100    40      4      0      0         100     40      4       0      0
June  2018.  100    34      3      0      0         100     34      3       0      0
June  2019.  100    29      2      0      0         100     29      2       0      0
June  2020.  100    25      1      0      0         100     25      1       0      0
June  2021.  100    21      1      0      0         100     21      1       0      0
June  2022.  100    18      0      0      0         100     18      0       0      0
June  2023.  100    15      0      0      0         100     15      0       0      0
June  2024.  100    12      0      0      0         100     12      0       0      0
June  2025.  93     10      0      0      0          93     10      0       0      0
June  2026.  84      8      0      0      0          84      8      0       0      0
June  2027.  74      7      0      0      0          74      7      0       0      0
June  2028.  64      5      0      0      0          64      5      0       0      0
June  2029.  53      4      0      0      0          53      4      0       0      0
June  2030.  42      3      0      0      0          42      3      0       0      0
June  2031.  32      2      0      0      0          32      2      0       0      0
June  2032.  21      1      0      0      0          21      1      0       0      0
June  2033.   9      0      0      0      0          9       0      0       0      0
June  2034.   0      0      0      0      0          0       0      0       0      0
Weighted
Average
Life to
Maturity
(years)**.. 25.24  12.88   5.75   3.92   3.56      25.24   12.88   5.75   3.86    3.46
Weighted
Average
Life to
Call
(years)***. 24.50  10.72   4.49   3.15   2.32      24.50   10.72   4.49   3.11    2.32

--------------------------------
*  Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such
   Certificate.
***   To optional termination date.

                      Percent of Initial Principal Amount Outstanding

                  Class B-2 certificates
Distribution          CPR Percentage
Date
               0%     10%    25%    40%    50%
Initial
Percentage.  100    100    100    100    100
June  2005.  100    100    100    100    100
June  2006.  100    100    100    100    100
June  2007.  100    100    100    100    100
June  2008.  100    100     62     25     12
June  2009.  100    100     46     15     6
June  2010.  100    100     34     9      3
June  2011.  100    90      25     5      1
June  2012.  100    79      18     3      1
June  2013.  100    70      14     2      0
June  2014.  100    62      10     1      0
June  2015.  100    53      7      0      0
June  2016.  100    46      5      0      0
June  2017.  100    40      4      0      0
June  2018.  100    34      3      0      0
June  2019.  100    29      2      0      0
June  2020.  100    25      1      0      0
June  2021.  100    21      1      0      0
June  2022.  100    18      0      0      0
June  2023.  100    15      0      0      0
June  2024.  100    12      0      0      0
June  2025.  93     10      0      0      0
June  2026.  84      8      0      0      0
June  2027.  74      7      0      0      0
June  2028.  64      5      0      0      0
June  2029.  53      4      0      0      0
June  2030.  42      3      0      0      0
June  2031.  32      2      0      0      0
June  2032.  21      1      0      0      0
June  2033.   9      0      0      0      0
June  2034.   0      0      0      0      0
Weighted
Average
Life to
Maturity
(years)**.. 25.24  12.88   5.75   3.85   3.40
     Weighted
Average
Life to
Call
(years)***. 24.50  10.72   4.49   3.10   2.32

     --------------------------------
*  Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such
   Certificate.
***   To optional termination date.

                            THE POOLING AND SERVICING AGREEMENT

General

      The  Certificates  will be issued  pursuant to the pooling  and  servicing  agreement, dated as of June 1, 2004, or the Agreement,  among EMC, the Depositor,  the Master  Servicer and  Securities  Administrator  and the  Trustee.  Reference is made to the  prospectus  for important  information  additional  to  that  set  forth  herein  regarding  the  terms  and conditions  of  the  Agreement  and  the  Certificates.  The  Depositor  will  provide  to a prospective  or actual  Certificateholder  without  charge,  upon  written  request,  a copy
(without  exhibits) of the  Agreement.  Requests  should be addressed  to  Structured  Asset
Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Voting Rights

      Voting  rights  of the  Trust in  general  will be  allocated  among  the  Classes  of
Certificates  based upon their  respective  Certificate  Principal  Balances;  provided that voting rights equal to 0.25% will be allocated to each class of Residual Certificates.

Assignment of Mortgage Loans

      At the time of issuance of the  Certificates,  the  Depositor  will cause the mortgage loans,  together  with all  principal  and interest due on or with respect to such  mortgage loans after the  Cut-off  Date,  to be sold to the Trust.  The  mortgage  loans in each Loan
Group will be identified in a schedule  appearing as an exhibit to the Agreement,  with each
Loan  Group  identified  separately.  Such  schedule  will  include  information  as to  the principal  balance of each  mortgage  loan as of the Cut-off  Date,  as well as  information including,  among other things,  the mortgage rate, the Net Rate, the Monthly  Payment,  the maturity date of each mortgage note and the Loan-to-Value Ratio.

      In addition, the Depositor will deposit with the custodian,  as agent for the Trustee, with respect to each mortgage  loan the  following:  the original  mortgage  note,  endorsed without  recourse to the order of the Trustee  and  showing to the extent  available  to the
Depositor an unbroken  chain of  endorsements  from the original payee thereof to the person endorsing it to the Trustee;  the original  Mortgage  which shall have been  recorded,  with evidence of such  recording  indicated  thereon;  as to the  mortgage  loans with  Mortgaged
Properties  located in the States of  Florida,  Maryland,  Mississippi,  South  Carolina  or
Tennessee,  the  assignment  (which  may be in the  form  of a  blanket  assignment)  of the
Mortgage,  with evidence of recording thereon; a duly executed assignment of the Mortgage to
"JPMorgan Chase Bank, as trustee for  certificateholders of Bear Stearns ALT-A Trust 2004-6,
Mortgage Pass-Through Certificates,  Series 2004-6, without recourse" in recordable form or, for each mortgage loan subject to the Mortgage  Electronic  Registration  Systems,  Inc., or
MERS®  System,  evidence  that the  Mortgage  is held for the  Trustee as  described  in the
Agreement;  all  intervening  assignments  of the Mortgage to the  Depositor,  if any,  with evidence  of  recording  thereon;  the  original or a copy of the policy or  certificate  of primary mortgage guaranty insurance,  if provided in accordance with the applicable purchase agreement;  originals of all assumption and  modification  agreements.  Notwithstanding  the foregoing,  the  Depositor  will not be required  to deliver  assignments  of Mortgage  with evidence of recording  thereon if the Mortgaged  Properties  relating thereto are located in jurisdiction  in which,  based on an opinion of counsel  delivered  by the  Depositor to the
Trustee and acceptable to the Rating Agencies,  such recordation is not necessary to protect the  interests  of the  certificateholders  in the related  mortgage  loans.  The  documents delivered to the custodian  with respect to each mortgage loan are referred to  collectively as the "Mortgage  File." The Depositor will cause the Mortgage and intervening  assignments, if any, and the assignment of the Mortgage,  if recorded,  to be recorded not later than 180 days after the Closing Date.

      With respect to each  mortgage loan subject to the MERS®  System,  in accordance  with the rules of membership of Merscorp,  Inc. and/or Mortgage Electronic  Registration Systems,
Inc., or MERS,  the  assignment of the mortgage  related to each such mortgage loan shall be registered  electronically  through the MERS®  System and MERS shall serve as  mortgagee  of record  solely as nominee in an  administrative  capacity on behalf of the Trustee and shall not have any interest in such mortgage loans.

      The  custodian  will  review each item of the  Mortgage  File on behalf of the Trustee within 90 days of the Closing Date (and will review each document  permitted to be delivered to the Trustee  after the Closing  Date,  if  received  by the  custodian  after the initial
90-day  period,  promptly  after  its  delivery  to the  custodian).  If, as a result of its review,  the custodian  determines that any document is missing,  does not appear regular on its face, or appears to be unrelated to the mortgage  loans  identified in the mortgage loan schedules,  each a Material Defect, the custodian, as agent of the Trustee, shall notify the
Seller of such Material  Defect.  The Seller shall correct or cure any such Material  Defect within 90 days from the date of notice of the  Material  Defect,  and if the Seller does not correct or cure such  Material  Defect  within such period and such  defect  materially  and adversely affects the interests of the  Certificateholders in the related mortgage loan, the
Seller  will,  within 90 days of the date of notice,  provide the Trustee  with a substitute mortgage  loan (if within two years of the Closing  Date) or purchase  the related  mortgage loan at the applicable Repurchase Price.

      The custodian  also will review the Mortgage Files on behalf of the Trustee within 180 days of the Closing Date. If the custodian  discovers a Material Defect,  the custodian,  on behalf of the Trustee,  shall notify the Seller of such  Material  Defect.  The Seller shall correct  or cure any such  Material  Defect  within  90 days  from the date of notice of the
Material  Defect,  and if the Seller does not correct or cure such  Material  Defect  within such  period  and  such  defect  materially  and  adversely  affects  the  interests  of the
Certificateholders  in the related  mortgage  loan,  the Seller will,  within 90 days of the date of notice,  provide the Trustee with a substitute mortgage loan (if within two years of the  Closing  Date) or purchase  the  related  mortgage  loan at the  applicable  Repurchase
Price.  The Seller will have a longer  period of time to deliver the original  Mortgage,  if the Mortgage has not been returned by the applicable recording office.

      As of any time of  determination,  the "Outstanding  Principal  Balance" of a mortgage loan is the principal  balance of such  mortgage loan  remaining to be paid by the Mortgagor or, in the case of an REO  Property,  the  principal  balance of the related  mortgage  loan remaining to be paid by the  Mortgagor at the time such  property was acquired by the Trust, less any Net Liquidation Proceeds that have been applied as principal.

Representations and Warranties

      In the Mortgage Loan  Purchase  Agreement,  pursuant to which the Depositor  purchased the  mortgage  loans  from EMC,  EMC made  certain  representations  and  warranties  to the
Depositor  concerning the mortgage loans. The Trustee will be assigned all right,  title and
interest  in  the  Mortgage  Loan  Purchase   Agreement  insofar  as  they  relate  to  such
representations  and  warranties  other  than  the  remedies  provided  for  breach  of such representations and warranties.

      The  representations  and warranties of EMC with respect to the mortgage loans include the following, among others:

(a)   The  information  set forth in the  mortgage  loan  schedule  was true,  complete  and correct in all material respects as of the date such representation was made;

(b)   Immediately  prior to the sale of the mortgage  loans  pursuant to the  Mortgage  Loan
Purchase  Agreement,  EMC was the sole owner of record and holder of the mortgage  loans. As of the Closing Date or as of another  specified  date,  the mortgage loans were not assigned or pledged,  and EMC had good and marketable  title thereto,  and had full right to transfer
and  sell  the  mortgage  loans  therein  free  and  clear  of  any   encumbrance,   equity,
participation  interest,  lien, pledge,  charge,  claim or security  interest,  and had full right and  authority  subject to no interest or  participation  of, or agreement  with,  any other party,  to sell and assign each  mortgage  loan pursuant to the Mortgage Loan Purchase
Agreement; and

(c)   As of the Cut-off Date,  none of the mortgage loans are 31 to 60 days  delinquent.  As of such date,  there was no material  event  which,  with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default,  breach or event of acceleration;  and neither EMC nor any of its respective  affiliates has taken any action to waive any default,  breach or event of acceleration;  no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

      In the case of a breach  of any  representation  or  warranty  set forth  above  which materially  and adversely  affects the value of the interests of  Certificateholders  or the
Trustee in any of the  mortgage  loans,  within 90 days from the date of discovery or notice from the Trustee,  the  Depositor,  the Securities  Administrator  or EMC, EMC will (i) cure such breach in all material  respects,  (ii) provide the Trustee with a substitute  mortgage loan (if within two years of the Closing Date) or (iii)  purchase the related  mortgage loan at the applicable  Repurchase Price. If EMC fails to cure any such breach in accordance with the  foregoing,  within 90 days from the date of discovery  or notice from the Trustee,  EMC will remedy such breach in accordance with the previous sentence.  The obligations of EMC to cure,  purchase or  substitute  shall  constitute  the Trustee's  sole and exclusive  remedy respecting a breach of such representations and warranties.

Collection and Other Servicing Procedures

      The  applicable  Servicers  will use  their  reasonable  efforts  to  ensure  that all payments  required under the terms and  provisions of the mortgage loans are collected,  and shall  follow  collection  procedures  comparable  to the  collection  procedures  that  the
Servicer  employs when  servicing  mortgage  loans for its own  account,  to the extent such
procedures  shall  be  consistent  with  the  Servicing  Agreements.   Consistent  with  the
foregoing,  the Servicers may in their  discretion  waive,  modify,  or vary or permit to be waived,  modified or varied,  any term of any mortgage loan.  However,  unless the Servicers have the  consent of the Master  Servicer,  the  Servicers  shall not enter into any payment plan or  agreement  to modify  payments  with a Mortgagor  or permit any  modification  with respect to any mortgage loan that would change the interest  rates or forgive the payment of any  principal  or interest,  change the  outstanding  principal  amount or extend the final maturity date.

      If a Mortgaged  Property has been or is about to be conveyed by the  Mortgagor and the
Servicers  have  knowledge  thereof,  the  Servicers  will  accelerate  the  maturity of the mortgage loan, to the extent  permitted by the terms of the related mortgage note, the terms of any primary mortgage insurance policy and applicable law. If it reasonably  believes that the  due-on-sale  clause cannot be enforced under  applicable law, a Servicer may enter into
(i) an  assumption  agreement  with the person to whom such property has been or is about to be conveyed,  pursuant to which such person  becomes  liable under the mortgage note and the
Mortgagor,  to the extent  permitted by applicable  law,  remains  liable  thereon or (ii) a substitution  of liability  agreement  pursuant to which the original  Mortgagor is released from  liability and the purchaser of the Mortgaged  Property is substituted as the Mortgagor and becomes  liable under the mortgage  note, in accordance  with the terms of the Servicing
Agreements.  The  Servicers  will retain any fee  collected  for entering into an assumption agreement  as  additional  servicing  compensation  to the extent  provided  in the  related
Servicing  Agreement.  In regard to  circumstances  in which the  Servicers may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage  Loans-Enforceability of Certain
Provisions" in the  prospectus.  In connection with any such  assumption,  the mortgage rate borne by the related mortgage note may not be changed.

      The  Servicers  will  establish and  maintain,  in addition to the  Protected  Account described  under "-The  Protected  Accounts,"  one or more  accounts  which  comply with the requirements of the Servicing Agreements.  The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes,  assessments,  insurance premiums, or comparable  items as agent of the  mortgagors  as provided in the  Servicing  Agreements.
Each of these  accounts  and the  investment  of  deposits  therein  shall  comply  with the requirements  of the  Servicing  Agreements  and shall meet the  requirements  of the Rating
Agencies.  Withdrawals  of amounts from the Protected  Accounts may be made to effect timely payment of taxes,  assessments,  insurance  premiums,  or comparable items, to reimburse the
Servicer for any advances made with respect to such items,  for  application  to restoration or  repair  of the  Mortgaged  Property,  to  refund  to any  mortgagors  any sums as may be determined  to be  overages,  to pay to the related  Servicer,  or to the  Mortgagor  to the extent required by law,  interest paid on the funds on deposit in such accounts to clear and terminate,  such  accounts  at or at  any  time  after  the  termination  of  the  Servicing
Agreements, and to make such other withdrawals as provided in the Servicing Agreements.

      The Servicers  will  maintain  errors and  omissions  insurance and fidelity  bonds in certain specified amounts.

Hazard Insurance

      The  Servicers  will  maintain  and keep,  or cause to be  maintained  and kept,  with respect to each mortgage loan, other than a mortgage loan secured by a condominium  unit, in full force and effect for each  Mortgaged  Property a hazard  insurance  policy  equal to at least the lesser of (i) the Outstanding  Principal  Balance of the mortgage loan or (ii) the maximum  insurable value of the  improvements  securing such mortgage loan, or equal to such other  amount as  calculated  pursuant to a similar  formulation  as provided in the related
Servicing  Agreement,  and  containing  a  standard  or union  mortgagee  clause;  provided, however,  that the amount of the hazard  insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance  provision of the related policy.
Any amounts  collected by the Servicers under any such hazard  insurance  policy (other than amounts to be applied to the  restoration  or repair of the  Mortgaged  Property  or amounts released  to the  Mortgagor  in  accordance  with  normal  servicing  procedures)  shall  be deposited  in a  Protected  Account.  Any cost  incurred  in  maintaining  any  such  hazard insurance  policy  shall not be added to the amount  owing under the  mortgage  loan for the purpose  of  calculating  monthly  distributions  by the  Servicer  to the  Master  Servicer notwithstanding  that  the  terms  of the  mortgage  loan so  permit.  Such  costs  shall be recoverable by the related  Servicer out of related late payments by the Mortgagor or out of
Insurance  Proceeds or  Liquidation  Proceeds or any other amounts in the related  Protected
Account.  The right of the Servicer to  reimbursement  for such costs incurred will be prior to the right of Master  Servicer to receive any related  Insurance  Proceeds or  Liquidation
Proceeds or any other amounts in the related Protected Account.

      In general,  the standard form of fire and extended  coverage  policy covers  physical damage to or destruction of the improvements on the property by fire, lightning,  explosion, smoke,  windstorm and hail, riot, strike and civil commotion,  subject to the conditions and exclusions  particularized  in each policy.  Although the policies  relating to the mortgage loans will be  underwritten by different  insurers and therefore will not contain  identical terms and  conditions,  the basic terms  thereof are  dictated by state law.  Such  policies typically do not cover any physical damage  resulting from the following:  war,  revolution, governmental  actions,  floods and other  water-related  causes,  earth movement  (including earthquakes,  landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals,  theft and, in certain cases, vandalism and malicious mischief.
The  foregoing  list is merely  indicative  of certain  kinds of uninsured  risks and is not intended to be all-inclusive.

      Since the amount of hazard  insurance to be  maintained on the  improvements  securing the mortgage loans may decline as the principal  balances owing thereon decrease,  and since residential  properties  have  historically  appreciated in value over time, in the event of partial loss,  hazard  insurance  proceeds may be  insufficient to restore fully the damaged property.

      Where the property securing a mortgage loan is located at the time of origination,  or at such  other  time  as set  forth  in the  related  Servicing  Agreement,  in a  federally designated  flood area,  the  Servicers  will cause with respect to such mortgage loan flood insurance  to  the  extent  available  and  in  accordance  with  industry  practices  to be maintained.  Such  flood  insurance  will be in an  amount  equal to the  lesser  of (i) the
Outstanding  Principal  Balance of the related  mortgage  loan and (ii) the  minimum  amount required  under the terms of coverage to compensate  for any damage or loss on a replacement cost basis,  or equal to such other amount as calculated  pursuant to a similar  formulation as provided  in the related  Servicing  Agreement,  but not more than the maximum  amount of such  insurance  available for the related  Mortgaged  Property  under either the regular or emergency  programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

      The Servicers,  on behalf of the Trustee and  Certificateholders,  will present claims to the insurer under any applicable  hazard  insurance  policy.  If any Servicer obtains and maintains  a blanket  hazard  insurance  policy,  such  Servicer is required to deposit in a
Protected  Account  the amount  not  otherwise  payable  due to such  deductible  under such blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

      The  Servicers  will take such  action as they deem to be in the best  interest of the
Trust with respect to Defaulted  Mortgage Loans and foreclose  upon or otherwise  comparably convert  the  ownership  of  properties  securing  Defaulted  Mortgage  Loans as to which no satisfactory  collection  arrangements can be made. To the extent set forth in the Servicing
Agreements,  the  Servicers  will  service  the  property  acquired  by  the  Trust  through foreclosure or  deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering  mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices.

      Since  Insurance  Proceeds  cannot  exceed  deficiency  claims  and  certain  expenses
incurred  by  the   Servicers,   no  insurance   payments  will  result  in  a  recovery  to
Certificateholders  which  exceeds the  principal  balance of the  Defaulted  Mortgage  Loan together with accrued interest thereon at its Net Rate.

      With respect to any  mortgage  loans  secured by  additional  collateral,  the related
Servicer  will make all  reasonable  efforts to cause any  security  interest to be realized upon if any such mortgage  loan  partially  secured by  additional  collateral is liquidated upon  default  and the  Master  Servicer  will  have no  responsibility  to  realize  on the additional  collateral  and the  related  Servicer  shall  act on  behalf  of the  Trust  in affecting  the sale of any mortgage  loan or REO Property  partially  secured by  additional collateral.

Servicing Compensation and Payment of Expenses

      The Master  Servicer will be entitled to  compensation  for its  activities  under the
Agreement  which  shall be equal  to  investment  income  on  funds in the  Master  Servicer
Collection  Account  and the  Distribution  Account,  hereafter  referred  to as the  Master
Servicer  Compensation.  Each of the  Servicers  will be entitled to receive a Servicing Fee as compensation  for its activities under the related  Servicing  Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Stated  Principal  Balance of each mortgage loan as of the Due Date in the month  preceding  the month in which such  distribution  date occurs.
However,  Prepayment Interest Shortfalls on the mortgage loans resulting from prepayments in full  will be  offset  by the  related  Servicer  up to an  amount  equal  to its  aggregate
Servicing  Fee due in such month or, upon a Servicer's  default in the payment  thereof,  by the Master Servicer on the distribution  date in the following  calendar month to the extent of Compensating  Interest Payments as described herein.  Additionally,  Prepayment  Interest
Shortfalls on the mortgage loans  resulting  from  prepayments in part in any calendar month will be offset by the related Servicer,  except in the case of Cendant Mortgage  Corporation and Bank of America, N.A., in the manner described in the previous sentence.

      In addition to the primary  compensation  described above, the applicable Servicer may be entitled to retain,  if any,  assumption fees, tax service fees and late payment charges, all to the extent  collected  from  mortgagors  and as  provided  in the  related  Servicing
Agreement.

      The applicable  Servicer will pay all related expenses incurred in connection with its servicing  responsibilities  (subject to limited  reimbursement  as described in the related
Servicing Agreement).

The Protected Accounts

      The  Servicers  will  establish  and maintain one or more  accounts,  or the Protected
Accounts,  into which they will deposit daily all  collections  of principal and interest on any mortgage loans, including but not limited to principal prepayments,  Insurance Proceeds,
Net  Liquidation  Proceeds,  the Repurchase  Price for any mortgage loans  repurchased,  and advances  made  from the  Servicer's  own funds  (less the  Servicing  Fee).  All  Protected
Accounts and amounts at any time credited  thereto shall comply with the requirements of the
Servicing Agreements.

      On the date specified in the related Servicing  Agreement,  or the Servicer Remittance
Date,  the related  Servicer  will  withdraw or cause to be  withdrawn  from the  applicable
Protected  Accounts and any other  permitted  accounts and will remit to the Master Servicer for  deposit  in the  Master  Servicer  Collection  Account  the  available  funds  for such distribution date.

The Master Servicer Collection Account

      The Master Servicer shall  establish and maintain in the name of the Trustee,  for the benefit of the Certificateholders,  an account (hereafter referred to as the Master Servicer
Collection  Account)  into which it will deposit  amounts  received  from each  Servicer and advances  (to the extent  required to make  advances)  made from the Master  Servicer's  own funds  (less  amounts  to be paid or  reimbursed  to the  Master  Servicer,  the  Securities
Administrator  or  the  Custodian,  as  provided  in the  Agreement).  The  Master  Servicer
Collection  Account  and  amounts  at any  time  credited  thereto  shall  comply  with  the requirements of the Agreement and shall meet the  requirements of the Rating  Agencies.  The
Master Servicer will deposit in the Master Servicer  Collection  Account,  as received,  the following amounts:

(i)   Any amounts withdrawn from a Protected Account or other permitted account;

(ii)  Any Monthly Advance and Compensating Interest Payments;

(iii) Any Insurance  Proceeds or Net  Liquidation  Proceeds  received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

(iv)  The Repurchase  Price with respect to any mortgage loans  repurchased and all proceeds
      of  any  mortgage  loans  or  property   acquired  in  connection  with  the  optional
      termination of the Trust;

(v)   Any amounts required to be deposited with respect to losses on Permitted  Investments;
      and

(vi)  Any other amounts  received by the Master Servicer and required to be deposited in the
      Master Servicer Collection Account pursuant to the Agreement.

The Distribution Account

      The Trustee shall  establish and maintain in the name of the Trustee,  for the benefit of the  Certificateholders,  an account (hereafter referred to as the Distribution Account), into which on the Business Day prior to each  distribution  date, all available funds in the
Master Servicer  Collection  Account for such  distribution  date will be transferred by the
Master  Servicer.  All amounts  deposited to the  Distribution  Account shall be held in the name of the Trustee in trust for the benefit of the  Certificateholders  in accordance  with the  terms  and  provisions  of the  Agreement.  The  amount  at any  time  credited  to the
Distribution  Account and the Master  Servicer  Collection  Account  shall be in general (i)
fully insured by the FDIC to the maximum  coverage  provided thereby or (ii) invested in the name of the  Trustee,  in such  Permitted  Investments  selected  by the Master  Servicer or deposited in demand  deposits with such  depository  institutions  as selected by the Master
Servicer,  provided that time deposits of such depository  institutions would be a Permitted
Investment.  The Master  Servicer will be entitled to any amounts  earned and will be liable for any losses on Permitted Investments in the Distribution Account.

      On each distribution date, the Trustee shall pay the  Certificateholders in accordance with the provisions set forth under  "Description of the  Certificates-Distributions  on the
Certificates" in this prospectus supplement.

Certain Matters Regarding the Master Servicer

      The Agreement will generally  provide that the Master Servicer may not resign from its obligations and duties  thereunder,  except upon  determination,  evidenced by an opinion of counsel to such effect,  that the performance of such duties is no longer  permissible under applicable law. No such  resignation  will become effective until the Trustee or a successor has assumed the  obligations  and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer,  however, has the right, with the written consent of the
Trustee (which consent will not be unreasonably  withheld),  to assign, sell or transfer its rights and  delegate  its duties and  obligations  under the  Agreement;  provided  that the purchaser  or  transferee  accepting  such  assignment,  sale,  transfer  or  delegation  is qualified  to service  mortgage  loans for Fannie Mae or Freddie  Mac and shall  satisfy the other  requirements  listed in the  Agreement  with  respect to the  qualifications  of such purchaser or transferee.

      The Agreement will generally  provide that neither the Master  Servicer nor any of its directors,  officers,  employees  and agents shall be under any liability to the Trustee for taking any action or for  refraining  from  taking any action in good faith  pursuant to the
Agreement,  or for errors in judgment made in good faith;  provided,  however,  that neither the Master  Servicer nor any such person will be protected  against any breach of warranties or  representations  made in the Agreement or any liability which would otherwise be imposed by reason of willful  misfeasance,  bad faith or gross  negligence in the performance of the
Master  Servicer's  duties or by reason  of  reckless  disregard  of the  Master  Servicer's obligations and duties thereunder.  In addition,  the Agreement will provide that the Master
Servicer is under no obligation to appear in,  prosecute or defend any legal action which is not  incidental  to its duties and which in its  opinion  may  involve it in any  expense or liability. The Master Servicer may, however, with the consent of the Trustee,  undertake any such action which it may deem necessary or desirable in respect of the

Agreement  and the  rights and  duties of the  parties  thereto.  In such  event,  the legal expenses and costs of such action and any liability  resulting  therefrom  will be expenses, costs and liabilities of the accounts  thereunder,  and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

      Any corporation into which the Master Servicer may be merged or  consolidated,  or any corporation  resulting  from any merger,  conversion  or  consolidation  to which the Master
Servicer is a party,  or any  corporation  succeeding to the business of the Master Servicer will be the successor of the Master  Servicer  under the  Agreement,  provided that any such successor to the Master  Servicer shall be qualified to service  mortgage loans on behalf of
Fannie Mae or Freddie Mac.

      EMC will have certain  rights with  respect to the  Agreement in respect of the Master
Servicer,  including  the  selection  of a new Master  Servicer in the event of a default by
Wells Fargo.  EMC may also terminate the Master  Servicer  without cause,  upon payment of a termination fee, provided that a successor master servicer has been appointed.

Events of Default

      Events of Default  under the Agreement  consist of (i) failure by the Master  Servicer to remit to the  Trustee  for  deposit  in the  Distribution  Account  amounts  received  or collected  by the Master  Servicer  with  respect to the  mortgage  loans and required to be remitted by it pursuant to the  Agreement  (other than Monthly  Advances),  and such failure continues  unremedied  for three  Business Days after the date upon which written  notice of such  failure,  requiring  the same to be  remedied,  shall  have been  given to the  Master
Servicer,  (ii) failure by the Master Servicer to observe or perform in any material respect any other  material  covenants and  agreements set forth in the Agreement to be performed by it,  and such  failure  continues  unremedied  for 60 days  after the date on which  written notice of such  failure  has been given to the Master  Servicer  by the  Trustee,  (iii) the entry against the Master  Servicer of a decree or order by a court or agency or  supervisory authority  having  jurisdiction  in the  premises  for  the  appointment  of a  conservator, receiver or liquidator in any  insolvency,  readjustment  of debt,  marshaling of assets and liabilities  or similar  proceedings,  or for the winding up or  liquidation of its affairs, and the  continuance  of any such decree or order  unstayed and in effect for a period of 60 consecutive  days,  (iv) consent by the Master  Servicer to the appointment of a conservator or receiver or liquidator in any insolvency,  readjustment of debt, marshaling of assets and liabilities or similar  proceedings of or relating to the Master  Servicer or  substantially all of its  property,  (v)  admission by the Master  Servicer in writing of its inability to pay its debts  generally as they become due,  filing of a petition to take  advantage of any applicable  insolvency or  reorganization  statute,  any  assignment  for the benefit of its creditors,  or voluntary  suspension of payment of its  obligations,  (vi) the assignment or delegation by the Master Servicer of its rights or duties in  contradiction of the Agreement or (vii) failure of the Master Servicer to remit any Monthly  Advance,  other than a Monthly
Advance which the Master  Servicer has determined to be  non-recoverable  in accordance with the terms of the Agreement,  to the  Distribution  Account by the date and time specified in the Agreement.

      In each and every such case,  so long as such  Event of  Default  with  respect to the
Master  Servicer  shall not have been remedied,  the Trustee or the holders of  Certificates aggregating  ownership  of not less  than 51% of the  Trust  may in each  case by  notice in writing to the Master  Servicer  (and to the  Trustee if given by such  Certificateholders), with a copy to the Rating  Agencies,  terminate all of the rights and  obligations  (but not the liabilities  accruing prior to the date of termination) of the Master Servicer under the
Agreement and in and to the mortgage loans serviced by the Master  Servicer and the proceeds thereof.

      Upon the receipt by the Master  Servicer of such written  notice,  all  authority  and power of the Master Servicer under the Agreement,  whether with respect to the Certificates, the mortgage loans or under any other related  agreements  (but only to the extent that such other  agreements  relate to the mortgage  loans)  shall,  subject to the  provisions of the
Agreement and to bankruptcy,  insolvency or similar laws, if applicable,  automatically  and without further action pass to and be vested in the Trustee.  Upon the receipt by the Master
Servicer of a notice of  termination  or an opinion of counsel to the effect that the Master
Servicer  is legally  unable to act or to delegate  its duties to a person  which is legally able to act, the Trustee  shall  automatically  become the  successor in all respects to the
Master  Servicer in its  capacity  under the  Agreement  and the  transactions  set forth or provided for therein and shall  thereafter be subject to all the  responsibilities,  duties, liabilities  and limitations on liabilities  relating  thereto placed on the Master Servicer by the terms and provisions thereof; provided,  however, that the Trustee (i) shall be under no obligation to repurchase any mortgage loan; and (ii) shall have no obligation  whatsoever with  respect to any  liability  incurred by the Master  Servicer at or prior to the time of receipt  by  the  Master  Servicer  of  such  notice  or of  such  opinion  of  counsel.  As compensation  therefor,  the Trustee shall be entitled to all compensation  which the Master
Servicer  would have been entitled to retain if the Master  Servicer had continued to act as such,  except for those  amounts  due the Master  Servicer  as  reimbursement  for  advances previously made or expenses  previously  incurred.  Notwithstanding  the above,  the Trustee may,  if it shall be  unwilling  so to act,  or shall,  if it is  legally  unable so to act, appoint, or petition a court of competent  jurisdiction to appoint,  any established housing and home finance  institution  which is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master  Servicer  under the Agreement in the  assumption of all or any part of the  responsibilities,  duties or liabilities of the Master Servicer under the Agreement.
Pending  appointment of a successor to the Master Servicer under the Agreement,  the Trustee shall  act in such  capacity  as  provided  under the  Agreement.  In  connection  with such appointment and assumption,  the Trustee may make such  arrangements for the compensation of such  successor  out of payments on mortgage  loans as it and such  successor  shall  agree;
provided,  however,  that no such  compensation  shall be in  excess of that  permitted  the
Master  Servicer as provided  above,  and that such successor shall undertake and assume the obligations  of the Master  Servicer to pay  compensation  to any third person  acting as an agent or  independent  contractor in the  performance of master  servicing  responsibilities under the Agreement.  Notwithstanding  the foregoing,  in the case of such  appointment  and assumption,  the  Trustee  will be  entitled  to  reimbursement  for any costs and  expenses incurred in connection with the appointment of such successor master servicer.

Monthly Advances

      If the  scheduled  payment on a mortgage  loan which was due on a related  Due Date is delinquent other than as a result of application of the Relief Act, the applicable  Servicer will remit to the Master  Servicer on the Servicer  Remittance  Date an amount equal to such delinquency,  net of the Servicing Fee except to the extent the Servicer determines any such advance to be nonrecoverable  from Liquidation  Proceeds,  Insurance Proceeds or from future payments on the  mortgage  loan for which such advance was made.  Subject to the  foregoing, such  advances  will  be  made  by the  Servicers  or  related  subservicers  through  final disposition  or  liquidation  of the  related  Mortgaged  Property,  or until  such  time as specified in the related Servicing  Agreement.  Failure by the applicable  Servicer to remit any required  advance,  which failure goes  unremedied for the days specified in the related
Servicing  Agreement (or applicable  subservicing  agreement),  would constitute an event of default under such Servicing Agreement (or applicable  subservicing  agreement).  Such event of  default  shall  then  obligate  the  Master  Servicer  to  advance  such  amounts to the
Distribution  Account to the extent  provided  in the  Agreement.  Any failure of the Master
Servicer to make such  advances  would  constitute  an Event of Default as  discussed  under
"-Events of Default" above. The Trustee,  as successor master servicer,  will be required to make an  advance  which the  Master  Servicer  is  required  to make but fails to do so. Any advances made by the Servicer or the Master  Servicer will be  reimbursable  to the Servicer or Master  Servicer  out of proceeds  from the related  mortgage  loan or out of proceeds of other mortgage loans prior to distributions of those amounts to the Certificateholders.

Reports to Certificateholders

      On each distribution  date, the Securities  Administrator will make available a report setting  forth  certain  information  with respect to the  composition  of the payment being made, the Certificate  Principal Balance of an individual  Certificate following the payment and certain other  information  relating to the Certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative  format), to be provided to each holder of  Certificates  and the Rating  Agencies via the  Securities
Administrator's   internet  website,  which  can  be  obtained  by  calling  the  Securities
Administrator's   customer   service  desk  at  (301)   815-6600  and  shall   initially  be
www.ctslink.com.  Parties that are unable to use the above distribution  option are entitled to have a paper  copy  mailed  to them  via  first  class  mail by  calling  the  Securities
Administrator's  customer  service desk and indicating  such.  The Securities  Administrator will have the right to change the way such  reports  are  distributed  in order to make such distribution  more  convenient  and/or  more  accessible  to  the  above  parties,  and  the
Securities  Administrator will provide timely and adequate notification to all above parties regarding any such changes.

      To the extent such reports are timely received from the Securities Administrator,  the
Trustee  will  also  make  available  each  month to  Certificateholders  via the  Trustee's internet  website,  which can be obtained by calling the Trustee's  customer service desk at
(877) 722-1095 and shall initially be www.jpmorgan.com/sfr.

Termination

      The obligations of the Trustee,  the Master Servicer and the Securities  Administrator
created  by the  Agreement  will  terminate  upon (i) the  later of the  making of the final payment or other  liquidation,  or any advance with respect  thereto,  of the last  mortgage loan  subject  thereto or the  disposition  of all property  acquired  upon  foreclosure  or acceptance of a deed in lieu of  foreclosure of any such mortgage loans and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to such Agreement.

      On any  distribution  date on which the  aggregate  Stated  Principal  Balance  of the mortgage loans is less than 20% of the aggregate Stated Principal  Balance as of the Cut-off
Date of the mortgage  loans,  EMC or its designee may repurchase from the Trust all mortgage loans remaining  outstanding and any REO Property remaining in the Trust at a purchase price equal to (a) the unpaid principal  balance of such mortgage loans (other than mortgage loans related to REO Property),  net of the principal portion of any unreimbursed Monthly Advances made by the purchaser,  plus accrued but unpaid interest thereon at the applicable  mortgage rate  to,  but not  including,  the  first  day of the  month  of  repurchase,  plus (b) the appraised value of any REO Property,  less the good faith estimate of the Master Servicer of liquidation  expenses to be incurred in connection  with its disposal  thereof (but not more than the unpaid principal  balance of the related  mortgage loan,  together with accrued but unpaid  interest on that balance at the  applicable  mortgage  rate,  but not  including the first day of the month of repurchase).  Any such repurchase will result in the retirement of all or a portion of the Certificates.  The Trust may also be terminated and the Certificates retired  on any  distribution  date upon  EMC's  determination,  based  upon an  opinion  of counsel,  that the status of the Trust  Fund as a REMIC has been lost or that a  substantial risk exists that such status will be lost for the then current taxable year.

The Trustee

      The fee of the  Trustee  will be payable  by the  Master  Servicer.  The  Trustee  may resign at any time,  in which event the  Depositor  will be obligated to appoint a successor
Trustee.  The Depositor may also remove the Trustee if the Trustee  ceases to be eligible to continue as such under the Agreement, if the Trustee becomes incapable of acting,  bankrupt, insolvent or if a receiver or public  officer  takes charge of the Trustee or its  property, or if the credit rating of the Trustee falls below certain levels.  Upon such resignation or removal of the Trustee,  the Depositor will be entitled to appoint a successor Trustee.  The
Trustee may also be removed at any time by the holders of Certificates  evidencing ownership of not less than 51% of the  Trust.  In the event  that the  Certificateholders  remove  the
Trustee,  the compensation of any successor Trustee shall be paid by the  Certificateholders to the extent that such  compensation  exceeds the amount  agreed to by the Master  Servicer and the Trustee.  Any  resignation or removal of the Trustee and  appointment of a successor
Trustee will not become  effective  until  acceptance  of the  appointment  by the successor
Trustee.

The Securities Administrator

      The fee of the Securities  Administrator  will be payable by the Master Servicer.  The
Securities  Administrator  may  resign  at any time,  in which  event  the  Trustee  will be obligated to appoint a successor Securities  Administrator.  The Trustee may also remove the
Securities  Administrator if the Securities  Administrator ceases to be eligible to continue as such under the Agreement or if the Securities  Administrator becomes incapable of acting, bankrupt,  insolvent  or if a receiver  or public  officer  takes  charge of the  Securities
Administrator  or  its  property.  Upon  such  resignation  or  removal  of  the  Securities
Administrator,   the  Trustee   will  be   entitled   to  appoint  a  successor   Securities
Administrator.  The Securities  Administrator may also be removed at any time by the holders of  Certificates  evidencing  ownership of not less than 51% of the Trust. In the event that the  Certificateholders  remove  the  Securities  Administrator,  the  compensation  of  any successor  Securities  Administrator shall be paid by the  Certificateholders  to the extent that such  compensation  exceeds  the amount  agreed to by the  Trustee  and the  Securities
Administrator.  Any resignation or removal of the Securities  Administrator  and appointment of a successor  Securities  Administrator  will not become effective until acceptance of the appointment by the successor Securities Administrator.

                             FEDERAL INCOME TAX CONSIDERATIONS

      Upon the issuance of the offered  certificates,  Orrick,  Herrington & Sutcliffe  LLP, counsel to the Depositor,  will deliver its opinion  generally to the effect that,  assuming compliance  with all  provisions of the  Agreement,  for federal  income tax purposes,  each
REMIC  election  made by the Trust Fund will qualify as a REMIC under the  Internal  Revenue
Code of 1986, or the Code. The Certificates  (other than the Residual  Certificates) will be designated  as  regular  interests  in a REMIC and are herein  referred  to as the " Regular
Certificates"  or the  "REMIC  Regular  Certificates."  Each  Class  R  Certificate  will be designated as the residual  interest in the related REMIC and are herein  referred to as the
"Residual  Certificates" or the "REMIC Residual  Certificates".  All  Certificateholders are
advised to see "Federal Income Tax  Consequences"  in the prospectus for a discussion of the anticipated  federal income tax  consequences of the purchase,  ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

      Because the Regular  Certificates  will be  considered  regular  interests in a REMIC, they  generally  will be taxable as debt  obligations  under the Code,  and interest paid or accrued on the Regular  Certificates,  including original issue discount with respect to any
Regular   Certificates   issued  with   original   issue   discount,   will  be  taxable  to
Certificateholders in accordance with the accrual method of accounting,  regardless of their usual method of accounting.  It is anticipated  that, for federal income tax purposes,  some of the offered certificates may be issued with original issue discount.  See "Federal Income
Tax  Consequences-REMICS-Taxation  of Owners of REMIC  Regular  Certificates-Original  Issue
Discount"  in the  prospectus.  The  Internal  Revenue  Service,  or the IRS, has issued OID regulations  under Sections 1271 to 1275 of the Code  generally  addressing the treatment of debt  instruments  issued with original  issue  discount  (hereafter  referred to as the OID
Regulations).  All purchasers of REMIC Regular  Certificates  are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount  provisions and regulations on the purchase of the Regular Certificates.  The prepayment assumption that will be used in  determining  the rate of accrual of original issue discount with respect to the  Certificates  is 25% CPR with  respect  to the  Group I  mortgage  loans,  50% CPR with respect to the Group II mortgage  loans and 25% CPR with  respect to the Group III  mortgage loans. The prepayment  assumption  represents a rate of payment of unscheduled  principal on a pool  of  mortgage  loans,  expressed  as an  annualized  percentage  of  the  outstanding principal  balance of such mortgage  loans at the  beginning of each period.  See "Yield and
Prepayment  Considerations-Prepayment  Model"  herein for a  description  of the  prepayment assumption model used herein.  However,  no  representation  is made as to the rate at which prepayments actually will occur.

      In certain  circumstances  the OID Regulations  permit the holder of a debt instrument to  recognize  original  issue  discount  under a method that  differs from that used by the issuer.  Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for  recognizing  original issue discount that differs from that used by the
Trustee in preparing reports to the Certificateholders and the IRS.

      Certain  Classes of the offered  certificates  may be treated  for federal  income tax purposes  as  having  been  issued  at a  premium.  Whether  any  holder  of such a class of
Certificates  will be treated as holding a certificate  with  amortizable  bond premium will depend on such  Certificateholder's  purchase  price and the  distributions  remaining to be made on such Certificate at the time of its acquisition by such  Certificateholder.  Holders of such Classes of Certificates  should consult their tax advisors regarding the possibility
of  making   an   election   to   amortize   such   premium.   See   "Federal   Income   Tax
Consequences-REMICS-Taxation  of  Owners  of  REMIC  Regular  Certificates-  Original  Issue
Discount" and "-Premium" in the prospectus.

Characterization of the Offered Certificates

      All  holders  of the  offered  certificates  will be  entitled  (subject  to  specific priorities  and to the extent of related  Basis Risk  Shortfall  Carry  Forward  Amounts) to amounts  deposited into the reserve fund from excess cash flow. In addition,  all holders of the Class I-A,  Class  III-A and  subordinate  certificates  will be  entitled  (subject  to specific  priorities and to the extent of related Basis Risk Shortfall Carry Forward Amounts and Current  Interest and Interest  Carry  Forward  Amounts) to amounts  deposited  into the
reserve  fund  from  the  related  Cap  Contracts.   Accordingly,  holders  of  the  offered
certificates  will be treated for federal  income tax purposes as owning a regular  interest in a REMIC and a beneficial  ownership  interest in the right to receive  payments  from the reserve fund,  which is not included in any REMIC.  The treatment of amounts received by the
Certificateholder  with  respect to such  Certificateholder's  right to  receive  Basis Risk
Shortfall  Carry Forward  Amounts as a result of the  application  of the Net Rate Cap, will depend upon the portion of such Certificateholder's  purchase price allocable thereto. Under the REMIC regulations,  each  Certificateholder  of an offered certificate must allocate its purchase  price for its  Certificate  between its  undivided  interest in the related  REMIC regular  interest and its interest in the right to receive payments from the reserve fund in respect of any Basis Risk Shortfall  Carry Forward  Amounts in accordance  with the relative fair  market  values of each  property  right.  Holders  of the Class I-A,  Class  III-A and subordinate  certificates  may also have to allocate basis to the reserve fund on account of the right to receive  Current  Interest and Interest  Carry  Forward  Amounts,  although the
Trustee  intends to treat such  payments  as  advances  (in which event it is likely that no basis should be allocated to such rights).  Such  allocations  will be used for, among other things,  purposes of computing any original issue discount,  market discount or premium,  as well as for determining gain or loss on disposition.  No  representation  is or will be made as to the relative  fair market values  thereof.  Generally,  payments made to  Certificates with respect to any Basis Risk  Shortfall  Carry Forward  Amounts will be included in income based  on,  and the  purchase  price  allocated  to the  reserve  fund may be  amortized  in accordance with, the regulations  relating to notional principal  contracts.  In the case of non-corporate  holders of the offered  certificates  the  amortization of the purchase price may be subject to  limitations as an itemized  deduction,  and may not be useable at all, if the taxpayer is subject to the alternative  minimum tax. However,  regulations have recently been  proposed  that modify the  taxation  of  notional  principal  contracts  that  contain contingent  nonperiodic payments. As the application of such regulations (i.e., whether they apply,  and if so, how they  apply)  are,  at this  time,  unclear,  holders of the  offered certificates  should  consult  with  their  own tax  advisors  with  respect  to the  proper treatment of their interest in the reserve fund.

      We make no  representation  on whether  the  offered  certificates  (or what,  if any, portion  thereof)  will  constitute  "real  estate  assets" or whether the  interest (or any portion)  thereon will be considered  "interest on obligations  secured by mortgages on real property",  in each case for real estate investment  trusts, or REITs. In addition,  we make no  representation  on whether the offered  certificates  (or what, if any, portion thereof)
will constitute a "regular  interest in a REMIC" under section  7701(a)(19)(C)  for purposes of domestic building and loan associations.

                                          ERISA CONSIDERATIONS

      Fiduciaries  of employee  benefit plans subject to Title I of the Employee  Retirement
Income  Security Act of 1974,  as amended,  or ERISA,  should  consider the ERISA  fiduciary investment  standards  before  authorizing an investment by a plan in the  Certificates.  In addition,  fiduciaries  of employee  benefit plans  subject to Title I of ERISA,  as well as certain  plans or  other  retirement  arrangements  that are not  subject  to ERISA  but are subject to Section 4975 of the Code (such as individual  retirement accounts and Keogh plans covering only a sole proprietor or partners),  or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity,  including an insurance company  general account  (hereafter  collectively  referred to as Plan(s)),  should consult with their legal counsel to determine  whether an investment in the Certificates  will cause the assets of the Trust, or Trust Assets,  to be considered plan assets pursuant to the plan asset  regulations  set forth at 29 C.F.R.  § 2510.3-101  (or the Plan Asset  Regulations),
thereby  subjecting the Plan to the prohibited  transaction  rules with respect to the Trust
Assets and the Trustee,  the Master  Servicer or the Servicers to the fiduciary  investments standards of ERISA,  or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets,  unless an exemption  granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates.

      The Department of Labor has issued Prohibited  Transaction Exemption 90-30 (as amended
by  Prohibited   Transaction   Exemption  97-34,  2000-58  and  2002-41)  (or  Underwriter's
Exemption) to the Underwriter  which may apply to the Class A-1 Certificates.  However,  the
Underwriter's  Exemption contains a number of conditions which must be met for the exemption to apply,  including the  requirements  that (i) the investing  Plan must be an  "accredited investor"  as defined in Rule  501(a)(1)  of  Regulation  D of the  Securities  and Exchange
Commission  under the  Securities  Act and (ii) the offered  certificates  be rated at least
"BBB-" (or its equivalent) by Fitch, S&P or Moody's Investors Service,  Inc., or Moody's, at
the time of the Plan's  purchase,  provided  that no  mortgage  loan has an LTV in excess of
100% on the Closing Date. See "ERISA  Considerations"  in the prospectus.  The Department of
Labor amended the Underwriter's  Exemption,  as well as the essentially identical exemptions issued to  certain  other  financial  institutions,  in PTE  2002-41  (67 Fed.  Reg.  54487,
September 22, 2002) to allow the trustee to be affiliated  with the  underwriter in spite of the restriction in PTE 2000-58 to the contrary.

      The  Underwriter's  Exemption is expected to apply to the Subordinate  Certificates if the  conditions  described  above  are  satisfied.  Therefore,  each  beneficial  owner of a
Subordinate  Certificate  or any interest  therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that  Certificate or interest  therein,  that either
(i)  that  Certificate  was  rated at  least  "BBB-"  at the  time of  purchase,  (ii)  such beneficial  owner is not a benefit plan investor,  or (iii) (1) it is an insurance  company,
(2) the source of funds used to acquire or hold the  certificate  or interest  therein is an
"insurance  company  general  account,"  as such term is defined in PTCE 95-60,  and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any  Subordinate  Certificate  or any  interest  therein  is  acquired  or  held in violation  of the  conditions  described  in the  preceding  paragraph,  the next  preceding permitted  beneficial  owner  will be treated as the  beneficial  owner of that  Subordinate
Certificate,  retroactive  to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of that  Certificate or interest therein was effected in violation of the  conditions  described in the  preceding  paragraph shall indemnify and hold harmless the seller,  the trustee,  the servicer,  any subservicer, and the trust from and against any and all liabilities,  claims,  costs or expenses incurred by those parties as a result of that acquisition or holding.

      Before purchasing an Offered Certificate,  a fiduciary of a Plan should itself confirm that the Certificate  constitutes  "securities" for purposes of the Underwriter's  Exemption and that the specific and general  conditions of the  Underwriter's  Exemption and the other requirements  set  forth  in the  Underwriter's  Exemption  would  be  satisfied.  Any  Plan fiduciary  that proposes to cause a Plan to purchase a Certificate  should  consult with its counsel with respect to the  potential  applicability  to such  investment  of the fiduciary responsibility and prohibited  transaction  provisions of ERISA and the Code to the proposed investment.  For further information  regarding the ERISA considerations of investing in the
Certificates, see "ERISA Considerations" in the prospectus.

      A governmental  plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or
Section 4975 of the Code. However,  such governmental plan may be subject to Federal,  state and local  law,  which is, to a  material  extent,  similar  to the  provisions  of ERISA or
Section 4975 of the Code,  or Similar Law. A fiduciary  of a  governmental  plan should make its own  determination as to the propriety of such investment under applicable  fiduciary or other  investment  standards,  and the need for and the availability of any exemptive relief under any Similar Law.

      The  sale of any  Certificates  to a Plan is in no  respect  a  representation  by the
Underwriter  that such an investment meets all relevant legal  requirements  with respect to investments  by  Plans  generally  or any  particular  Plan or that  such an  investment  is appropriate for Plans generally or any particular Plan.

                                            LEGAL INVESTMENT

      The Class I-A,  the Class II-A,  the Class III-A and the Class M-1  certificates  will constitute  "mortgage  related  securities"  for purposes of the Secondary  Mortgage  Market
Enhancement  Act of 1984  (or  SMMEA)  so long as they are  rated in one of the two  highest rating categories by a nationally  recognized  statistical rating organization and, as such, will be legal  investments for certain entities to the extent provided in SMMEA,  subject to state laws overriding SMMEA.  Certain states have enacted  legislation  overriding the legal investment  provisions  of SMMEA.  It is not  anticipated  that the Class M-2,  Class B-1 or
Class  B-2  certificates  will be  rated in one of the two  highest  rating  categories  and therefore will not constitute  "mortgage  related  securities" for purposes of SMMEA, or the
Non-SMMEA  Certificates.  The  appropriate  characterization  of the Non-SMMEA  Certificates under various legal investment  restrictions,  and thus the ability of investors  subject to these  restrictions  to  purchase  Non-SMMEA  Certificates,  may be subject  to  significant interpretative uncertainties.
      The  Office of Thrift  Supervision,  or the OTS,  has  issued  Thrift  Bulletins  73a, entitled  "Investing in Complex  Securities,"  or TB 73a,  which is effective as of December
18,  2001 and  applies to  savings  associations  regulated  by the OTS,  and 13a,  entitled
"Management of Interest Rate Risk, Investment  Securities,  and Derivatives  Activities," or
TB 13a,  which is  effective  as of  December 1, 1998,  and  applies to thrift  institutions regulated by the OTS.

      One of the primary  purposes of TB 73a is to require  savings  associations,  prior to taking any investment  position,  to determine that the investment position meets applicable regulatory  and  policy  requirements  (including  those set forth TB 13a (see  below))  and internal  guidelines,  is  suitable  for the  institution,  and is safe and  sound.  The OTS
recommends,  with  respect  to  purchases  of  specific  securities,   additional  analysis,
including, among others, analysis of repayment terms, legal structure,  expected performance of the  issuer  and any  underlying  assets as well as  analysis  of the  effects of payment priority,  with respect to a security  which is divided into separate  tranches with unequal payments,  and  collateral  investment  parameters,  with  respect  to a  security  that  is prefunded  or  involves  a  revolving  period.  TB 73a  reiterates  the OTS's due  diligence requirements for investing in all securities and warns that if a savings  association  makes an  investment  that  does not meet the  applicable  regulatory  requirements,  the  savings association's  investment  practices  will be subject to criticism,  and the OTS may require divestiture of such securities.  The OTS also  recommends,  with respect to an investment in any "complex  securities,"  that savings  associations  should take into account quality and suitability,  interest rate risk, and  classification  factors.  For the purposes of each of
TB 73a and TB 13a,  "complex  security"  includes  among  other  things  any  collateralized mortgage  obligation or real estate mortgage  investment  conduit  security,  other than any
"plain  vanilla"  mortgage  pass-through  security (that is,  securities  that are part of a single class of  securities  in the related pool that are  non-callable  and do not have any special  features).  Accordingly,  all Classes of the offered  certificates  would likely be viewed as "complex  securities."  With respect to quality and  suitability  factors,  TB 73a warns (i) that a savings  association's  sole  reliance  on  outside  ratings  for  material purchases  of complex  securities  is an unsafe and  unsound  practice,  (ii) that a savings association should only use ratings and analyses from nationally  recognized rating agencies in conjunction  with, and in validation of, its own underwriting  processes,  and (iii) that it should not use ratings as a substitute for its own thorough underwriting  analyses.  With respect the interest rate risk factor,  TB 73a recommends that savings  associations  should follow the guidance set forth in TB 13a.

      One of the primary  purposes  of TB 13a is to require  thrift  institutions,  prior to taking  any  investment  position,  to (i)  conduct  a  pre-purchase  portfolio  sensitivity analysis for any "significant  transaction"  involving securities or financial  derivatives, and (ii) conduct a  pre-purchase  price  sensitivity  analysis of any "complex  security" or financial  derivative.  The OTS recommends  that while a thrift  institution  should conduct its own  in-house  pre-acquisition  analysis,  it may rely on an  analysis  conducted  by an independent  third-party  as  long  as  management  understands  the  analysis  and  its key assumptions.  Further, TB 13a recommends that the use of "complex securities with high price sensitivity"  be limited to transactions  and strategies  that lower a thrift  institution's portfolio  interest rate risk. TB 13a warns that investment in complex  securities by thrift institutions that do not have adequate risk measurement,  monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      All investors  whose  investment  activities are subject to legal  investment laws and regulations or to review by certain  regulatory  authorities  may be subject to restrictions on  investment  in the  Certificates.  Any such  institution  should  consult  its own legal advisors in determining  whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment Matters" in the prospectus.

                                         METHOD OF DISTRIBUTION

      Subject  to the terms and  conditions  set forth in the  Underwriting  Agreement,  the offered  certificates,  are being  purchased  from the  Depositor  by the  Underwriter  upon
issuance.   The  Underwriter  is  an  affiliate  of  the  Depositor  and  EMC.  The  offered certificates  will be offered by the Underwriter (only as and if issued and delivered to and accepted by the  Underwriter)  from time to time in negotiated  transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor are expected to be approximately  100.00% of the aggregate principal balance of the offered certificates, as of  the  Cut-off  Date,  but  before  deducting  expenses  payable  by the  Depositor  in connection with the offered  certificates which are estimated to be approximately  $519,372.
In connection  with the purchase and sale of the offered  certificates,  the Underwriter may be deemed to have received  compensation  from the Depositor in the form of an  underwriting discount.

      The  Depositor  will  indemnify the  Underwriter  against  certain civil  liabilities, including  liabilities  under the Securities Act of 1933, as amended,  or will contribute to payments the Underwriter may be required to make in respect thereof.

      The   Underwriter  may  effect  these   transactions   by  selling  the   underwritten
certificates to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the underwriter for whom they
act  as  agent.  In  connection  with  the  sale  of  the  underwritten  certificates,   the
Underwriter  may be deemed to have received  compensation  from the Depositor in the form of underwriting  compensation.  The  Underwriter  and any  dealers  that  participate  with the underwriters in the distribution of the related  underwritten  certificates may be deemed to be underwriters and any profit on the resale of the underwritten  certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      There is currently no secondary  market for the  Certificates  and no  assurances  are made that such a market will develop.  The Underwriter  intends to establish a market in the offered  certificates,  but is not obligated to do so. Any such market, even if established, may or may not continue.

                                             LEGAL MATTERS

      Certain  legal  matters  relating  to the  Certificates  will be  passed  upon for the
Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                                RATINGS

      It is a  condition  to the  issuance  of each  class of offered  certificates  that it receives at least the ratings set forth below from Moody's and S&P.

                                     Ratings
--------------------- ------------------------------------------
Class                      Moody's               S&P
--------------------- -------------------- ---------------------
Class I-A                    Aaa                 AAA
Class II-A                   Aaa                 AAA
Class III-A                  Aaa                 AAA
Class M-1                    Aa2                  AA
Class M-2                     A2                  A
Class B-1                    Baa2                BBB+
Class B-2                    Baa3                BBB

      The ratings assigned by Moody's and S&P to mortgage pass-through  certificates address the  likelihood  of the receipt of all  distributions  on the mortgage  loans by the related certificateholders  under the agreements  pursuant to which such  certificates  were issued.
Moody's  and S&P's  ratings  take into  consideration  the  credit  quality  of the  related mortgage  pool,  structural and legal aspects  associated  with such  certificates,  and the extent to which the  payment  stream  in the  mortgage  pool is  adequate  to make  payments required under such  certificates.  Moody's and S&P's ratings on such  certificates  do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

      The ratings of the Rating  Agencies do not address the  possibility  that, as a result of  principal  prepayments  or  recoveries  Certificateholders  might  suffer  a lower  than anticipated yield.

      The  ratings of the  Rating  Agencies  do not  address  the  payment of the Basis Risk
Shortfall Carry Forward Amount.

      The ratings  assigned to the offered  certificates  should be evaluated  independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold  securities  and may be subject to  revision or  withdrawal  at any time by the
Rating Agencies.

      The  Depositor has not  requested a rating of the offered  certificates  by any rating agency other than the Rating Agencies.  However, there can be no assurance as to whether any other rating agency will rate the offered  certificates or, in such event, what rating would be assigned to the offered  certificates by such other rating agency.  The ratings  assigned by such other  rating  agency to the  offered  certificates  may be lower  than the  ratings assigned by the Rating Agencies.

                                          GLOSSARY

      Below are  abbreviated  definitions  of  significant  capitalized  terms  used in this prospectus  supplement.  Capitalized  terms  used  in  this  prospectus  supplement  but not defined in this  prospectus  supplement  shall  have the  meanings  assigned  to them in the accompanying  prospectus.  The  Agreement  and Mortgage  Loan  Purchase  Agreement  may each contain  more  complete  definitions  of the terms used in this  prospectus  supplement  and reference  should be made to those  agreements  for a more complete  understanding  of these terms.

Agreement  - The  Pooling  and  Servicing  Agreement,  dated as of June 1,  2004,  among the
Depositor,  EMC Mortgage Corporation,  the Master Servicer, the Securities Administrator and
the Trustee.

Applied  Realized Loss Amount - With respect to any class of offered  certificates and as to any  distribution  date, the sum of the Realized Losses with respect to the related mortgage loans,  which have been applied in reduction of the  Certificate  Principal  Balance of such
Class,  in an amount equal to the amount,  if any, by which,  (i) the aggregate  Certificate
Principal  Balance of all of the Certificates  (after all distributions of principal on such distribution  date)  exceeds (ii) the  aggregate  Stated  Principal  Balance of the mortgage loans as of the last day of the related Due Period.

Assumed Final Distribution Date - For distributions on the Certificates, July 2034.

Basis Risk  Shortfall  Carry Forward  Amount - As of any  distribution  date for the offered certificates,  the sum of the Basis Risk Shortfall for such  distribution date and the Basis
Risk  Shortfall  for all previous  distribution  dates not  previously  paid,  together with interest thereon at a rate equal to the applicable  pass-through  rate for such distribution date.

Basis Risk  Shortfall - If on the  distribution  date the  pass-through  rate for a class of offered certificates is based upon the applicable Net Rate Cap, the excess, if any of:

               1. The amount of Current  Interest  that such class would have been  entitled to receive on such  distribution  date had the  applicable  pass-though  rate been  calculated  at a per annum  rate  equal to (A) in the case of the Class
               I-A   certificates,   the  Class  III-A   certificates  and  the  subordinate
               certificates,  the lesser of (i) One-Month  LIBOR plus the related Margin and
               (ii)  11.50%  and (B) in the case of the Class II-A  certificates,  One-Month
               LIBOR plus the related Margin, in each case, over

               2. The  amount  of  Current   Interest  on  such  class  calculated  using  a
               pass-though  rate equal to the applicable Net Rate Cap for such  distribution date.

Book-Entry Certificates - All Certificates other than the physical certificates.

Business Day - Generally  any day other than a Saturday,  a Sunday or a day on which the New
York Stock  Exchange or Federal  Reserve is closed or on which banking  institutions  in New
York City or in the  jurisdiction in which the Trustee,  the Securities  Administrator,  the
Master  Servicer,  Custodian  or any  Servicer is located are  obligated by law or executive order to be closed.

Cap Contracts - The interest rate cap  contracts  that the Trustee,  on behalf of the Trust, entered into with respect to the Class I-A,  Class III-A,  Class M-1,  Class M-2,  Class B-1
and Class B-2  certificates  with the  Counterparty  for the  benefit of the  holders of the
Class I-A, Class III-A, Class M-1, Class M-2, Class B-1 and Class B-2 certificates.

Cede - Cede & Co.

Certificate  Group - With  respect  to (i) Loan  Group I, the Class I-A  certificates,  (ii)
Loan Group II, the Class II-A-1,  Class II-A-2 and Class II-A-3  certificates and (iii) Loan
Group III,  the Class III-A certificates.

Certificate Owner - Any person who is the beneficial owner of a Book-entry Certificate.

Certificate  Principal  Balance - With respect to any class of offered  certificates and any distribution  date, the original  certificate  principal  balance of such class plus, in the case of a  Subordinate  Certificate,  any  Subsequent  Recoveries  added to the  Certificate
Principal   Balance  of  such   Certificate,   as  described   under   "Description  of  the
Certificates-Allocation  of Realized Losses" in this prospectus supplement,  less the sum of
(i) all amounts in respect of principal  distributed to such class on previous  distribution dates and (ii) any  Applied  Realized  Loss  Amounts  allocated  to such  class on  previous distribution  dates plus,  with respect to the Class II-A  Certificates  and the Subordinate
Certificates,  the  amount  of any  Deferred  Interest  allocated  thereto  on  the  related distribution date and all previous distribution dates.

Certificates - Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2004-6.

Class I-A Principal  Distribution Amount - The product of the Class A Principal Distribution
Amount and a fraction,  the numerator of which is the  Principal  Funds for Loan Group I for such  distribution  date and the  denominator  of which is the Principal  Funds for all Loan
Groups for such distribution date.

Class II-A Certificates - The Class II-A-1  certificates,  the Class II-A-2 certificates and the Class II-A-3 certificates.

Class  II-A  Principal   Distribution  Amount  -  The  product  of  the  Class  A  Principal
Distribution  Amount and a fraction,  the numerator of which is the Principal Funds for Loan
Group II for such  distribution date and the denominator of which is the Principal Funds for all Loan Groups for such distribution date.

Class  III-A  Principal  Distribution  Amount  -  The  product  of  the  Class  A  Principal
Distribution  Amount and a fraction,  the numerator of which is the Principal Funds for Loan
Group III for such  distribution  date and the  denominator of which is the Principal  Funds for all Loan Groups for such distribution date.

Class A Principal  Distribution  Amount - With respect to any applicable  distribution date, an amount equal to the excess, if any, of:

      1.    the  aggregate  Certificate  Principal  Balance  of the Class I-A  certificates,
      Class  II-A  certificates  and  Class  III-A  certificates  immediately  prior to such distribution date over

      2.    the excess of

                  (a)   the aggregate Stated  Principal  Balance of the mortgage loans as of the last day of the related Due Period, over

                  (b)   the aggregate Stated  Principal  Balance of the mortgage loans as of the last day of the  related Due  Period,  multiplied  by the sum of
                        (x)   approximately   11.20%   and   (y)   the   Current   Specified
                        Overcollateralization Percentage for such distribution date.

Class B-1 Principal Distribution Amount - With respect to any applicable  distribution date, an amount equal to the excess, if any of:

      1.    the  Certificate  Principal  Balance of the Class B-1  certificates  immediately prior to such distribution date over

      2.    the excess of

                  (a)   the aggregate Stated  Principal  Balance of the mortgage loans as of the last day of the related Due Period, over

                  (b)   the sum of

(1)   the aggregate Certificate Principal Balance of the Class I-A certificates,  Class II-A certificates and Class III-A  certificates  (after taking into account  the  payment  of the Class A  Principal  Distribution
                              Amount on such distribution date),

(2)   the Certificate  Principal  Balance of the Class M-1  certificates  (after taking into account  the payment of the Class M-1  Principal  Distribution
                              Amount on such distribution date),

(3)   the Certificate  Principal  Balance of the Class M-2  certificates  (after taking into account  the payment of the Class M-2  Principal  Distribution
                              Amount on such distribution date), and

(4)   the aggregate  Stated  Principal  Balance of the mortgage  loans as of the last day of
                              the  related  Due  Period,   multiplied  by  the  sum  of  (x)
                              approximately    1.60%   and   (y)   the   Current   Specified
                              Overcollateralization Percentage for such distribution date.

Class B-2 Principal Distribution Amount - With respect to any applicable  distribution date, an amount equal to the excess, if any of:

      1.    the  Certificate  Principal  Balance of the Class B-2  certificates  immediately prior to such distribution date over

      2.    the excess of

                  (a)   the aggregate Stated  Principal  Balance of the mortgage loans as of the last day of the related Due Period, over

                  (b)   the sum of

                         (1)  the aggregate  Certificate  Principal Balance of the Class I-A
                              certificates,   Class  II-A   certificates   and  Class  III-A
                              certificates  (after  taking  into  account the payment of the
                              Class A  Principal  Distribution  Amount on such  distribution date),

                         (2)  Certificate  Principal  Balance of the Class M-1  certificates
                              (after  taking  into  account  the  payment  of the  Class M-1
                              Principal Distribution Amount on such distribution date),

                         (3)  Certificate  Principal  Balance of the Class M-2  certificates
                              (after  taking  into  account  the  payment  of the  Class M-2
                              Principal Distribution Amount on such distribution date),

                        (4)   the Certificate Principal Balance of the Class B-1
                              certificates (after taking into account the payment of the
                              Class B-1 Principal Distribution Amount on such distribution date), and

                        (5)   the aggregate Stated  Principal  Balance of the mortgage loans as of the last day of the related Due  Period,  multiplied  by the Current  Specified  Overcollateralization  Percentage  for
                              such distribution date.

Class M-1 Principal Distribution Amount - With respect to any applicable  distribution date, an amount equal to the excess, if any of:

      1.    the  Certificate  Principal  Balance of the Class M-1  certificates  immediately prior to such distribution date over

      2.    the excess of

            (a)   the aggregate  Stated  Principal  Balance of the mortgage  loans as of the last day of the related Due Period, over

            (b)   the sum of

                        (1)   the aggregate  Certificate  Principal Balance of the Class I-A
                              certificates,   Class  II-A   certificates   and  Class  III-A
                              certificates  (after  taking  into  account the payment of the
                              Class A  Principal  Distribution  Amount on such  distribution date), and

                        (2)   the aggregate Stated  Principal  Balance of the mortgage loans as of the last day of the related Due  Period,  multiplied  by the  sum  of (x)  approximately  6.80%  and  (y)  the  Current
                              Specified    Overcollateralization    Percentage    for   such
                              distribution date.

Class M-2 Principal Distribution Amount - With respect to any applicable  distribution date, an amount equal to the excess, if any of:

      1.    the  Certificate  Principal  Balance of the Class M-2  certificates  immediately prior to such distribution date over

      2.    the excess of

            (a)   the aggregate  Stated  Principal  Balance of the mortgage  loans as of the last day of the related Due Period, over

            (b)   the sum of

                  (1)   the  aggregate  Certificate  Principal  Balance  of  the  Class  I-A
                        certificates,  Class II-A certificates and Class III-A  certificates
                        (after  taking  into  account  the  payment of the Class A Principal
                        Distribution Amount on such distribution date),

                  (2)   the  Certificate  Principal  Balance  of the Class M-1  certificates
                        (after  taking into  account the payment of the Class M-1  Principal
                        Distribution Amount on such distribution date), and

                  (3)   the aggregate Stated  Principal  Balance of the mortgage loans as of the last day of the  related Due  Period,  multiplied  by the sum of
                        (x)   approximately    3.20%   and   (y)   the   Current   Specified
                        Overcollateralization Percentage for such distribution date.

Convertible  Mortgage Loans - Has the meaning set forth under  "Description  of the Mortgage
Loans-Special Characteristics of the Mortgage Loans-Convertible Mortgage Loans".

Counterparty - Bear Stearns Financial Products Inc.

Current Interest - With respect to each class of offered  certificates and each distribution date, the interest accrued at the applicable  pass-through rate for the applicable  Interest
Accrual  Period  on the  Certificate  Principal  Balance  of  such  class  plus  any  amount previously  distributed  with  respect to  interest  for such class that is  recovered  as a voidable  preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating  Interest Payments,  any shortfalls resulting from the  application  of the  Relief  Act and  Deferred  Interest,  in each  case to the  extent allocated to such class of  Certificates  as described under clause First in "Description of the Certificates-Distributions on the Certificates" in this prospectus supplement.

Current Specified  Overcollateralization  Percentage - For any class of offered certificates and any distribution date, a percentage equivalent of a fraction,  the numerator of which is the  Overcollateralization  Target  Amount  and the  denominator  of which is the  aggregate
Stated Principal Balance of the mortgage loans as of the last day of the related Due Period.

Deferred  Interest - With  respect to a Negative  Amortization  Loan,  the amount of  interest which is deferred and added to the  principal  balance of such  mortgage  loan as described in this prospectus supplement.

Due Date - With  respect to each  mortgage  loan,  the date in each month on which its Monthly
Payment  is due if such due date is the  first day of a month  and  otherwise  is deemed to be the  first  day of the  following  month  or  such  other  date  specified  in the  applicable
Servicing Agreement.

Due Period - With respect to any  distribution  date, the period  commencing on the second day of the month  preceding the calendar month in which such  distribution  date occurs and ending at the  close of  business  on the  first day of the  month in which  such  distribution  date occurs.

Effective  Loan-to-Value  Ratio - The ratio obtained by dividing (a) the principal  balance at origination,  minus the amount of the additional collateral,  if any, by (b) the lesser of (i)
the sales  price and (ii) the  original  appraised  value of the related  mortgaged  property, except in the case of a refinanced mortgage loan, in which case the appraised value is used.

Excess  Cashflow - With respect to any  distribution  date,  the  Remaining  Excess Spread for such distribution date.

Excess Spread - With respect to any  distribution  date,  the excess,  if any, of the Interest
Funds  for  such  distribution  date  over  the sum of the  Current  Interest  on the  offered
certificates  and  Interest  Carry  Forward  Amounts  on  the  senior   certificates  on  such
distribution date.

Extra Principal  Distribution  Amount - With respect to any distribution  date after the first distribution date, the lesser of (a) the excess, if any, of the  Overcollateralization  Target
Amount  for  such   distribution   date  over  the   Overcollateralization   Amount  for  such
distribution date and (b) the Excess Spread for such distribution date.

Group I Principal  Distribution Amount - The product of the Principal  Distribution Amount and a  fraction,  the  numerator  of  which  is the  Principal  Funds  for  Loan  Group I for such distribution  date and the  denominator  of which is the  Principal  Funds for all Loan Groups for such distribution date.

Group II Principal  Distribution  Amount - The product of the  Principal  Distribution  Amount and a  fraction,  the  numerator  of which is the  Principal  Funds for Loan Group II for such distribution  date and the  denominator  of which is the  Principal  Funds for all Loan Groups for such distribution date.

Group  II Senior  Percentage  - For the  Class  II-A  Certificates  on any
distribution date, the percentage obtained by dividing the aggregate  Certificate  Principal
Balance of the Class II-A Certificates  immediately  preceding such distribution date by the aggregate  Stated  Principal  Balance of the Group II mortgage  loans as of the beginning of the related due period.

Group III Principal  Distribution Amount - The product of the Principal  Distribution Amount and a fraction,  the numerator of which is the  Principal  Funds for Loan Group III for such distribution  date and the  denominator of which is the Principal  Funds for all Loan Groups for such distribution date.

Insurance  Proceeds - All proceeds of any  insurance  policies,  to the extent such proceeds are not  applied  to the  restoration  of the  property  or  released  to the  mortgagor  in accordance with the related  servicer's  normal  servicing  procedures,  other than proceeds that  represent  reimbursement  of the related  servicer's  costs and  expenses  incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period - The interest accrual period for the offered  certificates  will be the period from and including the preceding  distribution date (or from the closing date, in the case of the first  distribution  date) to and  including  the day  prior to the  current distribution date.

Interest Carry Forward Amount - With respect to each class of offered  certificates  and the first distribution date, zero, and for each distribution date thereafter, the sum of:

      1.    the excess of

            (a)   Current Interest for such class with respect to prior distribution  dates, over

            (b)   the amount actually  distributed to such class with respect to interest on or after such prior distribution dates, and

      2.    interest  on such  excess (to the extent  permitted  by  applicable  law) at the applicable  pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest  Funds - With  respect  to each Loan  Group  and any  distribution  date,  the sum, without duplication, of

      1.    all  scheduled  interest  collected  in respect of the  related  mortgage  loans during the related Due Period,  less the related  Servicing Fee, if any, and any related  amounts  required to be  reimbursed  to EMC, any  Servicer,  the Master
            Servicer,  the  Trustee,  the  Custodian  and the  Securities  Administrator  as
            provided in the Agreement,

      2.    all  advances  relating to interest  on the related  mortgage  loans made by the related servicer or the Master Servicer,

      3.    all Compensating Interest Payments with respect to the related mortgage loans,

      4.    Insurance  Proceeds  and  Liquidation   Proceeds  received  during  the  related
            Prepayment Period (or in the case of Subsequent  Recoveries,  during the related
            Due Period),  to the extent such Liquidation  Proceeds relate to interest,  less all non-recoverable  advances relating to interest and certain expenses, in each case with respect to the mortgage loans in the related Loan Group.

      5.    the interest  portion of proceeds from mortgage  loans in the related Loan Group that were repurchased during the related Due Period, and

      6.    the interest  portion of the purchase price of the assets of the Trust allocated to the related  Loan Group upon  exercise by EMC or its designee of its optional termination right;

            minus

      7.    any amounts  required to be reimbursed to EMC, the  Depositor,  a Servicer,  the
            Master Servicer, the Custodian,  the Trustee or the Securities Administrator and
            allocated to the related Loan Group, as provided in the Agreement.

Lender-Paid  PMI Rate - With respect to any mortgage loan covered by a  lender-paid  primary mortgage  insurance  policy,  the  premium  to be paid  by the  applicable  Servicer  out of interest collections on the related mortgage loan.

Liquidation  Proceeds  - All net  proceeds,  other  than  Insurance  Proceeds,  received  in connection with the partial or complete  liquidation of mortgage loans,  whether through the
Trustee's sale,  foreclosure  sale or otherwise,  or in connection with any  condemnation or partial  release of a mortgaged  property,  together  with the net  proceeds  received  with respect to any mortgaged  properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted  mortgage  loans,  other than the amount of such net proceeds  representing any profit realized by the related Servicer in connection with the disposition of any such properties, and  Subsequent Recoveries.

Margin - With respect to any  distribution  date on or prior to the first possible  optional termination date and (i) with respect to the Class I-A  certificates,  0.32% per annum, (ii)
with respect to the Class II-A-1  certificates,  0.27% per annum,  (iii) with respect to the
Class  II-A-2  certificates,  0.25%  per  annum,  (iv)  with  respect  to the  Class  II-A-3 certificates,  0.50% per annum, (v) with respect to the Class III-A certificates,  0.31% per annum, (vi) with respect to the Class M-1 certificates,  0.55% per annum, (vii) with respect to the Class M-2  certificates,  1.15%  per  annum,  (viii)  with  respect  to the Class B-1 certificates,  1.90% per annum and (ix) with  respect to the Class B-2  certificates,  1.90%
per annum;  and with  respect to any  distribution  date after the first  possible  optional termination date and (i) with respect to the Class I-A  certificates,  0.64% per annum, (ii)
with respect to the Class II-A-1  certificates,  0.54% per annum,  (iii) with respect to the
Class  II-A-2  certificates,  0.50%  per  annum,  (iv)  with  respect  to the  Class  II-A-3 certificates,  1.00% per annum, (v) with respect to the Class III-A certificates,  0.62% per annum,  (vi) with  respect  to the Class M-1  certificates,  0.825%  per  annum,  (vii) with respect to the Class M-2  certificates,  1.725% per annum,  (viii) with respect to the Class
B-1  certificates,  2.85% per annum and (ix)  with  respect  to the Class B-2  certificates,
2.85% per annum.

Master  Servicer  Compensation - Compensation  to which the Master Servicer will be entitled for its activities under the Agreement,  which shall be equal to investment  income on funds in the Master Servicer Collection Account and the Distribution Account.

Master Servicer - Wells Fargo Bank, National Association.

Moody's - Moody's Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase  Agreement - The Mortgage Loan Purchase  Agreement,  dated as of June
30, 2004, between  the Depositor and EMC Mortgage Corporation.

Negative  Amortization  Loan - A mortgage loan in which the outstanding  principal  balance is subject to a negative amortization feature.

Net Rate Cap - With  respect to any  distribution  date and (i) the Class I-A,  the Class II-A and the Class  III-A  certificates,  the  weighted  average  of the Net Rates on the  mortgage loans in the  related  Loan  Group,  weighted  on the basis of the Stated  Principal  Balances thereof as of the  beginning  of the related Due Period and (ii) the Class M-1, the Class M-2, the Class B-1 and the Class B-2  certificates,  the  weighted  average of the Net Rates on the mortgage loans in each Loan Group,  weighted in proportion to the results of subtracting  from the aggregate Stated Principal  Balance of each Loan Group, the Certificate  Principal Balance of the related  classes of senior  certificates,  in each case,  as  adjusted to an  effective rate reflecting the accrual of interest on an actual/360 basis.

Net Rate - For any mortgage  loan, the then  applicable  mortgage rate thereon less the sum of
(1)  Servicing  Fee  Rate,  (2)  the  Lender-Paid  PMI  Rate,  if any,  attributable  thereto, expressed  as a per annum  rate and (3) with  respect to  approximately  1.83% of the Group II mortgage loans, an additional 0.090% per annum.

Other Certificates - The Class R, Class XP and Class B-IO certificates.

Overcollateralization  Amount - With respect to any distribution  date, the excess, if any, of
(a) the aggregate  Stated  Principal  Balance of the mortgage  loans as of the last day of the related Due Period over (b) the  Certificate  Principal  Balances of the offered  certificates
(after  taking  into  account  the  payment  of  principal  other  than  any  Extra  Principal
Distribution Amount on such Certificates).

Overcollateralization Target Amount - Approximately $3,011,963.34.

Prepayment Period - With respect to a distribution  date, the immediately  preceding  calendar month in the case of the  mortgage  loans for which EMC is the  Servicer and such period as is provided in the related Servicing Agreement with respect to the remaining mortgage loans.

Principal Distribution Amount - With respect to each distribution date, equal to

        1.     the sum of the Principal Funds for all Loan Groups for such distribution  date, plus

        2.     any Extra Principal Distribution Amount for such distribution date.

Principal Funds - with respect to each Loan Group, the sum, without duplication, of

      1.    the  scheduled  principal  collected on the  mortgage  loans in the related Loan
            Group  during the  related  Due  Period or  advanced  on or before  the  related servicer advance date,

      2.    prepayments  in  respect  of the  mortgage  loans  in the  related  Loan  Group, exclusive of any prepayment charges, collected in the related Prepayment Period,

      3.    the Stated  Principal  Balance of each  mortgage  loan in the related Loan Group that was  repurchased  by the  Depositor  or the  related  Servicer  during  the related Due Period,

      4.    the  amount,  if any, by which the  aggregate  unpaid  principal  balance of any replacement  mortgage loans is less than the aggregate unpaid principal  balance of any deleted  mortgage loans  delivered by the related  Servicer in connection with a  substitution  of a mortgage  loan in the related  Loan Group  during the related Due Period,

      5.    Insurance  Proceeds and all Liquidation  Proceeds  collected  during the related
            Prepayment Period (or in the case of Subsequent  Recoveries,  during the related
            Due Period) on the mortgage loans in the related Loan Group,  to the extent such
            Liquidation  Proceeds  relate to  principal,  less all  related  non-recoverable advances relating to principal reimbursed during the related Due Period,

      6.    the  principal  portion  of the  purchase  price  of  the  assets  of the  Trust allocated  to the related Loan Group upon the exercise by EMC or its designee of its optional termination right; minus

      7.    any amounts  required to be reimbursed to EMC, the  Depositor,  a Servicer,  the
            Master Servicer, the Custodian,  the Trustee or the Securities Administrator and
            allocated to the related Loan Group, as provided in the Agreement.

Rating Agencies  -  S&P and Moody's.

Record Date - The Business Day preceding  the  applicable  distribution  date so long as the offered  certificates  remain in book-entry form; and otherwise the record date shall be the last Business Day of the month preceding the month in which such distribution date occurs.

Realized  Loss - The excess of the Stated  Principal  Balance of a defaulted  mortgage  loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

Regular Certificates - All Classes of Certificates other than the Residual Certificates.

Remaining Excess Spread - With respect to any distribution  date, the Excess Spread less any
Extra Principal Distribution Amount for such distribution date.

Repurchase  Price - With respect to any mortgage loan required to be repurchased,  an amount equal to the sum of (i) (a) 100% of the Outstanding  Principal Balance of such mortgage loan plus  accrued  but unpaid  interest  on the  Outstanding  Principal  Balance at the  related mortgage rate through and  including the last day of the month of repurchase  reduced by (b)
any portion of the Servicing  Fee or advances  payable to the purchaser of the mortgage loan and (ii) any costs and damages  incurred by the Trust in  connection  with any  violation of such mortgage loan of any predatory lending laws.

Residual  Certificates  - The  Class  R  certificates.  There  will  be a  separate  Class R certificate with a specific designation for each REMIC election that is made.

Rolling  Three-Month  Delinquency Average - With respect to a distribution date, the average over the three Due Periods immediately  preceding such distribution date of a fraction,  the numerator of which is the aggregate Stated Principal  Balance of the mortgage loans that are
60 or more days  delinquent  calculated for each such Due Period as of the close of business on the last day of the Due Period  (including  for this purpose any such  mortgage  loans in bankruptcy or  foreclosure  and mortgage  loans with respect to which the related  Mortgaged
Property  has been  acquired  by the Trust) and the  denominator  of which is the  aggregate
Stated  Principal  Balance of mortgage  loans as of the close of business on the last day of the Due Period.

Rules  -  The  rules,  regulations  and  procedures  creating  and  affecting  DTC  and  its operations.

S&P - Standard & Poor's,  a division of The McGraw-Hill  Companies,  Inc., and any successor thereto.

Servicing Fee - With respect to each mortgage  loan, a fee that accrues at the Servicing Fee
Rate, on the same principal  balance on which interest on such mortgage loan accrues for the related calendar month.

Servicing  Fee Rate - For each  mortgage  loan (i) a per annum rate of 0.25% or 0.375%  with respect to EMC, (ii) a per annum rate of 0.250% with respect to  GreenPoint  and (iii) a per annum rate of either 0.250%,  0.375% or 0.575%,  as set forth on the mortgage loan schedule, with respect to other Servicers.

Stated  Principal  Balance - For any mortgage loan, with respect to any  distribution  date:
the principal balance thereof as of the Cut-off Date minus the sum of:

      1.    the principal  portion of the  scheduled  monthly  payments due from  mortgagors with respect to such  mortgage  loan due during each Due Period  ending prior to such distribution date (and irrespective of any delinquency in their payment);

      2.    all  prepayments  of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation  proceeds to the extent applied by the related  Servicer as recoveries of principal in accordance with the Agreement or the related Servicing  Agreement that were received by the related  Servicer as of the close of business on the last day of the  Prepayment
            Period related to such distribution date; and

      3.    any Realized  Loss thereon  incurred  prior to or during the related  Prepayment
            Period

      plus, with respect to the Group II mortgage loans, any Deferred Interest thereon.

      The Stated Principal Balance of any liquidated mortgage loan is zero.

Stepdown Date - the earlier to occur of

      1.    the distribution  date on which the aggregate  Certificate  Principal Balance of the Class I-A, Class II-A and Class III-A  certificates has been reduced to zero
            and

      2.    the later to occur of

            (a)   the distribution date occurring in July 2007 and

            (b)   the  first   distribution   date  for  which  the  sum  of  the  aggregate
                  Certificate  Principal  Balance of the  Subordinate  Certificates  and the
                  Overcollateralization  Amount  divided by the sum of the Stated  Principal
                  Balances  of the  mortgage  loans as of the last  day of the  related  Due
                  Period, is greater than or equal to approximately 11.90%.

Subordinate  Certificates  - The  Class  M-1,  Class  M-2,  the  Class  B-1  and  Class  B-2
certificates.

Subsequent  Recoveries - As of any  distribution  date,  amounts received during the related
Due Period by the Master  Servicer or surplus  amounts held by the Master  Servicer to cover
estimated  expenses   (including,   but  not  limited  to,  recoveries  in  respect  of  the
representations  and  warranties  made by the Seller)  specifically  related to a liquidated mortgage loan or disposition of an REO property prior to the related  Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Trigger Event - With respect to a distribution  date on or after the Stepdown Date, an event that  exists if either (i) the  Rolling  Three-Month  Delinquency  Average  exceeds 50% of a fraction,  the numerator of which is the sum of the  Certificate  Principal  Balances of the
Subordinate  Certificates and the  Overcollateralization  Amount,  in each case after taking into account the  distribution  of the Principal  Distribution  Amount on such  distribution date and the denominator of which is the aggregate Stated Principal  Balance of the mortgage loans as of the last day of the related Due Period or (ii) the  percentage of the cumulative losses  on the  mortgage  loans  as of such  date  of  determination  is  greater  than  the applicable  percentage  listed  below of the  aggregate  principal  balances of the mortgage loans as of the closing date:

                              Months   Percentage
                             37 - 48     0.70%
                             49 - 60     1.10%
                             61 - 72     1.45%
                               73+       1.70%

Trust - Bear Stearns ALT-A Trust 2004-6.

Trustee - JPMorgan Chase Bank.

Unpaid  Realized Loss Amount - With respect to any class of offered  certificates  and as to any distribution date, the excess of

      1.    Applied Realized Loss Amounts with respect to such class over

      2.    the sum of all  distributions  in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

      Any amounts  distributed to a class of offered  certificates  in respect of any Unpaid
Realized  Loss Amount  will not be applied to reduce the  Certificate  Principal  Balance of such Class.

                                                                      ANNEX I

Distribution    Class      Class     Class      Class     Class M-1  Class M-1
    Date        I-A         I-A       III-A     III-A     Notional     Strike
                Notional    Strike    Notional   Strike   Balance($)   Rate(%)
                Balance($)  Rate(%)   Balance($) Rate(%)
-----------   -------------  -----  -------------- ----  -------------  -----
June 2004    380,660,000.00  4.78   369,773,000.00 4.84  18,932,000.00  4.58
July 2004    359,411,692.50  4.78   345,451,897.62 4.84  18,932,000.00  4.58
August 2004  353,034,953.02  4.78   339,300,848.34 4.84  18,932,000.00  4.58
September
  2004       346,763,829.18  4.78   333,251,877.78 4.84  18,932,000.00  4.58
October
  2004       340,596,576.55  4.78   327,303,297.65 4.84  18,932,000.00  4.58
November
  2004       334,531,479.48  4.78   321,453,447.57 4.84  18,932,000.00  4.58
December
  2004       328,566,850.59  4.78   315,700,694.524.84   18,932,000.00  4.58
January
  2005       322,701,030.32  4.78   310,043,432.454.84   18,932,000.00  4.58
February
  2005       316,932,386.48  4.78   304,480,081.774.84   18,932,000.00  4.58
March 2005   311,259,313.76  4.78   299,009,089.014.84   18,932,000.00  4.58
April 2005   305,680,233.33  4.78   293,628,926.294.84   18,932,000.00  4.58
May 2005     300,193,592.40  4.78   288,338,090.964.84   18,932,000.00  4.58
June 2005    294,797,863.77  4.78   283,135,105.174.84   18,932,000.00  4.58
July 2005    289,491,545.41  4.78   278,018,515.464.84   18,932,000.00  4.58
August 2005  284,273,160.06  4.78   272,986,892.344.84   18,932,000.00  4.58
September
  2005       279,141,254.84  4.78   268,038,829.944.84   18,932,000.00  4.58
October
  2005       274,094,400.79  4.78   263,172,945.564.84   18,932,000.00  4.58
November
  2005       269,131,192.53  4.78   258,387,879.364.84   18,932,000.00  4.58
December
  2005       264,250,247.86  4.78   253,682,293.914.84   18,932,000.00  4.58
January 2006 259,450,207.36  4.78   249,054,873.874.84   18,932,000.00  4.58
February
  2006       254,729,734.03  4.78   244,504,325.614.84   18,932,000.00  4.58
March 2006   250,087,512.92  4.78   240,029,376.864.84   18,932,000.00  4.58
April 2006   245,522,250.76  4.78   235,628,776.344.84   18,932,000.00  4.58
May 2006     241,032,675.62  4.78   231,301,293.444.84   18,932,000.00  4.58
June 2006    236,617,536.53  4.78   227,045,717.864.84   18,932,000.00  4.58
July 2006    232,275,603.16  4.78   222,860,859.274.84   18,932,000.00  4.58
August 2006  228,005,665.47  4.78   218,745,547.004.84   18,932,000.00  4.58
 September
    2006     223,806,533.38  4.78   214,698,629.714.84   18,932,000.00  4.58
October 2006 219,677,036.43  4.78   210,718,975.084.84   18,932,000.00  4.58
November
  2006       215,616,023.47  4.78   206,805,469.464.84   18,932,000.00  4.58
December
  2006       211,622,362.35  4.78   202,957,017.614.84   18,932,000.00  4.58
January 2007 207,694,885.13  4.78   199,172,542.354.84   18,932,000.00  4.58
February
  2007       203,832,552.98  4.78   195,450,984.324.84   18,932,000.00  4.58
March 2007   200,033,221.48  4.78   191,789,558.754.84   18,932,000.00  4.58
April 2007   196,296,315.10  4.78   188,189,039.984.84   18,932,000.00  4.58
May 2007     192,621,427.40  4.78   184,648,418.944.84   18,932,000.00  4.58
June 2007    146,565,727.08  4.78   138,648,592.784.84   18,932,000.00  4.58
July 2007    146,565,727.08  5.78   138,648,592.785.84   18,932,000.00  5.58
August 2007  146,350,180.94  5.78   138,443,047.135.84   14,444,062.76  5.58
September
  2007       143,903,605.21  5.78   136,110,098.305.84   14,190,389.35  5.58
October 2007 141,497,668.10  5.78   133,816,014.765.84   13,941,626.63  5.58
November
  2007       139,131,697.06  5.78   131,560,152.025.84   13,697,653.48  5.58
December
  2007       136,805,030.65  5.78   129,341,876.255.84   13,458,347.73  5.58
January 2008 134,517,018.35  5.78   127,160,564.095.84   13,223,602.55  5.58
February
  2008       132,267,020.36  5.78   125,015,602.485.84   12,993,309.03  5.58
March 2008   130,054,407.48  5.78   122,906,388.505.84   12,767,361.98  5.58
April 2008   127,878,560.85  5.78   120,832,329.205.84   12,545,659.75  5.58
May 2008     125,738,871.86  5.78   118,792,841.425.84   12,328,104.07  5.58
June 2008    123,634,741.94  5.78   116,787,351.655.84   12,114,599.91  5.58
July 2008    121,565,582.40  5.78   114,815,295.885.84   11,905,055.31  5.58
August 2008  119,530,814.27  5.78   112,876,119.395.84   11,699,381.26  5.58
September
  2008       117,529,868.14  5.78   110,969,276.665.84   11,497,461.84  5.58
October 2008 115,562,184.00  5.78   109,094,231.195.84   11,299,224.52  5.58
November
  2008       113,627,211.09  5.78   107,250,455.325.84   11,104,612.51  5.58
December
  2008       111,724,407.74  5.78   105,437,430.165.84   10,913,546.90  5.58
January 2009 109,806,720.98  5.78   103,654,645.375.84   10,725,951.19  5.58
February
  2009       107,842,204.18  5.78   101,901,599.075.84   10,541,751.13  5.58
March 2009   105,915,520.46  5.78   100,177,797.675.84   10,360,874.69  5.58
April 2009   104,020,888.39  5.78   98,475,702.57 5.84   10,182,661.88  5.58

Distribution     Class     Class       Class    Class     Class B-2   Class B-2
    Date        M-2        M-2         B-1        B-1     Notional     Strike
                Notional   Strike      Notional  Strike   Balance      Rate (%)
                Balance($) Rate(%)     Balance($)Rate(%)     ($)
---------   -------------   ----   ------------   ----  ------------    ----
June 2004   15,491,000.00   3.98   6,884,000.00   3.23  6,884,000.00    3.23
July 2004   15,491,000.00   3.98   6,884,000.00   3.23  6,884,000.00    3.23
August 2004 15,491,000.00   3.98   6,884,000.00   3.23  6,884,000.00    3.23
September
  2004      15,491,000.00   3.98   6,884,000.00   3.23  6,884,000.00    3.23
October
  2004      15,491,000.00   3.98   6,884,000.00   3.23  6,884,000.00    3.23
November
  2004      15,491,000.00   3.98   6,884,000.00   3.23  6,884,000.00    3.23
December
  2004      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
January
  2005      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
February
  2005      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
March 2005  15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
April 2005  15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
May 2005    15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
June 2005   15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
July 2005   15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
August 2005 15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
September
  2005      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
October
  2005      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
November
  2005      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
December
    2005    15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
January
  2006      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
February
  2006      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
March 2006  15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
April 2006  15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
May 2006    15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
June 2006   15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
July 2006   15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
August 2006 15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
September
  2006      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
October
  2006      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
November
  2006      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
December
  2006      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
January
  2007      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
February
  2007      15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
March 2007  15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
April 2007  15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
May 2007    15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
June 2007   15,491,000.00   3.98   6,884,000.00  3.23   6,884,000.00    3.23
July 2007   12,570,198.38   4.98   5,346,180.31  4.23   5,346,180.31    4.23
August 2007 11,818,771.19   4.98   5,252,109.02  4.23   5,252,109.02    4.23
September
  2007      11,611,204.39   4.98   5,159,869.02  4.23   5,159,869.02    4.23
October
  2007      11,407,655.72   4.98   5,069,414.63  4.23   5,069,414.63    4.23
November
  2007      11,208,026.10   4.98   4,980,701.81  4.23   4,980,701.81    4.23
December
  2007      11,012,215.55   4.98   4,893,686.13  4.23   4,893,686.13    4.23
January
  2008      10,820,136.65   4.98   4,808,328.75  4.23   4,808,328.75    4.23
February
  2008      10,631,700.31   4.98   4,724,590.08  4.23   4,724,590.08    4.23
March 2008  10,446,820.43   4.98   4,642,431.85  4.23   4,642,431.85    4.23
April 2008  10,265,413.86   4.98   4,561,817.12  4.23   4,561,817.12    4.23
May 2008    10,087,400.18   4.98   4,482,710.14  4.23   4,482,710.14    4.23
June 2008    9,912,701.63   4.98   4,405,076.37  4.23   4,405,076.37    4.23
July 2008    9,741,242.97   4.98   4,328,882.36  4.23   4,328,882.36    4.23
August 2008  9,572,951.36   4.98   4,254,095.74  4.23   4,254,095.74    4.23
September
  2008       9,407,731.95   4.98   4,180,674.38  4.23   4,180,674.38    4.23
October 2008 9,245,525.41   4.98   4,108,591.89  4.23   4,108,591.89    4.23
November
  2008       9,086,285.25   4.98   4,037,827.62  4.23   4,037,827.62    4.23
December
  2008       8,929,946.92   4.98   3,968,352.89  4.23   3,968,352.89    4.23
January 2009 8,776,447.80   4.98   3,900,139.87  4.23   3,900,139.87    4.23
February
  2009       8,625,727.17   4.98   3,833,161.57  4.23   3,833,161.57    4.23
March 2009   8,477,726.06   4.98   3,767,391.79  4.23   3,767,391.79    4.23
April 2009   8,331,904.46   4.98   3,702,590.55  4.23   3,702,590.55    4.23

                                             APPENDIX A

                                    MORTGAGE LOAN ASSUMPTIONS

                                                      Original
                                           Current     Term to   Remaining
                             Current         Net      Maturity    Term to                       Initial
               Current      Mortgage      Mortgage    (in        Maturity       Gross        Periodic Rate
Loan Number  Balances($)    Rate (%)      Rate (%)     Months)  (in Months)    Margin (%)       Cap (%)
-----------  -----------  ------------  ------------   --------  ---------   ------------   --------------
     1        548848.79   5.7500000000  5.3750000000     360        358      2.2500000000       5.00000
     2       4245200.00   6.1896848205  5.8911005371     360        359      2.5556628663       5.00000
     3        414093.79   3.5000000000  3.1250000000     360        354      2.3750000000       2.00000
     4       5376734.59   3.6372853724  3.2622853724     360        356      2.3750000000       1.36141
     5       2570449.98   4.0216790875  3.6466790875     360        358      2.8966790875        No Cap
     6        260800.00   4.7070552147  4.3320552147     360        359      2.3750000000       3.00000
     7        399500.79   5.2500000000  5.0000000000     360        354      2.7500000000       2.00000
     8       4803810.65   4.9163674090  4.5413674090     360        357      2.2500000000       2.77623
     9       5009256.72   4.5376407241  4.1626407241     360        357      2.2500000000       3.00000
    10       1071751.65   4.9633366963  4.7133366963     360        356      2.2500000000       2.00000
    11       4124301.66   5.0584259161  4.7685441849     360        359      2.5904730754       4.44905
    12       4903236.08   4.3854376542  4.0104376542     360        358      2.2539476480       4.55598
    13      57114913.18   5.4747993007  5.2188643361     360        359      2.7400481341       4.90504
    14        184360.60   5.2500000000  4.8750000000     360        357      3.0000000000       5.00000
    15      36801905.10   5.6208460754  5.2458460754     359        356      2.2500000000       4.96305
    16      41495472.40   5.4373888971  5.0623888971     360        357      2.2507952675       4.95575
    17      32988210.63   5.6959467730  5.3284051281     360        359      2.2798334204       5.04258
    18      88789314.27   5.5973121668  5.2223121668     360        359      2.2500000000       5.11923
    19      104562470.12  5.6479955128  5.3004923231     360        358      2.3699965687       5.00000
    20        366714.94   3.8750000000  3.5000000000     360        354      2.3750000000       2.00000
    21       5450313.65   4.8571185217  4.4821185217     360        358      2.9302363945       1.09174
    22        325500.00   4.6250000000  4.2500000000     360        359      3.3750000000        No Cap
    23        396300.00   3.7500000000  3.5000000000     360        350      2.7500000000       2.00000
    24       1924553.13   6.1400152636  5.7650152636     360        357      2.2500000000       5.00000
    25        614300.00   5.6055876607  5.3017051929     360        359      2.5344701286       5.00000
    26        888682.88   7.4023771095  6.9912496908     360        323      2.8635433159       4.58712
    27        213224.20   7.2500000000  7.0000000000     360        324      2.7500000000       5.00000
    28        650357.17   6.9395330415  6.5645330415     360        325      2.3750000000       3.00000
    29       3532577.77   7.2382793355  6.8632793355     360        326      2.0986469270       5.21082
    30      11921985.47   6.7762073979  6.4389057455     360        326      2.7490386799       5.00001
    31       3937002.92   6.9227329174  6.6217455282     360        291      3.0094994265       6.08098
    32        705750.00   5.9260981226  5.6760981226     360        341      2.2500000000       5.00000
    33        980746.47   7.2831721648  6.8096774988     360        325      2.3750000000       3.00000
    34       1395326.33   6.8487102897  6.4737102897     360        326      2.0913382087       5.39751
    35       5200506.02   7.2204937855  6.8454937855     360        326      2.0000000000       6.04141
    36      28193756.02   6.0279192271  5.7519530876     358        304      2.7640733538       3.50283
    37        648846.31   7.1250000000  6.8750000000     360        323      2.7500000000       5.00000
    38        132757.88   5.3419309460  4.9669309460     360        129      2.6360230180        No Cap
    39       1546847.38   7.1442589289  6.7692589289     360        326      2.2500000000       2.00000
    40        256120.41   8.5000000000  8.1250000000     360        310      2.0000000000       6.00000
    41         39082.56   3.6250000000  3.2500000000     360        132      2.6250000000       1.00000
    42        207232.23   7.1378388330  6.7628388330     360        116      2.8717427545        No Cap
    43        129941.53   4.7427067774  4.4085630860     360        220      3.9708271097       1.00000
    44       1250842.55   7.1504258190  6.7754258190     360        323      2.0000000000       6.09920
    45         71422.01   8.6250000000  8.2500000000     360        310      2.0000000000        No Cap
    46        749211.45   4.6476083914  4.2654044292     360        159      2.3240537167        No Cap
    47        300000.00   6.0000000000  5.7500000000     360        359      2.7500000000       5.00000
    48       2641700.00   6.3041460045  6.0541460045     360        359      2.7500000000       5.00000
    49        847990.75   4.2701703217  3.8951703217     360        357      2.3750000000       1.65250
    50       5636740.21   4.0565354550  3.6815354550     353        350      2.3750000000       1.24343
    51        230000.00   4.1250000000  3.7500000000     360        359      3.0000000000        No Cap
    52       2370346.01   3.6088274661  3.2338274661     360        358      2.4121079790        No Cap
    53        690647.18   5.0012447745  4.6262447745     360        358      2.3750000000       3.00000
    54        355800.00   5.0220278246  4.6470278246     360        359      2.3750000000       3.00000
    55       5857950.56   5.2509281392  4.8937309429     360        356      2.2500000000       2.86928
    56       6273720.50   4.6566743563  4.2816743563     360        357      2.2500000000       3.06262
    57        722800.00   5.0076265911  4.7272066962     360        356      2.2500000000       2.00000
    58       4767367.76   5.2752526853  4.9645820213     360        359      2.5596839853       4.02927
    59       6406883.71   4.5440620055  4.1690620055     360        358      2.2500000000       4.96970
    60      53577296.77   5.5870398192  5.3308033557     360        359      2.7250541461       4.90909
    61        332573.17   5.3750000000  5.0000000000     360        357      2.2500000000       5.00000
    62        273000.00   4.8750000000  4.5000000000     360        357      2.2500000000       5.00000
    63      49814000.99   5.7418558218  5.3668558218     359        356      2.2500000000       4.99084
    64      41365465.19   5.3339992044  4.9589992044     360        357      2.2522482522       4.99180
    65      33172961.38   5.6986858603  5.3338970337     359        357      2.2964487235       5.03879
    66      77842084.23   5.6156061807  5.2406061807     360        358      2.2513559503       5.20427
    67      86243715.37   5.7495636147  5.4288664721     360        358      2.4739307598       4.99147
    68        264224.84   4.9505108367  4.5755108367     360        358      2.5234674898       1.60409
    69       6246517.07   4.8451049700  4.4701049700     360        358      2.7044049459       1.17539
    70        324061.90   4.0000000000  3.6250000000     360        358      2.7500000000        No Cap
    71       1100419.99   4.2564975249  3.8814975249     360        358      2.2686769587        No Cap
    72       1297679.72   5.7972129941  5.4222129941     360        357      2.2500000000       5.00000
    73       1767533.23   5.7036407089  5.3286407089     360        357      2.2500000000       5.00000
    74       1020344.12   5.9629405580  5.6330601398     360        358      2.5695317600       5.00000
    75        973320.94   5.2858197395  4.9108197395     360        358      2.2500000000       5.24131
    76        449275.86   5.7439212514  5.4939212514     360        359      2.7500000000       5.00000

                                                                                     Number of
                                                                         Number of    Months
                              Maximum        Minimum                      Months      between   Remaining
             Subsequent      Lifetime        Lifetime                      Until    Subsequent   Interest
   Loan   Periodic Rate     Mortgage        Mortgage                   First Rate     Rate      Only
  Number     Cap (%)        Rate (%)        Rate (%)        Index      Adjustment  Adjustment    Months
 --------   ----------    -------------   ------------    -----------  ----------  -----------   --------
    1        2.00000      10.7500000000   2.2500000000    1 Yr. LIBOR       118         12         N/A
    2        1.00000      11.1896848205   2.5556628663    6 Mo. LIBOR       119          6         119
    3        2.00000      11.3750000000   2.3750000000    1 Mo. LIBOR        1           1         N/A
    4        1.36141      10.8607617340   2.3750000000    1 Mo. LIBOR        1           1         116
    5          No Cap     11.3702464461   2.8966790875    1 Mo. LIBOR        2           1         118
    6        1.00000       9.7070552147   2.3750000000    6 Mo. LIBOR       23           6         119
    7        2.00000      11.2500000000   2.7500000000     1 Yr. TRES       30          12         N/A
    8        2.00000       9.9074496894   2.2500000000    1 Yr. LIBOR       33          12         N/A
    9        2.14579       9.5376407241   2.2500000000    1 Yr. LIBOR       33          12         117
    10       2.00000      10.9633366963   2.2500000000    1 Yr. LIBOR       32          12          32
    11       1.02905      10.7684250387   2.5904730754    6 Mo. LIBOR       35           6         N/A
    12       1.47918       9.8646150712   2.2539476480    6 Mo. LIBOR       34           6         118
    13       1.00000      11.4440490148   2.7400481341    6 Mo. LIBOR       35           6          35
    14       2.00000      10.2500000000   3.0000000000     1 Yr. TRES       57          12         N/A
    15       2.00000      10.6241260311   2.2500000000    1 Yr. LIBOR       57          12         N/A
    16       2.00000      10.4405699671   2.2507952675    1 Yr. LIBOR       57          12         117
    17       1.04607      10.7385249715   2.2798334204    6 Mo. LIBOR       59           6         N/A
    18       1.12635      10.7128830841   2.2500000000    6 Mo. LIBOR       59           6         119
    19       1.00248      10.6522513419   2.3699965687    6 Mo. LIBOR       58           6          58
    20       2.00000      11.8750000000   2.3750000000    6 Mo. LIBOR        6           6         N/A
    21       1.09174      10.8571185217   2.9302363945    6 Mo. LIBOR        4           6         118
    22         No Cap     12.0000000000   3.3750000000    6 Mo. LIBOR        5           6         119
    23       2.00000       8.7500000000   2.7500000000     1 Yr. TRES       74          12          74
    24       2.00000      11.1400152636   2.2500000000    1 Yr. LIBOR       81          12         N/A
    25       1.00000      10.6055876607   2.5344701286    6 Mo. LIBOR       83           6          83
    26       2.00000      12.6088195021   2.8635433159     1 Yr. TRES       83          12         N/A
    27       2.00000      12.2500000000   2.7500000000     1 Yr. TRES       84          12          84
    28       2.00000      12.9395330415   2.3750000000    6 Mo. LIBOR       85           6         N/A
    29       2.00000      13.2382793355   2.0986469270    6 Mo. LIBOR       86           6          86
    30       2.00000      11.7917142896   2.7490386799     1 Yr. TRES       37          12         N/A
    31       2.00000      12.4417317705   3.0094994265     1 Yr. TRES       51          12          51
    32       2.00000      10.9260981226   2.2500000000    1 Yr. LIBOR       41          12          41
    33       2.00000      13.2831721648   2.3750000000    6 Mo. LIBOR       25           6         N/A
    34       2.00000      12.9769293996   2.0913382087    6 Mo. LIBOR       26           6          26
    35       2.00000      13.2619061818   2.0000000000    6 Mo. LIBOR       50           6          50
    36       2.00138      11.8699903194   2.7640733538     1 Yr. TRES       10          12         N/A
    37       2.00000      12.1250000000   2.7500000000     1 Yr. TRES       23          12          23
    38         No Cap     12.9615281311   2.6360230180     1 Yr. TRES        8          12         N/A
    39       2.00000      13.1442589289   2.2500000000    1 Yr. LIBOR        2          12         N/A
    40       2.00000      14.5000000000   2.0000000000    1 Yr. LIBOR       10          12          10
    41       2.62500      15.8750000000   2.6250000000     6 Mo. CMT         6           6         N/A
    42         No Cap     17.1378388330   2.8717427545      6 Mo.CMT         2           6         N/A
    43       1.00000      15.1561320118   3.9708271097    6 Mo. LIBOR       12           6         N/A
    44       2.00000      13.2496244172   2.0000000000    6 Mo. LIBOR       23           6          23
    45         No Cap     14.6250000000   2.0000000000    6 Mo. LIBOR       10           6          10
    46         No Cap     13.1345887833   2.3240537167      COFI(1)          1           1         N/A
    47       1.00000      11.0000000000   2.7500000000    6 Mo. LIBOR       119          6         N/A
    48       1.00000      11.3041460045   2.7500000000    6 Mo. LIBOR       119          6         119
    49       1.65250      11.0524065519   2.3750000000    1 Mo. LIBOR        1           1         N/A
    50       1.29843      11.1326414037   2.3750000000    1 Mo. LIBOR        1           1         117
    51         No Cap     12.0000000000   3.0000000000    1 Mo. LIBOR        2           1         N/A
    52         No Cap     11.6231134590   2.4121079790    1 Mo. LIBOR        2           1         118
    53       1.00000      10.0012447745   2.3750000000    6 Mo. LIBOR       22           6         N/A
    54       1.00000      10.0220278246   2.3750000000    6 Mo. LIBOR       23           6         119
    55       2.00000      10.4432823130   2.2500000000    1 Yr. LIBOR       32          12         N/A
    56       2.10000       9.6118343491   2.2500000000    1 Yr. LIBOR       33          12         117
    57       2.00000      10.7642674323   2.2500000000    1 Yr. LIBOR       32          12          32
    58       1.00000      10.7898873733   2.5596839853    6 Mo. LIBOR       35           6         N/A
    59       1.67421      10.2467825797   2.2500000000    6 Mo. LIBOR       34           6         118
    60       1.00000      11.5371481113   2.7250541461    6 Mo. LIBOR       35           6          35
    61       2.00000      10.3750000000   2.2500000000     1 Yr. TRES       57          12         N/A
    62       2.00000       9.8750000000   2.2500000000     1 Yr. TRES       57          12         117
    63       2.00000      10.7405439628   2.2500000000    1 Yr. LIBOR       57          12         N/A
    64       2.00000      10.3307259425   2.2522482522    1 Yr. LIBOR       57          12         117
    65       1.04453      10.7418146772   2.2964487235    6 Mo. LIBOR       58           6         N/A
    66       1.20583      10.8305936155   2.2513559503    6 Mo. LIBOR       58           6         118
    67       1.00333      10.7641168470   2.4739307598    6 Mo. LIBOR       58           6          58
    68       1.60409      10.9505108367   2.5234674898    6 Mo. LIBOR        4           6         N/A
    69       1.10372      10.9506081269   2.7044049459    6 Mo. LIBOR        4           6         118
    70         No Cap     12.0000000000   2.7500000000    6 Mo. LIBOR        4           6         N/A
    71         No Cap     11.9459524540   2.2686769587    6 Mo. LIBOR        4           6         118
    72       2.00000      10.7972129941   2.2500000000    1 Yr. LIBOR       81          12         N/A
    73       2.00000      10.7036407089   2.2500000000    1 Yr. LIBOR       81          12         117
    74       1.18540      10.9629405580   2.5695317600    6 Mo. LIBOR       82           6         N/A
    75       1.24131      10.5271285723   2.2500000000    6 Mo. LIBOR       82           6         118
    76       1.00000      10.7439212514   2.7500000000    6 Mo. LIBOR       83           6          83

--------------------------------------------------------------------------------------------
(1)  The number of months to the first payment adjustment is one month and the number of months between subsequent payment adjustments is 12 months.

                          CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      The  description  herein  of  the  mortgage  loans  is  based  upon  estimates  of the composition  thereof as of the Cut-off Date, as adjusted to reflect the Scheduled  Principal
Balances as of the Cut-off Date. Prior to the issuance of the  Certificates,  mortgage loans may be removed  as a result of (i)  Principal  Prepayments  thereof in full prior to June 1,
2004, (ii)  requirements of Moody's or S&P, (iii)  delinquencies  or otherwise.  In any such event,  other mortgage loans may be included in the Trust.  The Depositor  believes that the estimated  information  set forth  herein with  respect to the  mortgage  loans as presently constituted is  representative of the  characteristics  thereof at the time the Certificates are issued, although certain characteristics of the mortgage loans may vary.

=====================================================================================

                             $857,548,000 (Approximate)

                   Structured Asset Mortgage Investments II Inc.
                                     Depositor

                              Bear Stearns ALT-A Trust
                        Mortgage Pass-Through Certificates,
                                   Series 2004-6

-----------------------------------------------------------------------------

                               Prospectus Supplement

-----------------------------------------------------------------------------

                              Bear, Stearns & Co. Inc.
                                    Underwriter

You should rely only on the  information  contained or  incorporated by reference in this prospectus supplement and the accompanying  prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers  will be required to deliver a prospectus  supplement  and  prospectus  when acting as underwriters  of the  certificates  offered by this prospectus  supplement and with respect to their  unsold  allotments  or  subscriptions.  In addition,  all dealers  selling  the offered  certificates,  whether or not  participating  in this offering,  may be required to deliver a prospectus  supplement and prospectus for 90 days after the date of this prospectus supplement.

=====================================================================================
SCHEDULE A CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to June 1, 2004, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary. Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the Mortgage Loans may decrease the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date as set fort in this Prospectus Supplement by as much as ten percent (10%). Accordingly, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease by as much as ten percent (10%) from amounts shown on the front cover hereof. Principal Balances of the Mortgage Loans at Origination in Group I Aggregate Scheduled % of Number of Principal Balance Mortgage Mortgage Outstanding as of Loans Original Principal Balance($) Loans Cut-off Date ----------------------------- ----------- ---------------------- ----------- 0- 100,000 117 $ 9,469,087 2.34% 100,001- 200,000 426 61,732,438 15.25 200,001- 300,000 203 49,784,204 12.30 300,001- 350,000 81 26,864,008 6.64 350,001- 400,000 146 54,714,590 13.52 400,001- 450,000 78 33,343,927 8.24 450,001- 500,000 84 40,058,331 9.90 500,001- 550,000 50 26,464,177 6.54 550,001- 600,000 36 20,583,287 5.09 600,001- 650,000 56 35,424,026 8.75 650,001- 700,000 7 4,844,600 1.20 700,001- 800,000 10 7,479,448 1.85 800,001- 900,000 8 6,806,600 1.68 900,001- 1,000,000 14 13,697,922 3.38 1,100,001- 1,200,000 1 1,120,000 0.28 1,200,001- 1,300,000 2 2,548,669 0.63 1,400,001- 1,500,000 3 4,450,000 1.10 1,500,001 or Greater 3 5,357,000 1.32 ---------------------------------------------- Total 1,325 $ 404,742,313 100.00% ============================================== Minimum Original Principal Balance: $25,000 Maximum Original Principal Balance: $1,857,000 Average Original Principal Balance: $305,810

        Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group I

                                                        Aggregate Scheduled     % of
                                            Number of   Principal Balance      Mortgage
                                             Mortgage    Outstanding as of      Loans
    Scheduled Principal Balance($)            Loans       Cut-off Date
    ------------------------------         ----------- ----------------------  ----------
                     0- 100,000              117       $  9,469,087              2.34%
               100,001- 200,000              426         61,732,438             15.25
               200,001- 300,000              203         49,784,204             12.30
               300,001- 350,000               81         26,864,008              6.64
               350,001- 400,000              147         55,114,091             13.62
               400,001- 450,000               78         33,394,269              8.25
               450,001- 500,000               83         39,608,489              9.79
               500,001- 550,000               51         27,014,177              6.67
               550,001- 600,000               39         22,360,553              5.52
               600,001- 650,000               52         33,096,760              8.18
               650,001- 700,000                7          4,844,600              1.20
               700,001- 800,000               10          7,479,448              1.85
               800,001- 900,000                8          6,806,600              1.68
               900,001- 1,000,000             14         13,697,922              3.38
             1,100,001- 1,200,000              1          1,120,000              0.28
             1,200,001- 1,300,000              2          2,548,669              0.63
             1,400,001- 1,500,000              3          4,450,000              1.10
             1,500,001 or Greater              3          5,357,000              1.32
                                       --------------------------------------------------
                    Total                   1,325      $404,742,313            100.00%
                                       ==================================================

       Minimum Scheduled Principal Balance:            $24,967
       Maximum Scheduled Principal Balance:            $1,857,000
       Average Scheduled Principal Balance:            $305,466

               Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group I

                                                            Aggregate Scheduled   % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of      Loans
       Mortgage Interest Rates (%)             Loans        Cut-off Date
       ---------------------------           ---------------------------------  -----------
                 3.000- 3.249                      1     $            650,000      0.16%
                 3.250- 3.499                      7                1,756,941      0.43
                 3.500- 3.749                     11                4,816,787      1.19
                 3.750- 3.999                     12                3,191,033      0.79
                 4.000- 4.249                     11                1,916,659      0.47
                 4.250- 4.499                     17                6,089,111      1.50
                 4.500- 4.749                    102               26,448,742      6.53
                 4.750- 4.999                     78               26,514,647      6.55
                 5.000- 5.249                    130               41,807,058     10.33
                 5.250- 5.499                    189               62,375,125     15.41
                 5.500- 5.749                    160               54,088,510     13.36
                 5.750- 5.999                    257               80,310,962     19.84
                 6.000- 6.249                    157               40,526,926     10.01
                 6.250- 6.499                    102               26,939,632      6.66
                 6.500- 6.749                     69               18,819,098      4.65
                 6.750- 6.999                     17                6,079,297      1.50
                 7.000- 7.249                      4                2,280,185      0.56
                 7.500- 7.749                      1                  131,600      0.03
                                             ----------------------------------------------
                   Total                           1,325   $      404,742,313    100.00%
                                             ==============================================

       Minimum Mortgage Rate:                            3.125%
       Maximum Mortgage Rate:                            7.500%
       Weighted Average Mortgage Rate:                   5.499%

                             Original Loan-to-Value Ratios* in Group I

                                                         Aggregate Scheduled     % of
                                             Number of   Principal Balance      Mortgage
                                             Mortgage    Outstanding as of      Loans
       Original Loan-to-Value Ratios(%)       Loans        Cut-off Date
                                             ---------- -----------------------  ----------
                  0.01- 30.00                      2       $      124,967           0.03%
                 30.01- 40.00                      6            1,583,053           0.39
                 40.01- 50.00                     12            4,974,602           1.23
                 50.01- 55.00                     10            5,384,324           1.33
                 55.01- 60.00                     28           14,576,545           3.60
                 60.01- 65.00                     39           15,609,456           3.86
                 65.01- 70.00                     81           37,395,863           9.24
                 70.01- 75.00                     72           27,986,436           6.91
                 75.01- 80.00                    868          252,555,240          62.40
                 80.01- 85.00                     17            4,585,509           1.13
                 85.01- 90.00                    128           27,557,618           6.81
                 90.01- 95.00                     62           12,408,700           3.07
                                             ----------------------------------------------
                   Total                           1,325   $  404,742,313         100.00%
                                             ==============================================

       Weighted Average Original Loan-to-Value:           77.09%

       *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                   Geographic Distribution* of the Mortgage Properties in Group I

                                                          Aggregate Scheduled      % of
                                              Number of   Principal Balance      Mortgage
                                              Mortgage    Outstanding as of      Loans
       Geographic Distribution                Loans       Cut-off Date
       -----------------------               ----------- ---------------------  -----------
       Alabama                                      1        $     79,900           0.02%
       Arizona                                    223           39,707,912           9.81
       California                                 397          169,795,821          41.95
       Colorado                                    37           11,591,826           2.86
       Connecticut                                  6            1,836,437           0.45
       District of Columbia                        10            4,782,648           1.18
       Delaware                                     1              239,200           0.06
       Florida                                    166           42,546,847          10.51
       Georgia                                    115           25,531,738           6.31
       Hawaii                                       1              420,000           0.10
       Iowa                                         2              423,892           0.10
       Idaho                                        3              311,300           0.08
       Illinois                                    29            8,569,044           2.12
       Indiana                                      4              523,241           0.13
       Kentucky                                     1               85,750           0.02
       Louisiana                                    3            1,212,800           0.30
       Massachusetts                                8            2,600,352           0.64
       Maryland                                    44           11,849,984           2.93
       Maine                                        2              207,323           0.05
       Michigan                                     3            1,626,752           0.40
       Minnesota                                    7            1,970,866           0.49
       Missouri                                     2              790,000           0.20
       North Carolina                              16            4,340,936           1.07
       New Hampshire                                1              368,000           0.09
       New Jersey                                  11            5,614,960           1.39
       Nevada                                      62           16,756,935           4.14
       New York                                    18            8,872,202           2.19
       Ohio                                         8              947,858           0.23
       Oklahoma                                     3              193,650           0.05
       Oregon                                      12            3,045,852           0.75
       Pennsylvania                                 7            1,785,165           0.44
       Rhode Island                                 2              684,835           0.17
       South Carolina                               7            1,978,377           0.49
       South Dakota                                 1              500,000           0.12
       Tennessee                                    7            1,741,607           0.43
       Texas                                       18            3,808,073           0.94
       Utah                                        10            2,556,535           0.63
       Virginia                                    50           16,649,187           4.11
       Washington                                  26            8,083,948           2.00
       Wisconsin                                    1              110,558           0.03
                                             ----------------------------------------------
       Total                                     1,325 $        404,742,313         100.0%
                                             ==============================================

       *No more than approximately 0.91% of the Mortgage Loans by Scheduled Principal
        Balance will be secured by properties located in any one zip code area.

            Credit Scores as of the Date of Origination of the Mortgage Loans in Group I

                                                          Aggregate Scheduled      % of
                                              Number of   Principal Balance      Mortgage
                                              Mortgage    Outstanding as of       Loans
       Range of Credit Scores                 Loans         Cut-off Date
       ----------------------                ----------- ----------------------  -----------
        NA                                         10      $      2,330,509        0.58%
        20 - 639                                   19             9,560,164        2.36
        40 - 659                                  178            59,286,266       14.65
        60 - 679                                  217            72,729,957       17.97
        80 - 699                                  243            72,990,013       18.03
        00 - 719                                  193            52,762,754       13.04
        20 - 739                                  147            40,740,996       10.07
        40 - 759                                  141            41,064,853       10.15
        60 - 779                                  110            34,079,749        8.42
        80 - 799                                   50            13,943,410        3.45
        00 - 819                                   17             5,253,642        1.30
                                             ----------------------------------------------
        Total                                   1,325     $v    404,742,313      100.00%
                                             ==============================================

       Weighted Average Credit Score:                   703

                        Property Types of the Mortgage Properties in Group I

                                                          Aggregate Scheduled     %  of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of      Loans
       Property Type                           Loans        Cut-off Date
       -------------                         ---------- ----------------------  -----------
       2-4 Family                               91       $      33,747,651        8.34%
       CO-OP                                     1                 650,000        0.16
       Condominium                             114              29,434,231        7.27
       PUD                                     392             109,528,857       27.06
       Single Family                           725             230,667,738       56.99
        ownhouse                                 2                 713,836        0.18
                                             ----------------------------------------------
        otal                                 1,325       $     404,742,313      100.00%
                                             ==============================================

                         Occupancy Status of Mortgage Properties in Group I

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance      Mortgage
                                              Mortgage    Outstanding as of       Loans
       Occupancy Status                       Loans       Cut-off Date
                                             ---------------------------------  -----------
       Investor                                   359    $      84,971,007         20.99%
       Owner Occupied                             919          303,285,511         74.93
        econd Home                                 47           16,485,795          4.07
                                             ----------------------------------------------
        otal                                    1,325    $     404,742,313        100.00%
                                             ==============================================

                           Loan Purpose of the Mortgage Loans in Group I

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance      Mortgage
                                              Mortgage    Outstanding as of       Loans
       Loan Purpose                            Loans        Cut-off Date
       ------------                          ----------- ---------------------- -----------
       Cash Out Refinance                          291   $      100,186,122       24.75%
       Purchase                                    870          246,976,188       61.02
       Rate/Term Refinance                         164           57,580,003       14.23
                                             ----------------------------------------------
       Total                                     1,325   $      404,742,313      100.00%
                                             ==============================================

                        Documentation Type of the Mortgage Loans in Group I

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance      Mortgage
                                              Mortgage    Outstanding as of       Loans
       Documentation Type                      Loans        Cut-off Date
       ------------------                    ----------- ---------------------  -----------
       Full Documentation                         368    $       102,310,473      25.28%
       No Documentation                           231             64,269,333      15.88
       Reduced Documentation                      726            238,162,507      58.84
                                             ----------------------------------------------
       Total                                    1,325    $       404,742,313     100.00%
                                             ==============================================

                 Original Terms to Stated Maturity of the Mortgage Loans in Group I

                                                          Aggregate Scheduled      % of
                                              Number of   Principal Balance      Mortgage
                                              Mortgage    Outstanding as of       Loans
       Original Term                           Loans        Cut-off Date
                                             ----------- ---------------------  -----------
       180 Months                                   2    $           134,096        0.03%
       360 Months                               1,323            404,608,217       99.97
                                             ----------------------------------------------
       Total                                    1,325    $       404,742,313      100.00%
                                             ==============================================

       Minimum Original Term to Stated Maturity (Mths):           180
       Maximum Original Term to Stated Maturity (Mths):           360
       Weighted Average Orig. Term to Stated Mat. (Mths):         360

                Remaining Terms to Stated Maturity of the Mortgage Loans in Group I

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance      ortgage
                                              Mortgage    Outstanding as of       Loans
       Stated Remaining Term(Months)            Loans       Cut-off Date
       -----------------------------          ---------- ---------------------- -----------
                   120- 179                         2    $          134,096         0.03%
                   300- 359                     1,145           369,529,123        91.30
                   360                            178            35,079,094         8.67
                                             ----------------------------------------------
                   Total                        1,325    $    404,742,313     100.00%
                                             ==============================================

       Minimum Remaining Term to Stated Maturity (Mths):     176
       Maximum Remaining Term to Stated Maturity (Mths):     360
       Weighted Average Rem. Term to Stated Mat. (Mths):     358

                               Index of the Mortgage Loans in Group I

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of       Loans
       Index                                   Loans       Cut-off Date
       -----                                 ----------- ---------------------  -----------
       1 Year Libor                               255    $       91,655,598        22.65%
       1 Year CMT                                   3               980,161         0.24
       6 Month Libor                            1,046           303,745,275        75.05
       1 Month Libor                               21             8,361,278         2.07
                                             ----------------------------------------------
       Total                                    1,325    $      404,742,313       100.00%
                                             ==============================================

                     Rate Adjustment Frequency of the Mortgage Loans in Group I

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of      Loans
       Rate Adjustment Frequency                Loans       Cut-off Date
       -------------------------             ----------- ---------------------  -----------
       1 Month                                     21    $        8,361,278        2.07%
       6  Month                                 1,046           303,745,275       75.05
       12 Month                                   258            92,635,760       22.89
                                             ----------------------------------------------
       Total                                    1,325    $      404,742,313      100.00%
                                             ==============================================

                  Months to Next Rate Adjustment* of the Mortgage Loans in Group I

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of       Loans
       Months to Next Rate Adjustment          Loans        Cut-off Date
       ------------------------------        ----------- ---------------------  -----------
                     0- 3                         25     $        10,329,978       2.55%
                     4- 6                         15               4,173,829       1.03
                    22- 24                         2                 260,800       0.06
                    28- 30                         1                 399,501       0.10
                    31- 33                        28               8,991,449       2.22
                    34- 36                       166              68,035,821      16.81
                    49- 51                         1                 960,000       0.24
                    52- 54                        10               5,824,562       1.44
                    55- 57                       175              62,817,392      15.52
                    58- 60                       888             235,219,779      58.12
                    73- 75                         1                 396,300       0.10
                    79- 81                         4               1,924,553       0.48
                    82- 84                         2                 614,300       0.15
                   118- 120                        7               4,794,049       1.18
                                             ----------------------------------------------
                   Total                           1,325   $     404,742,313     100.00%
                                             ==============================================

       Weighted Average Months to Next Rate Adjustment : 52

       *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                  Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group I

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of      Loans
       Maximum Mortgage Rates (%)               Loans       Cut-off Date
       --------------------------             ---------- ---------------------  -----------
                 9.750 orLess                     127    $        35,591,007        8.79%
                 9.751- 10.000                    115             33,274,872        8.22
                10.001- 10.250                    143             43,894,427       10.85
                10.251- 10.500                    148             46,010,420       11.37
                10.501- 10.750                    177             57,803,753       14.28
                10.751- 11.000                    245             66,570,030       16.45
                11.001- 11.250                    116             31,592,343        7.81
                11.251- 11.500                    124             40,235,538        9.94
                11.501- 11.750                     64             25,020,434        6.18
                11.751- 12.000                     33             12,951,736        3.20
                12.001- 12.250                     13              5,047,700        1.25
                12.251- 12.500                     16              5,031,100        1.24
                12.501- 12.750                      3              1,235,950        0.31
                12.751- 13.000                      1                483,000        0.12
                                             ----------------------------------------------
                   Total                        1,325    $       404,742,313      100.00%
                                             ==============================================

       Weighted Average Maximum Mortgage Rate:           10.749%

                         Periodic Rate Cap of the Mortgage Loans in Group I

                                                          Aggregate Scheduled    % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of      Loans
       Periodic Rate Cap (%)                    Loans       Cut-off Date
       ---------------------                 ----------- ---------------------  -----------
       No Cap                                      5     $         2,895,950       0.72%
       1.000                                     997             290,520,162      71.78
       2.000                                     320             110,595,901      27.33
       3.000                                       3                 730,300       0.18
                                             ----------------------------------------------
       Total                                   1,325     $       404,742,313     100.00%
                                             ==============================================

       Weighted Average Periodic Rate Cap:               1.279%

                         Initial Rate Cap of the Mortgage Loans in Group I

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance      ortgage
                                              Mortgage    Outstanding as of       Loans
       Initial Rate Cap (%)                     Loans       Cut-off Date
       --------------------                  ----------- ---------------------  -----------
       No Cap                                       5    $          2,895,950      0.72%
       2.000                                       28               8,383,836      2.07
       3.000                                       17               6,899,223      1.70
       4.000                                       54              15,668,861      3.87
       5.000                                    1,166             356,434,121     88.06
       6.000                                       55              14,460,322      3.57
                                             ----------------------------------------------
       Total                                    1,325    $        404,742,313    100.00%
                                             ==============================================

       Weighted Average Initial Rate Cap:                4.823%

                           Gross Margin of the Mortgage Loans in Group I

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of       Loans
       Gross Margins (%)                       Loans       Cut-off Date
                                             ----------- ---------------------  -----------
       1.501 - 2.000                               1     $           650,000         0.16%
       2.001 - 2.500                           1,126             312,544,283        77.22
       2.501 - 3.000                             187              86,443,930        21.36
       3.001 - 3.500                               7               2,386,900         0.59
       3.501 - 4.000                               3               2,317,200         0.57
        .001 - 4.500                               1                 400,000         0.10
                                             ----------------------------------------------
                   Total                           1,325 $       404,742,313       100.00%
                                             ==============================================

       Weighted Average Gross Margin:                 2.377%

                  Interest Only Feature of the Mortgage Loans in Group I
                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance      Mortgage
                                              Mortgage    Outstanding as of     % Loans
       Interest Only Feature                   Loans        Cut-off Date
       ---------------------                 ---------------------------------  -----------
       None                                       300    $        82,556,300     20.40%
       3 Years                                    131             58,186,665     14.38
       5 Years                                    319            104,562,470     25.83
       7 Years                                      3              1,010,600      0.25
       10 Years                                   572            158,426,278     39.14
                                             ----------------------------------------------
       Total                                    1,325    $       404,742,313    100.00%
                                             ==============================================

            Original Prepayment Penalty Term of the Mortgage Loans in Group I
                                                          Aggregate Scheduled      % of
                                              Number of   Principal Balance      Mortgage
       Original Prepayment Penalty Term       Mortgage    Outstanding as of       Loans
       (Months)                                Loans        Cut-off Date
       --------------------------------      ----------- ---------------------  -----------
       None                                       606    $      225,422,614       55.70%
       6                                           13             7,624,060        1.88
       7                                            5             1,791,939        0.44
       2                                           11             6,034,448        1.49
       4                                            2               997,200        0.25
       6                                          196            62,938,288       15.55
       0                                          492            99,933,764       24.69
                                             ----------------------------------------------
       Total                                    1,325    $      404,742,313      100.00%
                                             ==============================================

                Principal Balances of the Mortgage Loans at Origination in Group II

                                                          Aggregate Scheduled      % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of       Loans
       Original Principal Balance($)            Loans       Cut-off Date
       -----------------------------         ----------- ---------------------  -----------
                     0- 100,000                    19    $        1,070,207        1.71%
               100,001- 200,000                    34             4,403,471        7.03
               200,001- 300,000                    25             5,861,783        9.36
               300,001- 350,000                    34            10,444,291       16.67
               350,001- 400,000                    31            10,776,439       17.20
               400,001- 450,000                     8             3,296,030        5.26
               450,001- 500,000                    15             6,473,950       10.33
               500,001- 550,000                     7             3,305,582        5.28
               600,001- 650,000                    12             7,020,478       11.21
               650,001- 700,000                     1               662,500        1.06
               700,001- 800,000                     4             2,814,144        4.49
               800,001- 900,000                     1               766,204        1.22
               900,001- 1,000,000                   3             2,850,641        4.55
             1,100,001- 1,200,000                   2             1,500,000        2.39
             1,400,001- 1,500,000                   1             1,406,500        2.24
                                             ----------------------------------------------
                   Total                          197    $       62,652,220      100.00%
                                             ==============================================

       Minimum Original Principal Balance:              $35,024
       Maximum Original Principal Balance:              $1,406,500
       Average Original Principal Balance:              $350,072

       Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group II

                                                           ggregate Scheduled      % of
                                              Number of   Principal Balance      Mortgage
                                              Mortgage    Outstanding as of       Loans
       Scheduled Principal Balance($)             Loans     Cut-off Date
       ------------------------------        ----------- ---------------------  -----------
                     0- 100,000                    27    $         1,670,982        2.67%
               100,001- 200,000                    32              4,712,674        7.52
               200,001- 300,000                    34              8,772,730       14.00
               300,001- 350,000                    39             12,742,627       20.34
               350,001- 400,000                    18              6,730,861       10.74
               400,001- 450,000                    10              4,251,880        6.79
               450,001- 500,000                    12              5,672,215        9.05
               500,001- 550,000                     3              1,556,174        2.48
               550,001- 600,000                     2              1,193,722        1.91
               600,001- 650,000                     9              5,648,367        9.02
               650,001- 700,000                     2              1,331,091        2.12
               700,001- 800,000                     4              2,911,757        4.65
               900,001- 1,000,000                   3              2,850,641        4.55
             1,100,001- 1,200,000                   1              1,200,000        1.92
             1,400,001- 1,500,000                   1              1,406,500        2.24
                                             ----------------------------------------------
                   Total                          197    $        62,652,220      100.00%
                                             ==============================================

       Minimum Scheduled Principal Balance:              $14,303
       Maximum Scheduled Principal Balance:              $1,406,500
       Average Scheduled Principal Balance:              $318,032

              Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group II

                                                          Aggregate Scheduled      % of
                                              Number of   Principal Balance      Mortgage
                                              Mortgage    Outstanding as of       Loans
       Mortgage Interest Rates (%)              Loans       Cut-off Date
       ---------------------------           ----------- ---------------------  -----------
                 3.500- 3.749                       1    $          39,083         0.06%
                 3.750- 3.999                       6            1,422,887         2.27
                 4.000- 4.249                      10            2,466,572         3.94
                 4.250- 4.499                       3              336,044         0.54
                 4.500- 4.749                       2              903,806         1.44
                 5.000- 5.249                       4              145,429         0.23
                 5.250- 5.499                       5            1,818,660         2.90
                 5.500- 5.749                       4            1,087,857         1.74
                 5.750- 5.999                      13            4,101,972         6.55
                 6.000- 6.249                       7            1,699,048         2.71
                 6.250- 6.499                      18            7,138,348        11.39
                 6.500- 6.749                      18            7,280,573        11.62
                 6.750- 6.999                      33           11,087,528        17.70
                 7.000- 7.249                      27            8,026,594        12.81
                 7.250- 7.499                      28           12,018,342        19.18
                 7.500- 7.749                      10            2,061,941         3.29
                 7.750- 7.999                       4              630,025         1.01
                 8.250- 8.499                       1               59,970         0.10
                 8.500- 8.749                       3              327,542         0.52
                                             ----------------------------------------------
                   Total                          197    $      62,652,220       100.00%
                                             ==============================================

       Minimum Mortgage Rate:                            3.625%
       Maximum Mortgage Rate:                            8.625%
       Weighted Average Mortgage Rate:                   6.520%

                             Original Loan-to-Value Ratios* in Group II

                                                          Aggregate Scheduled      % of
                                              Number of   Principal Balance      Mortgage
                                              Mortgage    Outstanding as of       Loans
       Loan-to-Value Ratios (%)                Loans        Cut-off Date
       ------------------------              ----------- ---------------------  -----------
                  0.01- 30.00                       8    $        2,068,630        3.30%
                 30.01- 40.00                       3             1,141,827        1.82
                 40.01- 50.00                      12             5,392,094        8.61
                 50.01- 55.00                       6             1,362,002        2.17
                 55.01- 60.00                       6             2,491,503        3.98
                 60.01- 65.00                      12             4,967,718        7.93
                 65.01- 70.00                      15             5,508,436        8.79
                 70.01- 75.00                      29             9,699,570       15.48
                 75.01- 80.00                      71            22,634,891       36.13
                 80.01- 85.00                       3               855,224        1.37
                 85.01- 90.00                      11             2,438,832        3.89
                 90.01- 95.00                       7             1,444,053        2.30
                 95.01- 100.00                     14             2,647,440        4.23
                                             ----------------------------------------------
                   Total                          197    $       62,652,220      100.00%
                                             ==============================================

       Weighted Average Original Loan-to-Value:          71.04%

       *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                            Effective Loan-to-Value Ratios* in Group II

                                                           Aggregate Scheduled    % of
                                              Number of   Principal Balance      ortgage
                                              Mortgage    Outstanding as of       Loans
       Effective Loan-to-Value Ratios (%)      Loans        Cut-off Date
       ----------------------------------    ----------- ---------------------  -----------
                  0.01- 30.00                       8    $      2,068,630           3.30%
                 30.01- 40.00                       3           1,141,827           1.82
                 40.01- 50.00                      14           5,804,569           9.26
                 50.01- 55.00                       7           1,440,002           2.30
                 55.01- 60.00                       6           2,491,503           3.98
                 60.01- 65.00                      12           4,967,718           7.93
                 65.01- 70.00                      18           5,951,436           9.50
                 70.01- 75.00                      34          11,005,603          17.57
                 75.01- 80.00                      71          22,634,891          36.13
                 80.01- 85.00                       3             855,224           1.37
                 85.01- 90.00                      11           2,438,832           3.89
                 90.01- 95.00                       7           1,444,053           2.30
                 95.01- 100.00                      3             407,933           0.65
                                             ----------------------------------------------
                   Total                          197    $     62,652,220         100.00%
                                             ==============================================

       Weighted Average Effective Loan-to-Value:         69.86%

       *Ratio of loan balance, less any Additional Collateral, to value of real property securing original appraised value and sell price of the property.

                  Geographic Distribution* of the Mortgage Properties in Group II

                                                          Aggregate Scheduled    % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of       Loans
       Geographic Distribution                  Loans       Cut-off Date
       -----------------------               ----------- ---------------------  -----------
       Arizona                                      5    $       2,119,882          3.38%
       California                                  43           12,316,769         19.66
       Colorado                                     7            2,602,554          4.15
       Connecticut                                  9            4,028,171          6.43
       District of Columbia                         2              654,601          1.04
       Florida                                     12            4,124,726          6.58
       Georgia                                     13            3,036,981          4.85
       Illinois                                     7            2,509,575          4.01
       Kansas                                       2              859,999          1.37
       Louisiana                                    2              335,737          0.54
       Massachusetts                               10            4,360,024          6.96
       Maryland                                     4              684,809          1.09
       Michigan                                     5            1,571,346          2.51
       Minnesota                                    1              328,764          0.52
       Missouri                                     2              228,190          0.36
       North Carolina                               3              623,709          1.00
       New Hampshire                                1              543,032          0.87
       New Jersey                                   5            2,423,229          3.87
       New York                                    10            3,784,173          6.04
       Ohio                                         4              995,658          1.59
       Oregon                                       1              453,956          0.72
       Pennsylvania                                 5            1,471,913          2.35
       South Carolina                               1              144,000          0.23
       Tennessee                                    4              897,128          1.43
       Texas                                       23            6,885,493         10.99
       Utah                                         2              417,411          0.67
       Virginia                                    13            3,767,397          6.01
       Washington                                   1              482,991          0.77
                                             ----------------------------------------------
                   Total                          197    $      62,652,220        100.00%
                                             ==============================================

       *No more than approximately 0.66% of the Mortgage Loans by Scheduled Principal
       Balance will be secured by properties located in any one zip code area.

        Credit Scores as of the Date of Origination of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Range of Credit Scores                   Loans        Cut-off Date          Loans
       ----------------------                 ---------- ---------------------  -----------
                    NA                                1   $            59,970         0.10%
                    470- 499                          4             1,314,279         2.10
                    500- 549                         12             1,964,189         3.14
                    550- 574                         11             3,844,457         6.14
                    575- 599                          7             2,086,275         3.33
                    600- 619                          9             2,443,126         3.90
                    620- 639                          8             2,230,578         3.56
                    640- 659                         14             5,632,023         8.99
                    660- 679                          9             3,895,763         6.22
                    680- 699                         17             6,220,182         9.93
                    700- 719                         21             6,240,625         9.96
                    720- 739                         17             4,862,638         7.76
                    740- 759                         17             4,336,916         6.92
                    760- 779                         18             6,486,859        10.35
                    780- 799                         23             8,830,698        14.09
                    800- 819                          9             2,203,643         3.52
                                              ---------------------------------------------
                     Total                          197   $        62,652,220       100.00%
                                              =============================================

       Weighted Average Credit Score                     694

                     Property Types of the Mortgage Properties in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Property Types                           Loans        Cut-off Date          Loans
       --------------                         ---------- ---------------------  ------------
       2-4 Family                                     1   $           235,215          0.38%
       CO-OP                                          1               662,500          1.06
       Condo                                         24             6,479,284         10.34
       PUD                                           20             5,349,906          8.54
       Single Family                                151            49,925,315         79.69
                                              ----------------------------------------------
                     Total                          197   $        62,652,220        100.00%
                                              ==============================================

                                           Occupancy Status of Mortgage Properties In Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Occupancy Status                         Loans        Cut-off Date          Loans
       ----------------                       ---------- ---------------------  ------------
       Investor                                      10   $        3,813,206          6.09%
       Owner Occupied                               183           58,576,158         93.49
       Second HOme                                    4              262,855          0.42
                                              ----------------------------------------------
                     Total                          197  $        62,652,220        100.00%
                                              ==============================================

                        Loan Purpose of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Loan Purpose                             Loans        Cut-off Date          Loans
       ------------                           ---------- ---------------------  ------------
       Cash Out Refinance                            25   $         9,424,786         15.04%
       Purchase                                     117            31,388,113         50.10
       Rate/Term Refinance                           55            21,839,320         34.86
                                              ----------------------------------------------
                     Total                          197  $         62,652,220        100.00%
                                              ==============================================

                     Documentation Type of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Documentation Type                       Loans        Cut-off Date          Loans
       ------------------                     ---------- ---------------------  ------------
       Full Documentation                           153   $        46,798,765          0.37%
       No Documentation                               6             2,200,187          3.51
       Reduced Documentation                         38            13,653,267         21.79
                                              ----------------------------------------------
                     Total                          197  $         62,652,220        100.00%
                                              ==============================================

              Original Terms to Stated Maturity of the Mortgage Loan in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Original Term                            Loans        Cut-off Date          Loans
       -------------                          ---------- ---------------------  ------------
       180 Months                                     1   $           231,691          0.37%
       300 Months                                     1                16,340          0.03
       360 Months                                   195            62,404,188         99.60
                                             -----------------------------------------------
                     Total                          197   $        62,652,220        100.00%
                                             ===============================================

       Minimum Original Term to Stated Maturity (Mths):     180
       Maximum Original Term to Stated Maturity (Mths):     360
       Weighted Average Orig. Term to Stated Mat. (Mths):   359

             Remaining Terms to Stated Maturity of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Stated Remaining Term (Months)           Loans        Cut-off Date          Loans
       ------------------------------         ---------- ---------------------  ------------
                     60 -  119                        8               548,534          0.88%
                    120 -  179                        9               914,659          1.46
                    180 -  239                        7             1,176,676          1.88
                    240 -  299                       40            15,287,684         24.40
                    300 -  359                      133            44,724,667         71.39
                                              ----------------------------------------------
                    Total                           197   $        62,652,220        100.00%
                                              ==============================================

       Minimum Remaining Term to Stated Maturity (Mths):         82
       Maximum Remaining Term to Stated Maturity (Mths):        341
       Weighted Average Rem. Term to Stated Mat. (Mths):        310

                           Index of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Index                                    Loans        Cut-off Date          Loans
       -----                                  ---------- ---------------------  ------------
       1 Year CMT                                   126   $        45,936,256         73.32%
       1 Year Libor                                   9             2,508,718          4.00
       6 Month CMT                                    5               246,315          0.39
       6 Month Libor                                 52            13,211,720         21.09
       COFI                                           5               749,211          1.20
                                              ----------------------------------------------
                    Total                           197   $        62,652,220        100.00%
                                              ==============================================

                 Rate Adjustment Frequency of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Rate Adjustment Frequency                Loans        Cut-off Date          Loans
       -------------------------              ---------- ---------------------  ------------
       1 Month                                        5   $           749,211          1.20%
       6 Month                                       57            13,458,035         21.48
       12 Month                                     135            48,444,973         77.32
                                              ----------------------------------------------
                    Total                           197   $        62,652,220        100.00%
                                              ==============================================

               Months to Next Rate Adjustment* of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Months to Next Rate Adjustment           Loans        Cut-off Date          Loans
       ------------------------------         ---------- ---------------------  ------------
                      0 -  3                         49   $        16,031,208         25.59%
                      4 -  6                          7               681,372          1.09
                      7 -  9                          6             1,185,035          1.89
                      10 -  12                       12             2,854,636          4.56
                      13 -  15                        2               624,013          1.00
                      16 -  18                        7             2,445,642          3.90
                      19 -  21                       13             4,690,768          7.49
                      22 -  24                       17             4,713,386          7.52
                      25 -  27                       23             7,768,452         12.40
                      28 -  30                        4             1,244,192          1.99
                      40 -  42                        2               705,750          1.13
                      43 -  45                        3             1,399,900          2.23
                      46 -  48                        7             1,790,402          2.86
                      49 -  51                       26             9,338,917         14.91
                      55 -  57                        1             1,200,000          1.92
                      58 -  60                        2               693,703          1.11
                      67 -  69                        1               183,462          0.29
                      79 -  81                        2               312,546          0.50
                      82 -  84                        3               635,109          1.01
                      85 -  87                       10             4,153,726          6.63
                                              ----------------------------------------------
                   Total                            197    $       62,652,220        100.00%
                                              ==============================================

       Weighted Average Months to Next Rate Adjustment: 28

       *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully induced.

               Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Maximum Mortgage Rates (%)               Loans        Cut-off Date          Loans
       --------------------------             ---------- ---------------------  ------------
               13.251 -  13.500                      18   $         5,260,372          8.40%
               13.501 -  13.750                       4               900,155          1.44
               13.751 -  14.000                       6             1,189,093          1.90
               14.251 -  14.500                       2               256,120          0.41
               14.501 -  14.750                       2               158,892          0.25
               15.501 -  15.750                       1                60,525          0.10
               15.751 -  16.000                       2                63,194          0.10
               16.001 or Greater                      7               352,502          0.56
                                              ----------------------------------------------
                   Total                            197    $       62,652,220        100.00%
                                              ==============================================

       Weighted Average Maximum Mortgage Rate:    12.262%

                     Periodic Rate Cap of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Periodic Rate Cap (%)                    Loans        Cut-off Date          Loans
       ---------------------                  ---------- ---------------------  ------------
       No Cap                                        12   $         1,160,624          1.85%
       1.000                                          2               129,942          0.21
       2.000                                        180            61,268,440         97.79
       2.500                                          1                24,111          0.04
       2.625                                          1                39,083          0.06
       2.890                                          1                30,021          0.05
                                              ----------------------------------------------
                   Total                            197   $        62,652,220        100.00%
                                              ==============================================

       Weighted Average Periodic Rate Cap:    1.999%

                      Initial Rate Cap of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Initial Rate Cap (%)                     Loans        Cut-off Date          Loans
       --------------------                   ---------- ---------------------  ------------
       No Cap                                        12   $         1,160,624          1.85%
       1.000                                          3               169,024          0.27
       2.000                                         48            15,649,874         24.98
       3.000                                          9             3,083,698          4.92
       5.000                                         77            30,081,094         48.01
       6.000                                         34             8,390,086         13.39
       6.125                                          5               951,747          1.52
       6.250                                          3               648,000          1.03
       6.375                                          1               300,000          0.48
       6.500                                          2               474,773          0.76
       6.950                                          1               662,500          1.06
       7.300                                          1               643,400          1.03
       7.450                                          1               437,400          0.70
                                              ----------------------------------------------
                   Total                            197   $        62,652,220        100.00%
                                              ==============================================

       Weighted Average Initial Rate Cap:    4.373%

                        Gross Margin of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Gross Margins (%)                        Loans        Cut-off Date          Loans
       -----------------                      ---------- ---------------------  ------------
          1.501 -  2.000                             46            10,818,912         17.27%
          2.001 -  2.500                             22             5,506,772          8.79
          2.501 -  3.000                            122            43,765,721         69.86
          3.001 -  3.500                              6             2,518,342          4.02
          6.501 -  7.000                              1                42,471          0.07
                                              ----------------------------------------------
                   Total                            197   $        62,652,220        100.00%
                                              ==============================================

       Weighted Average Gross Margin:        2.611%

                   Interest Only Feature of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Interest Only Feature (%)                Loans        Cut-off Date          Loans
       -------------------------              ---------- ---------------------  ------------
       None                                         139   $        45,440,601         75.53%
       5 Years                                       22             4,328,308          6.91
       7 Years                                       18             5,200,506          8.30
       10 Years                                      18             7,682,805         12.26
                                              ----------------------------------------------
                   Total                            197   $        62,652,220        100.00%
                                              ==============================================

              Original Prepayment Penalty Term of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
       Original Prepayment Penalty Term       Number of    Principal Balance        % of
       --------------------------------        Mortgage    Outstanding as of      Mortgage
       Months                                   Loans        Cut-off Date          Loans
       ------                                 ---------- ---------------------  ------------
       None                                         197            65,652,220        100.00%
                                              ----------------------------------------------
                   Total                            197   $        62,652,220        100.00%
                                              ==============================================

                     Principal Balance of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage    Outstanding as of      Mortgage
       Original Principal Balance ($)           Loans        Cut-off Date          Loans
       ------------------------------         ---------- ---------------------  ------------
                         0 -  100,000               332   $        25,954,768          6.60%
                   100,001 -  200,000             1,099           159,881,576         40.67
                   200,001 -  300,000               579           143,697,201        36.549
                   300,001 -  350,000               155            49,378,624         12.56
                   350,001 -  400,000                 8             2,922,640          0.74
                   400,001 -  450,000                 8             3,441,250          0.88
                   450,001 -  500,000                 7             3,289,715          0.84
                   500,001 -  550,000                 3             1,579,700          0.40
                   550,001 -  600,000                 3             1,768,947          0.45
                   600,001 -  650,000                 2             1,252,000          0.32
                                              -----------------------------------------------
                   Total                          2,196   $       393,166,421        100.00%
                                              ===============================================

       Minimum Original Principal Balance:    $25,600
       Maximum Original Principal Balance:    $632,000
       Average Original Principal BAlance:    $179,186

***START HERE***

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group III

                                                          Aggregate Scheduled
                                              Number of    Principal Balance       % of
                                               Mortgage    Outstanding as of     Mortgage
      Scheduled Principal Balance ($)           Loans        Cut-off Date         Loans
      -------------------------------      ----------- ---------------------  -----------
                         0 -  100,000                332 $         25,954,768         6.60%
                   100,001 -  200,000              1,099          159,881,576        40.67
                   200,001 -  300,000                579          143,697,201        36.55
                   300,001 -  350,000                155           49,378,624        12.56
                   350,001 -  400,000                  8            2,922,640         0.74
                   400,001 -  450,000                  8            3,441,250         0.88
                   450,001 -  500,000                  7            3,289,715         0.84
                   500,001 -  550,000                  3            1,579,700         0.40
                   550,001 -  600,000                  3            1,768,947         0.45
                   600,001 -  650,000                  2            1,252,000         0.32
                                             ----------------------------------------------
                   Total                           2,196 $        393,166,421       100.00%
                                             ==============================================

      Minimum Scheduled Principal Balance:               $25,600
      Maximum Scheduled Principal Balance:               $632,000
      Average Scheduled Principal Balance:               $179,038

           Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group III

                                                           Aggregate Scheduled
                                              Number of     Principal Balance          % of
                                               Mortgage  Outstanding as of Cut-off   Mortgage
      Mortgage Interest Rates(%)                Loans              Date               Loans
      ---------------------------            ----------  -------------------------  ----------
                  2.750 - 2.999                       1   $               162,450        0.04%
                  3.000 - 3.249                       2                   295,350        0.08
                  3.250 - 3.499                       7                 1,333,600        0.34
                  3.500 - 3.749                      28                 5,960,436        1.52
                  4.000 - 4.249                      25                 5,214,768        1.33
                  4.250 - 4.499                      35                 6,597,148        1.68
                  4.500 - 4.749                      34                 6,880,625        1.75
                  4.750 - 4.999                     204                38,198,808        9.72
                  5.000 - 5.249                     193                37,301,905        9.49
                  5.250 - 5.499                     283                51,026,679       12.98
                  5.500 - 5.749                     374                67,603,590       17.19
                  5.750 - 6.000                     411                75,976,529       19.32
                  6.000 - 6.249                     274                43,846,596       11.15
                  6.250 - 6.499                     180                30,323,180        7.71
                  6.500 - 6.749                      96                14,918,648        3.79
                  6.750 - 6.999                      25                 4,223,509        1.07
                  7.000 - 7.249                      15                 1,928,020        0.49
                  7.250 - 7.499                       4                   604,700        0.15
                  7.500 - 7.749                       4                   633,264        0.16
                  8.000 - 8.249                       1                   136,616        0.03
                                                ----------------------------------------------
                  Total                           2,196   $           393,166,421      100.00%
                                                ==============================================

       Minimum Mortgage Rate:                            2.875%
       Maximum Mortgage Rate:                            8.000%
       Weighted Average Mortgage Rate:                   5.539%

                            Original Loan-to-Value Ratios* in Group III

                                                        Aggregate Scheduled        % of
                                            Number of   Principal Balance        Mortgage
                                            Mortgage    Outstanding as of          Loans
       Original Loan-to-Value Ratios(%)      Loans        Cut-off Date
       -------------------------------    ----------- ------------------------  -----------
                  0.01- 30.00                      6   $           903,757           0.23%
                 30.01- 40.00                      4               532,000           0.14
                 40.01- 50.00                     23             4,542,417           1.16
                 50.01- 55.00                     20             4,188,108           1.07
                 55.01- 60.00                     21             4,028,147           1.02
                 60.01- 65.00                     41             7,990,556           2.03
                 65.01- 70.00                     70            13,087,505           3.33
                 70.01- 75.00                    123            22,873,092           5.82
                 75.01- 80.00                  1,447           262,073,343          66.66
                 80.01- 85.00                     37             5,839,564           1.49
                 85.01- 90.00                    230            35,884,677           9.13
                 90.01- 95.00                    173            30,986,856           7.88
                 95.01- 100.00                     1               236,400           0.06
                                             ----------------------------------------------
                   Total                           2,196   $      393,166,421       100.00%
                                             ==============================================

       Weighted Average Original Loan-to-Value:         79.78%

       *Original Loan to value ratios are calculated by taking the Original Principal
       Balance and dividing the lesser of the original appraised value and sell price of the property.

                  Geographic Distribution* of the Mortgage Properties in Group III

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                              Mortgage     Outstanding as of      Mortgage
       Geographic Distribution                  Loans        Cut-off Date           Loan
       ----------------------------          ---------------------------------  -----------
       Alabama                                     7       $     1,257,778           0.32%
       Arkansas                                    1                46,500           0.01
       Arizona                                   208            30,672,147           7.80
       California                                457           113,245,500          28.80
       Colorado                                  119            22,863,268           5.82
       Connecticut                                 6             1,435,906           0.37
       District of Columbia                       16             2,968,610           0.76
       Delaware                                    4               649,124           0.17
       Florida                                   275            41,424,237          10.54
       Georgia                                   319            46,621,822          11.86
       Hawaii                                      1               424,000           0.11
       Idaho                                      16             1,639,745           0.42
       Illinois                                   53            10,759,904           2.74
       Indiana                                     2               431,098           0.11
       Kentucky                                    8             1,328,036           0.34
       Louisiana                                   6               765,785           0.19
       Massachusetts                              16             3,404,388           0.87
       Maryland                                  136            23,334,111           5.93
       Michigan                                    6               699,657           0.18
       Minnesota                                  17             3,661,737           0.93
       Missouri                                   14             1,534,854           0.39
       Mississippi                                 1               129,470           0.03
       Montana                                     2               362,619           0.09
       North Carolina                             58             7,596,709           1.93
       North Dakota                                1               125,878           0.03
       New Hampshire                               4               764,644           0.19
       New Jersey                                 17             3,784,072           0.96
       New Mexico                                  9             1,257,718           0.32
       Nevada                                     53             8,956,483           2.28
       New York                                   21             5,242,540           1.33
       Ohio                                       26             2,972,324           0.76
       Oklahoma                                    1               108,000           0.03
       Oregon                                     32             5,284,411           1.34
       Pennsylvania                               20             2,757,592           0.70
       Rhode Island                                5               991,316           0.25
       South Carolina                             15             1,949,508           0.50
       South Dakota                                4               469,018           0.12
       Tennessee                                  16             1,766,758           0.45
       Texas                                      27             3,820,097           0.97
       Utah                                       19             2,298,147           0.58
       Virginia                                  108            20,163,735           5.13
       Washington                                 67            12,825,032           3.26
       Wisconsin                                   1                77,077           0.02
       West Virginia                               2               295,068           0.08
                                             ----------------------------------------------
                        Total                  2,196       $   393,166,421         100.00%
                                             ==============================================

       *No more than approximately 0.66% of the Mortgage Loans by Scheduled Principal
        Balance will be secured by properties located in any one zip code area.

           Credit Scores as of the Date of Origination of the Mortgage Loans in Group III

                                                          Aggregate Scheduled
                                              Number of   Principal Balance         % of
                                              Mortgage    Outstanding as of      Mortgage
         Range of Credit Scores                Loans         Cut-off Date          Loans
         ----------------------              ---------------------------------  -----------
                      NA                             7    $     1,183,406              0.30%
                      620- 639                      22          4,669,378              1.19
                      640- 659                     269         48,709,671             12.39
                      660- 679                     342         62,104,642             15.80
                      680- 699                     431         77,329,703             19.67
                      700- 719                     312         59,434,488             15.12
                      720- 739                     279         48,709,065             12.39
                      740- 759                     228         40,791,277             10.38
                      760- 779                     184         30,212,481              7.68
                      780- 799                      98         16,287,040              4.14
                      800- 819                      24          3,735,271              0.95
                                             ----------------------------------------------
                       Total                     2,196    $   393,166,421            100.00%
                                             ==============================================

        Weighted Average Credit Score:                     706

                       Property Types of the Mortgage Properties in Group III

                                                            Aggregate Scheduled
                                              Number of     Principal Balance        % of
                                              Mortgage      Outstanding as of     Mortgage
       Property Type                            Loans           Cut-off Date       % Loans
       -------------                          -----------  --------------------  -----------
       2-4 Family                                 202       $       48,428,877        12.32%
       Condominium                                237               38,245,002         9.73
       PUD                                        522               92,268,495        23.47
       Single Family                            1,221              212,697,694        54.10
       Townhouse                                   14                1,526,353         0.39
                                             ----------------------------------------------
                       Total                    2,196       $      393,166,421       100.00%
                                             ==============================================

                        Occupancy Status of Mortgage Properties in Group III

                                                            Aggregate Scheduled
                                              Number of     Principal Balance       % of
                                              Mortgage      Outstanding as of     Mortgage
       Occupancy Status                         Loans          Cut-off Date         Loans
       ----------------                      ------------- -------------------  -----------
       Investor                                    901     $      141,397,633        35.96%
       Owner Occupied                            1,222            239,831,589        61.00
       Second Home                                  73             11,937,200         3.04
                                             ----------------------------------------------
                   Total                         2,196     $      393,166,421       100.00%
                                             ==============================================

                          Loan Purpose of the Mortgage Loans in Group III

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                              Mortgage     Outstanding as of      Mortgage
                                               Loans          Cut-off Date          Loans
       Loan Purpose                          ---------------------------------  -----------
       Cash Out Refinance                         425       $    82,759,264          21.05%
       Purchase                                 1,475           257,482,062          65.49
       Rate/Term Refinance                        296            52,925,095          13.46
                                             ----------------------------------------------
                      Total                     2,196       $   393,166,421         100.00%
                                             ==============================================

                        Documentation Type of the Mortgage Loans in Group III

                                                         Aggregate Scheduled
                                              Number of   Principal Balance        % of
                                              Mortgage    Outstanding as of       Mortgage
       Documentation Type                       Loans       Cut-off Date            Loans
       ------------------                    ---------------------------------  -----------
       Full Documentation                            688   $      117,806,618        29.96%
       No Documentation                              347           61,987,899        15.77
       Reduced Documentation                       1,161          213,371,905        54.27
                                             ----------------------------------------------
                   Total                           2,196   $      393,166,421       100.00%
                                             ==============================================

                Original Terms to Stated Maturity of the Mortgage Loans in Group III

                                                          Aggregate Scheduled
                                              Number of   Principal Balance        % of
                                              Mortgage    Outstanding as of      Mortgage
        Original Term                          Loans        Cut-off Date          Loans
        -------------                        ------------ ---------------------  -----------
       180 Months                                      3  $           476,223         0.12%
       240 months                                      2              293,517         0.07
       360 Months                                  2,191          392,396,682        99.80
                                             ----------------------------------------------
                   Total                           2,196   $      393,166,421       100.00%
                                             ==============================================

       Minimum Original Term to Stated Maturity (Mths):      180
       Maximum Original Term to Stated Maturity (Mths):      360
       Weighted Average Orig. Term to Stated Mat. (Mths):    360

               Remaining Terms to Stated Maturity of the Mortgage Loans in Group III

                                                          Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                              Mortgage     Outstanding as of       Mortgage
       Stated Remaining Term (Months)           Loans        Cut-off Date           Loans
       -----------------------------        ------------- --------------------  -----------
       120 - 179                                      3   $           476,223          0.12%
       180 - 239                                      2               293,517          0.07
       300 - 359                                  2,189           391,934,682         99.69
       360                                            2               462,000          0.12
                                             ----------------------------------------------
                   Total                           2,196   $      393,166,421       100.00%
                                             ==============================================

       Minimum Remaining Term to Stated Maturity (Mths):     176
       Maximum Remaining Term to Stated Maturity (Mths):     360
       Weighted Average Rem. Term to Stated Mat. (Mths):     358

                              Index of the Mortgage Loans in Group III

                                                           Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                               Mortgage     Outstanding as of     Mortgage
       Index                                    Loans         Cut-off Date          Loans
       -----                                 ------------- -------------------- ------------
       1 Mo Libor                                     38   $        9,085,077          2.31%
       1 Year CMT                                      2              605,573          0.15
       1 Year Libor                                  586          107,099,150         27.24
       6 Month Libor                               1,570          276,376,621         70.30
                                             -----------------------------------------------
                   Total                           2,196   $      393,166,421       100.00%
                                             ===============================================

                     Rate Adjustment Frequency of the Mortgage Loans in Group III

                                                          Aggregate Scheduled    % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of      Loans
       Rate Adjustment Frequency               Loans        Cut-off Date
       -------------------------             ----------- ---------------------  -----------
        1 Month                                      38  $         9,085,077       2.31%
        6 Month                                    1570          276,376,621      70.30
       12 Month                                     588          107,704,723      27.39
                                             ----------------------------------------------
                   Total                           2,196   $      393,166,421   100.00%
                                             ==============================================

                 Months to Next Rate Adjustment* of the Mortgage Loans in Group III

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of       Loans
       Months to Next Rate Adjustment          Loans        Cut-off Date
       ------------------------------        ---------------------------------  -----------
                     0- 3                           5            11,949,253          3.04%
                     4- 6                          32             5,071,047          1.29
                    16- 18                          1                41,683          0.01
                    19- 21                          1               222,327          0.06
                    22- 24                          6               824,120          0.21
                    25- 27                          1               131,786          0.03
                    28- 30                          6             1,181,617          0.30
                    31- 33                         55            10,196,200          2.59
                    34- 36                        369            66,054,733         16.80
                    49- 51                          1               221,050          0.06
                    52- 54                         17             3,356,872          0.85
                    55- 57                        480            86,921,518         22.11
                    58- 60                      1,122           198,544,360         50.50
                    79- 81                         15             2,453,884          0.62
                    82- 84                         18             3,054,270          0.78
                   118- 120                        19             2,941,700          0.75
                                             ----------------------------------------------
                   Total                           2,196   $      393,166,421   100.00%
                                             ==============================================

       Weighted Average Months to Next Rate Adjustment : 52

       *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                  Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group III

                                                         Aggregate Scheduled
                                              Number of   Principal Balance        % of
                                              Mortgage    Outstanding as of      Mortgage
       Maximum Mortgage Rates (%)                Loans       Cut-off Date        % Loans
       --------------------------            ---------------------------------  -----------
                 9.750 or Less%                   127       $     23,524,503          5.98%
                 9.751- 10.000                    183             36,132,382          9.19
                 10.001- 10.250                   153             27,867,323          7.09
                 10.251- 10.500                   313             58,898,522         14.98
                 10.501- 10.750                   307             55,590,410         14.14
                 10.751- 11.000                   328             58,272,708         14.82
                 11.001- 11.250                   226             36,969,268          9.40
                 11.251- 11.500                   218             37,818,169          9.62
                 11.501- 11.750                   137             22,669,676          5.77
                 11.751- 12.000                    97             16,929,776          4.31
                 12.001- 12.250                    54              9,427,312          2.40
                 12.251- 12.500                    32              5,301,508          1.35
                 12.501- 12.750                     8              1,668,450          0.42
                 12.751- 13.000                    11              1,918,016          0.49
                13.001- 13.250                      2                178,400          0.05
                                             ----------------------------------------------
                   Total                           2,196   $      393,166,421   100.00%
                                             ==============================================

       Weighted Average Maximum Mortgage Rate:            10.821%

                        Periodic Rate Cap of the Mortgage Loans in Group III

                                                            Aggregate Scheduled
                                              Number of     Principal Balance        % of
                                              Mortgage      Outstanding as of      Mortgage
       Periodic Rate Cap (%)                   Loans           Cut-off Date         Loans
       ---------------------                 ---------------------------------  -----------
       No Cap                                        18       $   4,024,828          1.02%
       1.000                                      1,432         255,863,742         65.08
       2.000                                        742         132,650,451         33.74
       3.000                                          4             627,400          0.16
                                             ----------------------------------------------
                   Total                          2,196       $ 393,166,421        100.00%
                                             ==============================================

       Weighted Average Periodic Rate Cap:                    1.344%

                        Initial Rate Cap of the Mortgage Loans in Group III

                                                           Aggregate Scheduled
                                              Number of    Principal Balance        % of
                                              Mortgage     Outstanding as of      Mortgage
       Initial Rate Cap (%)                    Loans          Cut-off Date         Loans
       --------------------                  ---------------------------------  -----------
       No Cap                                     18       $     4,024,828           1.02%
       1.000                                      55            10,150,583           2.58
       2.000                                      24             5,096,579           1.30
       3.000                                     106            18,614,119           4.73
       5.000                                   1,853           333,660,955          84.87
       6.000                                     140            21,619,358           5.50
                                             ----------------------------------------------
                   Total                       2,196       $   393,166,421         100.00%
                                             ==============================================

       Weighted Average Initial Rate Cap:                4.816%

                           Gross Margin of the Mortgage Loans in Group III

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of      Loans
       Gross Margins (%)                       Loans        Cut-off Date
       -----------------                     ------------ --------------------  -----------
                 1.501- 2.000                         5   $          761,000       0.19%
                 2.001- 2.500                      1,631         289,358,602      73.60
                 2.501- 3.000                        548         101,266,148      25.76
                 3.001- 3.500                          5             960,772       0.24
                 3.501- 4.000                          4             554,050       0.14
                 4.001- 4.500                          3             265,850       0.07
                                             ----------------------------------------------
                   Total                           2,196   $     393,166,421     100.00%
                                             ==============================================

       Weighted Average Gross Margin:                     2.389%

                 Interest Only Feature of the Mortgage Loans in Group III
                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance      ortgage
                                              Mortgage    Outstanding as of       Loans
       Interest Only Feature                   Loans        Cut-off Date
       ---------------------                 ------------ --------------------  -----------
       None                                          589  $        98,919,802      25.16%
       3 Years                                       297           54,300,097      13.81
       5 Years                                       436           86,243,715      21.94
       7 Years                                         2              449,276       0.11
       10 Years                                      872          153,253,531      38.98
                                             ----------------------------------------------
                   Total                           2,196   $      393,166,421     100.00%
                                             ==============================================

           Original Prepayment Penalty Term of the Mortgage Loans in Group III
                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance     Mortgage
       Original Prepayment Penalty             Mortgage    Outstanding as of      Loans
       Term (Months)                            Loans        Cut-off Date
       ----------------------------           ---------- ----------------------  -----------
       None                                       1,502  $       274,890,065       69.92%
       6                                             14            3,766,134        0.96
       7                                              9            1,618,570        0.41
       12                                            29            5,765,675        1.47
       24                                             5              932,352        0.24
       36                                           637          106,193,625       27.01
                                             ----------------------------------------------
                   Total                          2,196  $       393,166,421      100.00%
                                             ==============================================

              Principal Balances of the Mortgage Loans at Origination in Total Portfolio

                                                          Aggregate Scheduled     % of
                                              Number of   Principal Balance     Mortgage
                                              Mortgage    Outstanding as of       Loans
       Original Principal Balance($)            Loans       Cut-off Date
       -----------------------------         ----------- ---------------------  -----------
                     0- 100,000                    468   $       36,494,063         4.24%
               100,001- 200,000                  1,559          226,017,485        26.26
               200,001- 300,000                    807          199,343,188        23.16
               300,001- 350,000                    270           86,686,923        10.07
               350,001- 400,000                    185           68,413,669         7.95
               400,001- 450,000                     94           40,081,207         4.66
               450,001- 500,000                    106           49,821,995         5.79
               500,001- 550,000                     60           31,349,459         3.64
               550,001- 600,000                     39           22,352,234         2.60
               600,001- 650,000                     70           43,696,504         5.08
               650,001- 700,000                      8            5,507,100         0.64
               700,001- 800,000                     14           10,293,592         1.20
               800,001- 900,000                      9            7,572,803         0.88
               900,001- 1,000,000                   17           16,548,562         1.92
             1,000,001- 1,100,000                    3            2,620,000         0.30
             1,200,001- 1,300,000                    2            2,548,669         0.30
             1,400,001- 1,500,000                    4            5,856,500         0.68
             1,500,001 or Greater                    3            5,357,000         0.62
                                             ----------------------------------------------
                   Total                         3,718   $      860,560,954       100.00%
                                             ==============================================

       Minimum Original Principal Balance:               $25,000
       Maximum Original Principal Balance:               $1,857,000
       Average Original Principal Balance:               $233,366

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Total Portfolio

                                                           Aggregate Scheduled     % of
                                             Number of   Principal Balance      Mortgage
                                             Mortgage    Outstanding as of       Loans
       Scheduled Principal Balance($)         Loans       Cut-off Date
       -----------------------------         ---------- -----------------------  -----------
                     0- 100,000                    476  $       37,094,837           4.31%
               100,001- 200,000                  1,557       226,326,688            26.30
               200,001- 300,000                    816         202,254,135          23.50
               300,001- 350,000                    275         88,985,259           10.34
               350,001- 400,000                    173         64,767,592            7.53
               400,001- 450,000                     96          41,087,399           4.77
               450,001- 500,000                    102         48,570,418            5.64
               500,001- 550,000                     57          30,150,051           3.50
               550,001- 600,000                     44          25,323,222           2.94
               600,001- 650,000                     63          39,997,127           4.65
               650,001- 700,000                      9           6,175,691           0.72
               700,001- 800,000                     14          10,391,205           1.21
               800,001- 900,000                      8           6,806,600           0.79
               900,001- 1,000,000                   17          16,548,562           1.92
             1,000,001- 1,100,000                    2           2,320,000           0.27
             1,200,001- 1,300,000                    2           2,548,669           0.30
             1,400,001- 1,500,000                    4           5,856,500           0.68
             1,500,001 or Greater                    3           5,357,000           0.62
                                             ----------------------------------------------
                   Total                         3,718  $      860,560,954         100.00%
                                             ==============================================

       Minimum Scheduled Principal Balance:                $14,303
       Maximum Scheduled Principal Balance:                $1,857,000
       Average Scheduled Principal Balance:                $231,458

  Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Mortgage Interest Rates (%)            Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
           2.750 - 2.999                   1          $ 162,450        0.02%
           3.000 - 3.249                   3            945,350        0.11
           3.250 - 3.499                  14          3,090,541        0.36
           3.500 - 3.749                  40         10,816,306        1.26
           3.750 - 3.999                  18          4,613,920        0.54
           4.000 - 4.249                  46          9,597,999        1.12
           4.250 - 4.499                  55         13,022,302        1.51
           4.500 - 4.749                 138         34,233,172        3.98
           4.750 - 4.999                 282         64,713,455        7.52
           5.000 - 5.249                 327         79,254,393        9.21
           5.250 - 5.499                 477        115,220,464       13.39
           5.500 - 5.749                 538        122,779,956       14.27
           5.750 - 5.999                 681        160,389,463       18.64
           6.000 - 6.249                 438         86,072,570       10.00
           6.250 - 6.499                 300         64,401,161        7.48
           6.500 - 6.749                 183         41,018,319        4.77
           6.750 - 6.999                  75         21,390,334        2.49
           7.000 - 7.249                  46         12,234,799        1.42
           7.250 - 7.499                  32         12,623,042        1.47
           7.500 - 7.749                  15          2,826,805        0.33
           7.750 - 7.999                   4            630,025        0.07
           8.000 - 8.249                   1            136,616        0.02
           8.250 - 8.499                   1             59,970        0.01
           8.500 - 8.749                   3            327,542        0.04
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

   Minimum Mortgage Rate:                     2.875%
   Maximum Mortgage Rate:                     8.625%
   Weighted Average Mortgage Rate:            5.592%

                Original Loan-to-Value Ratios* in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Original Loan-to-Value Ratios(%)       Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
            0.01 - 30.00                  16        $ 3,097,354        0.36%
           30.01 - 40.00                  13          3,256,879        0.38
           40.01 - 50.00                  47         14,909,113        1.73
           50.01 - 55.00                  36         10,934,435        1.27
           55.01 - 60.00                  55         21,096,195        2.45
           60.01 - 65.00                  92         28,567,729        3.32
           65.01 - 70.00                 166         55,991,803        6.51
           70.01 - 75.00                 224         60,559,098        7.04
           75.01 - 80.00               2,386        537,263,474       62.43
           80.01 - 85.00                  57         11,280,297        1.31
           85.01 - 90.00                 369         65,881,126        7.66
           90.01 - 95.00                 242         44,839,610        5.21
           95.01 - 100.00                 15          2,883,840        0.34
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

   Weighted Average Original Loan-to-Value:   77.88%

______________

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

   Geographic Distribution* of the Mortgage Properties in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Geographic Distribution                Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
   Alabama                                 8        $ 1,337,678        0.16%
   Arkansas                                1             46,500        0.01
   Arizona                               436         72,499,942        8.42
   California                            897        295,358,089       34.32
   Colorado                              163         37,057,647        4.31
   Connecticut                            21          7,300,515        0.85
   District of Columbia                   28          8,405,859        0.98
   Delaware                                5            888,324        0.10
   Florida                               453         88,095,810       10.24
   Georgia                               447         75,190,542        8.74
   Hawaii                                  2            844,000        0.10
   Iowa                                    2            423,892        0.05
   Idaho                                  19          1,951,045        0.23
   Illinois                               89         21,838,523        2.54
   Indiana                                 6            954,339        0.11
   Kansas                                  2            859,999        0.10
   Kentucky                                9          1,413,786        0.16
   Louisiana                              11          2,314,322        0.27
   Massachusetts                          34         10,364,764        1.20
   Maryland                              184         35,868,903        4.17
   Maine                                   2            207,323        0.02
   Michigan                               14          3,897,755        0.45
   Minnesota                              25          5,961,368        0.69
   Missouri                               18          2,553,044        0.30
   Mississippi                             1            129,470        0.02
   Montana                                 2            362,619        0.04
   North Carolina                         77         12,561,355        1.46
   North Dakota                            1            125,878        0.01
   New Hampshire                           6          1,675,676        0.19
   New Jersey                             33         11,822,261        1.37
   New Mexico                              9          1,257,718        0.15
   Nevada                                115         25,713,419        2.99
   New York                               49         17,898,915        2.08
   Ohio                                   38          4,915,840        0.57
   Oklahoma                                4            301,650        0.04
   Oregon                                 45          8,784,218        1.02
   Pennsylvania                           32          6,014,670        0.70
   Rhode Island                            7          1,676,151        0.19
   South Carolina                         23          4,071,885        0.47
   South Dakota                            5            969,018        0.11
   Tennessee                              27          4,405,492        0.51
   Texas                                  68         14,513,663        1.69
   Utah                                   31          5,272,094        0.61
   Virginia                              171         40,580,319        4.72
   Washington                             94         21,391,972        2.49
   Wisconsin                               2            187,635        0.02
   West Virginia                           2            295,068        0.03
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

______________

*    No more  than  approximately  0.44%  of the  Mortgage  Loans  by  Scheduled
     Principal Balance will be secured by properties located in any one zip code area.

                   Credit Scores as of the Date of Origination
                    of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Range of Credit Scores                 Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------    ----------
              NA                          18        $ 3,573,886        0.42%
             470 - 499                     4          1,314,279        0.15
             500 - 549                    12          1,964,189        0.23
             550 - 574                    11          3,844,457        0.45
             575 - 599                     7          2,086,275        0.24
             600 - 619                     9          2,443,126        0.28
             620 - 639                    49         16,460,120        1.91
             640 - 659                   461        113,627,960       13.20
             660 - 679                   568        138,730,361       16.12
             680 - 699                   691        156,539,897       18.19
             700 - 719                   526        118,437,867       13.76
             720 - 739                   443         94,312,699       10.96
             740 - 759                   386         86,193,047       10.02
             760 - 779                   312         70,779,088        8.22
             780 - 799                   171         39,061,148        4.54
             800 - 819                    50         11,192,556        1.30
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

   Weighted Average Credit Score:             704

          Property Types of the Mortgage Properties in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Property Type                          Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
   2-4 Family                            294       $ 82,411,743        9.58%
   CO-OP                                   2          1,312,500        0.15
   Condo                                 375         74,158,516        8.62
   PUD                                   934        207,147,258       24.07
   Single Family                       2,097        493,290,747       57.32
   Townhouse                              16          2,240,189        0.26
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

            Occupancy Status of Mortgage Properties in Total Portfolo

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Occupancy Status                       Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------    ----------
   Investor                            1,270      $ 230,181,846       26.75%
   Owner Occupied                      2,324        601,693,258       69.92
   Second Home                           124         28,685,850        3.33
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

              Loan Purpose of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Loan Purpose                           Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
   Cash Out Refinance                    741      $ 192,370,173       22.35%
   Purchase                            2,462        535,846,363       62.27
   Rate/Term Refinance                   515        132,344,418       15.38
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

            Documentation Type of the Mortgage Loans Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Documentation Type                     Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
   Full Documentation                  1,209      $ 266,915,857       31.02%
   No Documentation                      584        128,457,418       14.93
   Reduced Documentation               1,925        465,187,679       54.06
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

   Original Terms to Stated Maturity of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Original Term                          Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
   180 Months                              6          $ 842,009        0.10%
   240 Months                              2            293,517        0.03
   300 Months                              1             16,340        0.00
   360 Months                          3,709        859,409,087       99.87
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

   Minimum Original Term to Stated Maturity   (Mths):   180
   Maximum Original Term to Stated Maturity   (Mths):   360
   Weighted Average Orig. Term to Stated Mat. (Mths):   360

   Remaining Terms to Stated Maturity of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Stated Remaining Term                  Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
              60 - 119                     8          $ 548,534        0.06%
             120 - 179                    14          1,524,978        0.18
             180 - 239                     9          1,470,193        0.17
             240 - 299                    40         15,287,684        1.78
             300 - 359                 3,467        806,188,471       93.68
             360                         180         35,541,094        4.13
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

   Minimum Remaining Term to Stated Maturity (Mths):    82
   Maximum Remaining Term to Stated Maturity (Mths):   360
   Weighted Average Rem. Term to Stated Mat. (Mths):   354

                Index of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Index                                  Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
   1 Mo Libor                             59       $ 17,446,355        2.03%
   1 Year CMT                            131         47,521,990        5.52
   1 Year Libor                          850        201,263,466       23.39
   6 Month CMT                             5            246,315        0.03
   6 Month Libor                       2,668        593,333,616       68.95
   COFI                                    5            749,211        0.09
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

       Rate Adjustment Frequency of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Rate Adjustment Frequency              Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
   1 Month                                64       $ 18,195,567        2.11%
   6 Month                             2,673        593,579,930       68.98
   12 Month                              981        248,785,457       28.91
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

   Months to Next Rate Adjustment* of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Months to Next Rate Adjustment         Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
               0 - 3                     127       $ 38,310,440        4.45%
               4 - 6                      54          9,926,248        1.15
               7 - 9                       6          1,185,035        0.14
              10 - 12                     12          2,854,636        0.33
              13 - 15                      2            624,013        0.07
              16 - 18                      8          2,487,325        0.29
              19 - 21                     14          4,913,095        0.57
              22 - 24                     25          5,798,306        0.67
              25 - 27                     24          7,900,239        0.92
              28 - 30                     11          2,825,310        0.33
              31 - 33                     83         19,187,649        2.23
              34 - 36                    535        134,090,554       15.58
              40 - 42                      2            705,750        0.08
              43 - 45                      3          1,399,900        0.16
              46 - 48                      7          1,790,402        0.21
              49 - 51                     28         10,519,967        1.22
              52 - 54                     27          9,181,434        1.07
              55 - 57                    656        150,938,910       17.54
              58 - 60                  2,012        434,457,843       50.49
              67 - 69                      1            183,462        0.02
              73 - 75                      1            396,300        0.05
              79 - 81                     21          4,690,983        0.55
              82 - 84                     23          4,303,678        0.50
              85 - 87                     10          4,153,726        0.48
             118 - 120                    26          7,735,749        0.90
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

   Weighted Average Months to Next Rate Adjustment:  50

______________

*    Months to next  rate  adjustment  is  calculated  by using  the first  rate adjustment  date for the loans  still in a hybrid  period and by using next rate adjustment for loans that are fully indexed.

   Maximum Lifetime Mortgage Rate of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Maximum Mortgage Rates (%)             Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
           9.750 orLess                  254       $ 59,115,510        6.87%
           9.751 - 10.000                300         69,655,829        8.09
          10.001 - 10.250                298         71,810,836        8.34
          10.251 - 10.500                462        105,140,633       12.22
          10.501 - 10.750                492        115,965,556       13.48
          10.751 - 11.000                579        127,292,094       14.79
          11.001 - 11.250                351         71,093,766        8.26
          11.251 - 11.500                362         87,067,193       10.12
          11.501 - 11.750                216         53,871,719        6.26
          11.751 - 12.000                145         34,400,594        4.00
          12.001 - 12.250                 82         19,839,012        2.31
          12.251 - 12.500                 61         16,447,480        1.91
          12.501 - 12.750                 22          6,982,940        0.81
          12.751 - 13.000                 41          9,420,688        1.09
          13.001 - 13.250                 11          4,216,250        0.49
          13.251 - 13.500                 18          5,260,372        0.61
          13.501 - 13.750                  4            900,155        0.10
          13.751 - 14.000                  6          1,189,093        0.14
          14.251 - 14.500                  2            256,120        0.03
          14.501 - 14.750                  2            158,892        0.02
          15.501 - 15.750                  1             60,525        0.01
          15.751 - 16.000                  2             63,194        0.01
          16.001 orGreater                 7            352,502        0.04
                                  ------------------------------------------
       Total                           3,718      $ 860,560,954      100.00%
                                  ==========================================

   Weighted Average Maximum Mortgage Rate:    10.892%

           Periodic Rate Cap of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Periodic Rate Cap (%)                  Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
     No Cap                               35        $ 8,081,401        0.94%
     1.000                             2,431        546,513,845       63.51
     2.000                             1,242        304,514,792       35.39
     2.500                                 1             24,111        0.00
     2.625                                 1             39,083        0.00
     2.890                                 1             30,021        0.00
     3.000                                 7          1,357,700        0.16
                                     ---------------------------------------
         Total                         3,718      $ 860,560,954      100.00%
                                     =======================================

     Weighted Average Periodic Rate Cap:             1.361%

            Initial Rate Cap of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Initial Rate Cap (%)                   Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
     No Cap                               35        $ 8,081,401        0.94%
     1.000                                86         18,703,443        2.17
     2.000                                89         27,645,677        3.21
     3.000                               169         37,366,678        4.34
     5.000                             3,096        720,176,169       83.69
     6.000                               229         44,469,766        5.17
     6.125                                 5            951,747        0.11
     6.250                                 3            648,000        0.08
     6.375                                 1            300,000        0.03
     6.500                                 2            474,773        0.06
     6.950                                 1            662,500        0.08
     7.300                                 1            643,400        0.07
     7.450                                 1            437,400        0.05
                                 -------------------------------------------
         Total                         3,718      $ 860,560,954      100.00%
                                 ===========================================

     Weighted Average Initial Rate Cap:              4.787%

             Gross Margin of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Gross Margins(%)                       Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
             1.501 - 2.000                52       $ 12,229,912        1.42%
             2.001 - 2.500             2,779        607,409,658       70.58
             2.501 - 3.000               857        231,475,799       26.90
             3.001 - 3.500                18          5,866,014        0.68
             3.501 - 4.000                 7          2,871,250        0.33
             4.001 - 4.500                 4            665,850        0.08
             6.501 - 7.000                 1             42,471        0.00
                                 -------------------------------------------
         Total                         3,718      $ 860,560,954      100.00%
                                 ===========================================

     Weighted Average Gross Margin:                  2.400%

         Interest Only Feature of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
                                 of Mortgage      Oustanding as    Mortgage
Interest Only Feature                  Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
     None                              1,028      $ 226,916,703       26.37%
     3 Years                             428        112,486,762       13.07
     5 Years                             777        195,134,493       22.68
     7 Years                              23          6,660,382        0.77
     10 Years                          1,462        319,362,614       37.11
                                 -------------------------------------------
         Total                         3,718      $ 860,560,954      100.00%
                                 ===========================================

   Original Prepayment Penalty Term of the Mortgage Loans in Total Portfolio

                                                      Aggregate
                                                      Scheduled
                                                      Principal
                                   Number of            Balance        % of
Original Prepayment Penalty      of Mortgage      Oustanding as    Mortgage
Term (months)                          Loans    of Cut-off Date       Loans
------------------------------   -----------     --------------   ---------
     None                              2,305      $ 562,964,898      65.42%
     6                                    27         11,390,194       1.32
     7                                    14          3,410,509       0.40
     12                                   40         11,800,123       1.37
     24                                    7          1,929,552       0.22
     36                                  833        169,131,913      19.65
     60                                  492         99,933,764      11.61
                                 ------------------------------------------
         Total                         3,718      $ 860,560,954     100.00%
                                 ==========================================